As filed with the United States Securities and Exchange Commission on September 27, 2005

                                                             Registration No. __
================================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          AMENDMENT NO. 1 TO FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                   Nevada                                 Nexicon, Inc.                                13-3389415
                   ------                                 -------------                                ----------
       (State or Other Jurisdiction of         (Name of Registrant in Our Charter)        (I.R.S. Employer Identification No.)
                Incorporation
              or Organization)
                                                              7389                                   Richard Urrea
           400 Gold SW, Suite 1000                (Primary Standard Industrial                  400 Gold SW, Suite 1000
        Albuquerque, New Mexico 87102              Classification Code Number)               Albuquerque, New Mexico 87102
               (505) 248-0000                                                                        (505) 248-0000
 (Address and telephone number of Principal                                           (Name, address and telephone number of agent
  Executive Offices and Principal Place of                                                            for service)
                  Business)

                                                             Copies to:
               Clayton E. Parker, Esq.                                                      Christopher J. DeLise, Esq.
     Kirkpatrick & Lockhart Nicholson Graham LLP                                    Kirkpatrick & Lockhart Nicholson Graham LLP
        201 S. Biscayne Boulevard, Suite 2000                                          201 S. Biscayne Boulevard, Suite 2000
                 Miami, Florida 33131                                                           Miami, Florida 33131
                    (305) 539-3300                                                                 (305) 539-3300
            Telecopier No.: (305) 358-7095                                                 Telecopier No.: (305) 358-7095

      Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. |_|

      If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                              CALCULATION OF REGISTRATION FEE
============================================================================================================================
                                                                                               Proposed
                                                                              Proposed         Maximum
                                                                              Maximum         Aggregate        Amount Of
            Title Of Each Class Of                    Amount To Be         Offering Price      Offering      Registration
         Securities To Be Registered                   Registered          Per Share (1)      Price (1)         Fee(3)
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per share           205,828,496 shares (2)      $0.026      $5,351,540.89         $629.88
----------------------------------------------------------------------------------------------------------------------------
TOTAL                                              205,828,496 shares (2)      $0.026      $5,351,540.89         $629.88
============================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the closing price on July 7, 2005.

(2) Of these shares, 164,000,000 shares are being registered under the 2005 Standby Equity Distribution Agreement by and between Nexicon, Inc. and Cornell Capital Partners, LP, 36,000,000 shares are being registered underlying the 2005 Secured Convertible Debentures issued to Cornell Capital Partners by Nexicon, and 5,828,496 shares are being registered on behalf of other selling shareholders as described herein.

(3) The registration fee was previously paid as part of the Registration Statement filed with the United States Securities and Exchange Commission on July 15, 2005.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                                 Subject to completion, dated September 27, 2005

                                  NEXICON, INC.
                       205,828,496 Shares of Common Stock

      This Prospectus relates to the sale of up to 205,828,496 shares of common stock of Nexicon, Inc. by certain persons who are stockholders of Nexicon. The selling stockholders consist of:

      Cornell Capital Partners, LP, which intends to sell up to an aggregate amount of 200,000,000 shares of Nexicon common stock, which includes 164,000,000 shares of common stock issued under the 2005 Standby Equity Distribution Agreement, and 36,000,000 shares of common stock underlying the 2005 Secured Convertible Debentures.

      Other selling stockholders, who intend to sell up to an aggregate amount of 5,828,496 shares of Nexicon common stock previously issued in various financing transactions with Nexicon.

      Please refer to "Selling Stockholders" beginning on Page 15 of this Prospectus.

      Nexicon is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. Nexicon will, however, receive proceeds from the sale of common stock under the 2005 Standby Equity Distribution Agreement. All costs associated with this registration will be borne by Nexicon.

      The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. These prices will fluctuate based on the demand for the shares of our common stock. On September 20, 2005, the closing price of our common stock was $0.021 per share.

      Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933, as amended, in connection with the sale of common stock under the 2005 Standby Equity Distribution Agreement. Pursuant to the 2005 Standby Equity Distribution Agreement, Cornell Capital Partners will pay Nexicon 99% of the lowest volume weighted average price of the common stock during the five consecutive trading days immediately following the advance notice date. The 1% purchase price discount on the purchase of the common stock to be received by Cornell Capital Partners, and the 490,000 shares issued as a one-time commitment fee under the 2005 Standby Equity Distribution Agreement, are underwriting discounts. In addition, Cornell Capital Partners is entitled to retain 5% of the proceeds raised by Nexicon under the 2005 Standby Equity Distribution Agreement.

      Nexicon's common stock is dually quoted on the Over-the-Counter Bulletin Board and Pink Sheets under the symbol "NXCN.OB."

      These securities are speculative and involve a high degree of risk. Please refer to "Risk Factors" beginning on Page 6 of this Prospectus.

      Neither the United States Securities and Exchange Commission nor any state securities regulators have approved or disapproved of these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

               The date of this Prospectus is September 27, 2005.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY............................................................1
THE OFFERING..................................................................3
SUMMARY FINANCIAL INFORMATION.................................................5
RISK FACTORS..................................................................8
FORWARD-LOOKING STATEMENTS...................................................14
SELLING STOCKHOLDERS.........................................................15
USE OF PROCEEDS..............................................................21
DILUTION ....................................................................22
THE STANDBY EQUITY DISTRIBUTION AGREEMENT....................................23
PLAN OF DISTRIBUTION.........................................................25
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION....................27
DESCRIPTION OF BUSINESS......................................................35
MANAGEMENT...................................................................38
DESCRIPTION OF PROPERTY......................................................41
LEGAL PROCEEDINGS............................................................42
PRINCIPAL STOCKHOLDERS.......................................................43
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................44
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY
   AND OTHER SHAREHOLDER MATTERS ............................................45
DESCRIPTION OF SECURITIES....................................................49
EXPERTS .....................................................................52
LEGAL MATTERS................................................................52
HOW TO GET MORE INFORMATION..................................................52
FINANCIAL STATEMENTS........................................................F-1
PART II  ..................................................................II-1

                               PROSPECTUS SUMMARY

History

      Nexicon, Inc., a Nevada corporation formerly known as Cyco.net, Inc. (the "Company" or "Nexicon"), is the successor corporation to AVE, Inc. The Company was an e-commerce business until July 2003 when it sold the assets of its cigarette e-tail business. The Company's current business consists of two operating segments: (i) billing software, and (ii) computer network and internet security software. The CHARON billing solution, a next-generation platform, combines network management modules for the integration, provisioning, invoicing, and maintenance of end-users, all via a convergent interface. We believe that the integrated billing system offers easy installation, low infrastructure costs, and value-added service, and enables service providers to innovate, streamline, and position for growth, while maintaining a cohesive, efficient billing and customer service management system. The ComSecure Controller is a comprehensive network management and security device that is often leveraged in consulting opportunities. We believe that Nexicon's cybercrime intelligence tool addresses network security. Serving customers in commercial and government markets, Nexicon combines its expertise and nexus of technologies to provide, in our opinion, a comprehensive solution that takes into consideration the entire value chain of customer environments. In addition, the CHARON billing system's core data extraction engine can be used as a stand-alone solution or in conjunction with the ComSecure security solutions, offering individual solutions for large and small corporations that facilitate a company's billing processes while maintaining network security.

Going Concern

      The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

      Our independent auditors added an explanatory paragraph to their audit opinions issued in connection with the financial statements for the years ended December 31, 2004, 2003 and 2002, which state that Nexicon has suffered recurring losses from operations and has working capital and stockholder deficits. These factors raise substantial doubt about the Company's ability to continue as a going concern.

      The Company has experienced losses from operations as a result of investments necessary to achieve its operating plan, which is long-range in nature. For the year ended December 31, 2004, the Company incurred a net loss of $5,488,455 and for the six months ended June 30, 2005, the Company incurred a net loss of $1,922,884. At June 30, 2005, the Company had a working capital deficit of $2,275,178 and stockholders' deficit of $2,590,913. In addition the Company is subject to legal action. Specifically, on January 28, 2003, the Company was named in a civil suit filed by the City of New York as one of approximately a dozen defendants who engaged in the business of Internet online cigarette sales. The suit alleges that the Company failed to report the names and addresses of its customers to taxing authorities. The extent of the City's damages is to be determined at trial. The Company's ability to continue as a going concern is contingent upon its ability to secure financing and attain profitable operations. In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates. The Company purchased a wholly-owned subsidiary, Pluto Communications International AS ("Pluto") and through its "CHARON" Billing and Operational Support System sales, in conjunction with ComSecure(C) Controller sales, through its wholly-owned subsidiary Orion Security Systems, Inc. ("OSSI"), hopes to attain profitable operations.

      The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

      To attempt to address the issues underlying the going concern qualification in the auditor's report, we are pursuing new business opportunities. For example, on July 13, 2005, Nexicon signed a 6-month contract with the Motion Picture Association of America for the use of one of our security products. Nexicon believes that this contract will open the door to other contracts for this product. In addition, the Company has recently cut operating expenses.

The Offering

      Nexicon cannot predict the actual number of shares of common stock that will be issued pursuant to the 2005 Standby Equity Distribution Agreement (" 2005 SEDA") with Cornell Capital Partners, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and Nexicon has not determined the total amount of advances it intends to draw. It may be necessary for Nexicon's shareholders to approve an increase in Nexicon's authorized common stock for Nexicon to register additional shares of common stock in order to have sufficient authorized shares available to draw down the full amount under the 2005 SEDA. In the event we desire to draw down any available amounts remaining under the 2005 Standby Equity Distribution Agreement, after we have issued 164,000,000 shares being registered in the accompanying Registration Statement and assuming we have obtained shareholder approval to increase our authorized common stock, we will have to file a new Registration Statement to cover such additional shares which we will issue for additional draw-downs under the 2005 SEDA. In the event that Cornell Capital Partners does not sell the shares of our common stock that have been issued to it after they receive an advance from us in order to keep them below 9.9% beneficial ownership, the potential adverse impact on our ability to receive funds under the 2005 SEDA given Cornell Capital Partners' current 4.99% ownership in Nexicon, would be that we would not be able to access funds under the 2005 SEDA and we would not have sufficient funds to continue operations beyond December 31, 2005.

      The sale of shares pursuant to the 2005 SEDA will have a dilutive impact on Nexicon stockholders. At a recent stock price of $0.021 per share, Nexicon would have to issue 962,000,962 shares of common stock to draw down the entire $20,000,000 available under the 2005 SEDA. Nexicon is only registering 164,000,000 shares of its common stock under the 2005 SEDA in the accompanying Registration Statement, which at a recent stock price of $0.021 per share, Nexicon would be able to receive maximum gross proceeds of $3,409,560 under the 2005 SEDA. Upon issuance, these shares would represent approximately 57.88% of Nexicon then issued and outstanding common stock as of September 15, 2005.

      The significant downward pressure on Nexicon's stock price caused by the sale of a significant number of shares under the 2005 Standby Equity Distribution Agreement could cause Nexicon's stock price to decline, thus allowing short sellers of Nexicon stock an opportunity to take advantage of any decrease in the value of Nexicon stock. The presence of short sellers in Nexicon's common stock may further depress the price of Nexicon's common stock.

      Nexicon is registering 205,828,496 shares of common stock in this offering, of which 5,828,496 are currently issued and outstanding. These shares represent approximately 41.16% of Nexicon's authorized capital stock and would upon issuance represent approximately 64.45% of the then issued and outstanding common stock and Nexicon anticipates all such shares will be sold in this offering. If all or a significant block of these shares are held by one or more shareholders working together, then such shareholder or shareholders would have enough shares to exert significant influence on Nexicon in an election of directors.

About Us

      Our principal office is located at 400 Gold S.W., Suite 1000, Albuquerque, New Mexico 87102. Our telephone number is (505) 248-0000.

                                  THE OFFERING

      This offering relates to the sale of common stock by certain persons who are Nexicon stockholders. The selling stockholders consist of:

      Cornell Capital Partners, which intends to sell up to an aggregate amount of 200,000,000 shares of Nexicon common stock, which, based on a recent stock price of $0.021 per share, includes 164,000,000 shares pursuant to the 2005 Standby Equity Distribution Agreement by and between Nexicon and Cornell Capital Partners, and 36,000,000 shares underlying the 2005 Secured Convertible Debentures issued by Nexicon to Cornell Capital Partners.

      Other selling stockholders, which intend to sell up to an aggregate amount of 5,828,496 shares of Nexicon common stock previously issued in various financing transactions with Nexicon.

      Pursuant to the 2005 Standby Equity Distribution Agreement (the "2005 SEDA"), Nexicon may, at its discretion, periodically issue and sell to Cornell Capital Partners shares of its common stock for a total purchase price of $20,000,000. Whether we choose to issue and sell stock is entirely at our discretion; however, (i) the amount of each advance is subject to a maximum amount of $300,000; (ii) we may not submit an advance within six trading days of a prior advance; (iii) the Company may only submit advances within the 24-month term of the 2005 SEDA; (iv) we must have sufficient shares available at the time we make an advance request under the 2005 SEDA so that we can sell the required amount of stock to Cornell at the then-current market price of our common stock pursuant to the terms of the SEDA (given that the 2005 SEDA is for a maximum of $20 million, the total number of shares currently outstanding, and the current price of the stock, we are limited in our ability to draw down significant amounts under the 2005 SEDA because we would not have a sufficient number of shares to sell to Cornell Capital Partners in connection therewith without amending our Article of Incorporation to increase the total number of authorized shares of stock), (v) the maximum aggregate amount that we can draw down under the 2005 SEDA is $20 million, and (vi) we cannot make an advance request if in honoring such request Cornell Capital Partners would be compelled to purchase shares of common stock, which, when added to their then-current holdings, would cause Cornell Capital Partners to own in excess of 9.9% of the stock of the Company.

      Cornell Capital Partners will purchase the shares of common stock for 99% of the lowest volume weighted average price of Nexicon common stock during the five consecutive trading days immediately following notice of Nexicon's intent to make a draw down under the 2005 SEDA. In addition, Cornell Capital Partners is entitled to retain 5% of the proceeds raised by Nexicon under the 2005 SEDA. Cornell Capital Partners intends to sell any shares purchased under the 2005 SEDA at the then-prevailing market price. There are substantial risks to investors as a result of the issuance of shares of common stock under the 2005 SEDA. These risks include dilution of shareholders, significant decline in the Company's stock price and the inability of the Company to draw sufficient funds when needed.

      Based on Nexicon's recent stock price of $0.021 per share, Nexicon would have to issue to Cornell Capital Partners 962,000,962 shares of its common stock in order to draw down the entire $20,000,000 available to Nexicon under the 2005 SEDA. We are registering 164,000,000 shares of our common stock under the 2005 SEDA. As of September 15, 2005, Nexicon had 119,312,402 shares of common stock issued and outstanding.

      There is an inverse relationship between our stock price and the number of shares to be issued under the 2005 SEDA. That is, as our stock price declines, we would be required to issue a greater number of shares under the 2005 SEDA for a given advance. This inverse relationship is demonstrated by the following table, which shows the number of shares to be issued under the 2005 SEDA at a recent price of $0.021 per share and 25%, 50% and 75% discounts to the recent price.

Market Price:                   $0.021      $0.01575       $0.0105      $0.00525
Purchase Price:               $0.02079    $0.0155925   $0.01039500    $0.0051975
No. of Shares(1):          164,000,000   164,000,000   164,000,000   164,000,000
Total Outstanding (2):     283,312,402   283,312,402   283,312,402   283,312,402
Percent Outstanding (3):        57.88%        57.88%        57.88%        57.88%
Net Cash to Nexicon:(4)     $3,154,082    $2,344,311    $1,534,541      $724,771

-----------------

(1) Represents the number of shares of common stock to be issued to Cornell Capital Partners under the 2005 Standby Equity Distribution Agreement at the prices set forth in the table, assuming sufficient authorized shares are available.

(2) Represents the total number of shares of common stock outstanding after the issuance of the shares to Cornell Capital Partners under the 2005 Standby Equity Distribution Agreement.

(3) Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.

(4) Net cash equals gross proceeds minus the 5% retainage and minus $85,000 in assumed offering expenses and filing fees.

Common Stock Offered                            205,828,496  shares  by  selling
                                                stockholders

Offering Price                                  Market price

Common Stock Outstanding Before the Offering    119,312,402    shares   (as   of
                                                September 15, 2005)

Use of Proceeds                                 We will not receive any proceeds
                                                of  the  shares  offered  by the
                                                selling    stockholders.     Any
                                                proceeds  we  receive  from  the
                                                sale of common  stock  under the
                                                2005 Standby Equity Distribution
                                                Agreement   will  be  used   for
                                                general  corporate  and  working
                                                capital  purposes.  See  "Use of
                                                Proceeds."

Risk Factors                                    The  securities  offered  hereby
                                                involve  a high  degree  of risk
                                                and    immediate     substantial
                                                dilution. See "Risk Factors" and
                                                "Dilution."

Over-the-Counter Bulletin Board Symbol          "NXCN.OB"

                          SUMMARY FINANCIAL INFORMATION

      The following is a summary of Nexicon's financial statements, which are included elsewhere in this Prospectus. You should read the following data together with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this Prospectus as well as with Nexicon's financial statements and the notes thereto. Certain amounts presented in the previous years' financial statements have been reclassified to conform to the current year presentation.

                         CONSOLIDATED BALANCE SHEET DATA
                                FOR NEXICON, INC.

                                                         For The Six         For The Six      For the Year     For the Year
                                                         Months Ended       Months Ended         Ended             Ended
                                                        June 30, 2005       June 30, 2004     December 31,     December 31,
                                                         (Unaudited)         (Unaudited)          2004             2003
                                                        ------------        ------------     ------------     ------------
CURRENT ASSETS
  Cash                                                  $     24,968        $     56,818     $      5,874     $      9,299
Restricted cash                                                  878                  --           23,688               --
  Receivables, net of allowance for doubtful                  19,635                  --           11,813               --
    accounts of $1,373 as of June 30, 2005; and
    $40,297 as of December 31, 2004
  Receivables - trade                                             --                  --               --               --
  Receivables - related parties                                5,474                  --            8,325               --
  Receivables - ACC                                               --                  --           64,036          139,752
  Receivable - AIC                                            54,674             110,593               --               --
  Interest receivable - AIC                                      382                  --               --               --
  Financing costs                                                 --                  --          117,600               --
  Prepaid expense                                              3,173                  --              269               --
                                                        ------------        ------------     ------------     ------------
      Total current assets                                   109,184             167,411          231,605          149,051
                                                        ------------        ------------     ------------     ------------

PROPERTY AND EQUIPMENT, net of accumulated                    36,854               3,201           24,628            1,600
  depreciation of $131,021 as of June 30, 2005;         ------------        ------------     ------------     ------------
  ($6,687 as of June 30, 2004; $127,196 as of
  December 31, 2004; and $1,269 as of
  December 31, 2003)

OTHER ASSETS
  Financing cost, net                                             --              25,318           42,400               --
  Deferred offering costs
  Investment in Mercury                                      147,851              29,915          147,851               --
  Deposit                                                      3,895               1,905            7,087            1,905
                                                        ------------        ------------     ------------     ------------
    Total other assets                                       151,746              57,138          197,338               --
                                                        ------------        ------------     ------------     ------------

                                                        $    297,784        $    227,750     $    453,571     $    152,556
                                                        ============        ============     ============     ============

LIABILITIES AND STOCKHOLDERS' (DEFICIT)
CURRENT LIABILITIES
  Accounts payable and accrued expenses                 $    598,668        $    332,916     $    664,388     $    281,968
  Accounts payable - related party                                --                  --               --               --
  Notes payable - related party                                   --                  --               --            1,000
  Notes payable - Cornell Partners                         1,000,000                  --          150,000               --
  Notes and interest payable - related party                      --               1,000               --               --
  Interest payable -  related party                               --                  --               --               --
  Accrued interest - Cornell Partners                         61,559                  --               --               --
  Accrued expenses - shareholders                            377,771                  --          399,337               --
  Accrued expenses - related party                                --             349,802               --          300,000
  Deferred gain                                               37,563              93,355           46,925          122,641
                                                        ------------        ------------     ------------     ------------
    Total current liabilities                              2,003,561             777,073        1,260,650          705,609
                                                        ------------        ------------     ------------     ------------

                                                         For The Six         For The Six      For the Year     For the Year
                                                         Months Ended       Months Ended         Ended             Ended
                                                        June 30, 2005       June 30, 2004     December 31,     December 31,
                                                         (Unaudited)         (Unaudited)          2004             2003
                                                        ------------        ------------     ------------     ------------
CONVERTIBLE DEBENTURES                                       380,000             350,000          425,000               --
                                                        ------------        ------------     ------------     ------------
NET LIABILITIES OF DISCONTINUED OPERATIONS                   380,801             211,148          379,171          208,337
                                                        ------------        ------------     ------------     ------------
STOCKHOLDERS' (DEFICIT)
  Common stock, $0.001 par value, 500,000,000 shares         122,307              96,100          119,494           85,716
    authorized, 122,306,945 shares issued and
    outstanding as of June 30, 2005; 96,099,764
    issued and outstanding as of June 30, 2004;
    119,494,238 shares issued and outstanding as of
    December 31, 2004; 85,715,931 shares issued and
    outstanding as of December 31, 2003
  Additional paid-in capital                              13,269,947          10,112,042       12,719,552        7,697,969
  Deferred stock compensation                                (26,753)         (1,064,631)        (543,996)              --
  Stock subscription receivable                           (2,800,000)(1)      (2,800,000)      (2,800,000)      (2,800,000)
  Accumulated (deficit)                                  (13,156,414)         (7,453,982)     (11,233,530)      (5,745,075)
                                                        ------------        ------------     ------------     ------------
                                                          (2,590,913)         (1,110,471)      (1,738,480)        (761,390)
  Other comprehensive income:
    Currency translation adjustment                          124,335                  --          127,230               --
                                                        ------------        ------------     ------------     ------------
                                                          (2,466,578)                 --       (1,611,250)        (761,390)
                                                        $    297,784        $    277,750     $    453,571     $    152,556
                                                        ============        ============     ============     ============

(1) Effective on July 1, 2003, the Company agreed to sell its Internet tobacco products business to American CigCo, LLC ("ACC"). In conjunction with this purchase, ACC agreed to purchase 2 million shares of the Company's common stock. The aggregate purchase price was $3 million, consisting of the following two notes payable: (i) payment for the assets of the business is in the form of a promissory note in the principal amount of $200,000 payable in 12 equal monthly installments of $16,667 commencing on August 1, 2003 (the balance of the note was $64,036 at September 1, 2004) was $55,056; and (ii) payment for the 2 million shares of common stock is in the form of a promissory note in the principal amount of $2.8 million with interest accruing at 7% per annum, and payments of interest due annually commencing on July 31, 2004 and the principal amount due in full on July 31, 2008. As of September 1, 2005, no interest has been paid. The note was not secured.

         CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
                                FOR NEXICON, INC.
                                   (UNAUDITED)

                                                                                                   For the Year      For the Year
                                                                Six Months        Six Months           Ended             Ended
                                                              Ended June 30,    Ended June 30,       December          December
                                                                   2005              2004              2004              2003
                                                              -------------     -------------     -------------     -------------
Revenues                                                      $      56,314     $          --     $     495,990     $          --
                                                              -------------     -------------     -------------     -------------

Other Costs and Expenses
  Cost of goods sold                                                 42,853                --           355,766                --
  General and administrative expenses                             1,114,737         1,080,665         1,471,697           723,527
  Research and development                                               --                --            75,138                --
  Purchased research and development                                     --                --           601,260                --
  Non-cash stock compensation - general and administrative          525,243           462,976         1,850,105                --
  Loss on asset impairment                                               --                --           902,000         4,500,000
                                                              -------------     -------------     -------------     -------------
                                                                  1,682,833         1,543,641         5,255,966         5,223,527
                                                              -------------     -------------     -------------     -------------

    (Loss) from operations                                       (1,626,519)       (1,543,641)       (4,759,976)       (5,223,527)
                                                              -------------     -------------     -------------     -------------

Other income (expense):
  Interest income                                                     1,480             4,047             7,510             5,100
  (Loss) on sale of assets of discontinued operations                    --                --                --                --
  Interest expense                                                  (59,331)           (1,149)             (771)           (2,603)
  Interest expense - non-cash                                      (160,000)               --           (85,200)               --
                                                              -------------     -------------     -------------     -------------
                                                                   (217,851)             2898            75,716            53,897
                                                              -------------     -------------     -------------     -------------
                                                                                                         (2,745)           56,394

    (Loss) Before Income Taxes (Benefit)                         (1,844,370)       (1,540,743)       (4,762,721)       (5,167,133)
                                                              -------------     -------------     -------------     -------------

Income tax (benefit)                                                (21,000)          (67,000)         (247,000)           99,000
                                                              -------------     -------------     -------------     -------------
  Loss before discontinued operations                            (1,823,370)       (1,473,743)       (4,515,721)       (5,266,133)

Discontinued operations:                                             29,286
  Gain on sale of assets of discontinued operations
  Net (loss) from discontinued operations, net of income            (85,404)         (264,450)         (972,734)          362,770
    taxes; and of income taxes (benefit) of $(247,000) and    -------------     -------------     -------------     -------------
    $99,000 respectively for the year ended December 31,
    2004 and 2003, respectively
    Net (loss)                                                   (1,922,884)        1,708,907        (5,488,455)       (4,903,363)

Other comprehensive income
  Foreign currency translation adjustment                            (2,895)               --            44,322                --
                                                              -------------     -------------     -------------     -------------
  Net comprehensive (loss)                                    $  (1,925,779)    $  (1,708,907)    $  (5,444,133)    $  (4,903,363)
                                                              =============     =============     =============     =============

Weighted average shares outstanding (basic and diluted)         119,036,303        91,232,956        96,573,504        34,499,292
                                                              =============     =============     =============     =============

Net (loss) per common share
  (Loss) from operations                                      $       (0.02)    $       (0.02)    $       (0.05)    $       (0.13)
  Income from discontinued operations                                 (0.00)            (0.00)            (0.01)            (0.01)
  Foreign currency translation adjustment                                --                --                --                --
                                                              -------------     -------------     -------------     -------------
                                                              $       (0.02)    $       (0.02)    $       (0.06)    $       (0.12)
                                                              =============     =============     =============     =============

                                  RISK FACTORS

      NEXICON IS SUBJECT TO VARIOUS RISKS THAT MAY MATERIALLY HARM ITS BUSINESS, FINANCIAL CONDITION, AND RESULTS OF OPERATIONS. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE DECIDING TO PURCHASE NEXICON'S COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCURS, NEXICON'S BUSINESS, FINANCIAL CONDITION, AND/OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF NEXICON'S COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

                          RISKS RELATED TO OUR BUSINESS

We Have Historically Lost Money and Losses May Continue In The Future, Which Could Have a Significant Negative Impact On Our Financial Conditions

      We have historically lost money. The Company has experienced losses from operations. For the six months ended from operations June 30, 2005, we incurred a net loss of $1,922,884. In the years ended December 31, 2004 and 2003, we had net losses from operations of $5,488,455 and $4,903,363, respectively. In addition, in 2003, the Company was subject to legal action related to its or its subsidiary's sale of cigarettes online in the City of New York, and the States of California, Washington, Oregon, Vermont and Texas. All of the suits, except the civil action with the City of New York, were settled in 2004. Future losses are likely to occur. Accordingly, we may experience significant liquidity and cash flow problems because historically our operations have not been profitable. Our ability to continue as a going concern will be dependent upon our ability to draw down on the 2005 Standby Equity Distribution Agreement which we have entered into with Cornell Capital Partners. If we incur any problems in drawing down on the 2005 Standby Equity Distribution Agreement, we may experience significant liquidity and cash flow problems. If we are not successful in reaching and maintaining profitable operations, we may not be able to attract sufficient capital to continue our operations. Our inability to obtain adequate financing will result in the need to curtail business operations and will likely result in a lower stock price.

We Have Been the Subject Of A Going Concern Opinion From Our Independent Auditors, Which Means That We May Not Be Able To Continue Operations Unless We Obtain Additional Funding

      Our independent auditors have added an explanatory paragraph to their audit opinions issued in connection with the financial statements for the years ended December 31, 2004, 2003 and 2002, which state that Nexicon has suffered recurring losses from operations and has working capital and stockholder deficits. These factors raise substantial doubt about the Company's ability to continue as a going concern. Those conditions continued through the second quarter of 2005 resulting in operating losses and liquidity shortages, including default conditions on certain notes payable and judgments payable to creditors.

      The accompanying financial statements have been presented assuming that Nexicon will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. For the six months ended June 30, 2005, the Company incurred a net loss of $1,922,884. At June 30, 2005, the Company has a working capital deficit of $2,275,178, and a stockholders' deficit of $2,590,913. Management anticipates that Nexicon will incur net losses for the immediate future, and expect Nexicon's operating expenses to increase significantly, and, as a result, Nexicon will need to generate monthly revenue if it is to continue as a going concern. In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates. The Company purchased a wholly-owned subsidiary, Pluto and through its CHARON Billing and Operational Support System sales, in conjunction with ComSecure(C) Controller sales, through its wholly-owned subsidiary OSSI, hopes to attain profitable operations. Our financial statements which accompany this Prospectus do not include any adjustments that might result from the outcome of this uncertainty.

We Will Need To Raise Additional Capital To Finance Operations, Which Will Potentially Dilute The Value Of Our Shareholders' Shares

      We have relied on significant external financing to fund our operations. Such financing has historically come from a combination of borrowings, including the 2005 Secured Convertible Debentures, sale of common stock to third parties and funds provided by certain officers and directors. We cannot assure you that new financing, whether from external sources or related parties, will be available if needed or on favorable terms to our Company. Our inability to obtain adequate financing will result in the need to curtail business operations. Any of these events would be materially harmful to our business and may result in a lower stock price. We will need to raise additional capital to fund our anticipated future expansion. Any additional financing may involve dilution to our then-existing shareholders, which could result in a decrease in the price of our shares. For example, the dilutive impact in connection with the $1.65 million cash advances under the 2004 Standby Equity Distribution Agreement was that 14,110,830 shares of free trading stock were issued. Prior to Cornell Capital Partners selling, the price of the Company's Common Stock was $0.2139 per share and the stock price on the last stock sale was $0.0258 per share.

      We are dependent upon external financing to fund our operations. Our financing needs are expected to be provided, in large part, by our 2005 Standby Equity Distribution Agreement with Cornell Capital Partners. The amount of each advance under the 2005 Standby Equity Distribution Agreement is subject to a maximum amount equal to $300,000 every six trading days. Because of this maximum advance restriction, we may not be able to access sufficient funds when needed. If the market price of our shares of common stock declines, we would be required to issue more shares of common stock in order to draw down the same dollar amount of an advance than if our stock price were higher.

We Are Subject To A Working Capital Deficit, Which Means That Our Current Assets On June 30, 2004 Were Not Sufficient To Satisfy Our Current Liabilities

      We had a working capital deficit of $2,275,178 as of June 30, 2005, which means that our current liabilities exceeded our current assets on June 30, 2005 by $2,275,178. Current assets are assets that are expected to be converted to cash within one year and, therefore, may be used to pay current liabilities as they become due. Our working capital deficit means that our current assets on June 30, 2005, were not sufficient to satisfy all of our current liabilities on that date.

Our Obligations Under The 2005 Secured Convertible Debentures Are Secured By All of Our Assets Which Cause Our Operations To Cease If We Default

      At September 1, 2005, the Company owed to Cornell Capital Partners, LP a total of $1,445,368 in debt and accrued interest thereon, consisting of the following: (i) a $1,000,000 promissory note, (ii) secured convertible secured debentures in the amount of $360,000, and (iii) $85,368 in interest payable. Our obligations under the 2005 Secured Convertible Debentures issued to Cornell Capital Partners are secured by substantially all of our assets. Pursuant to the terms of the foregoing promissory notes and debentures, all of the Company's non-cash assets have been pledged to Cornell Capital Partners as security for repayment of the Company's obligations to Cornell thereunder. The Company is not currently in default of any of its foregoing obligations to Cornell Capital Partners. However, if we default under the terms of the 2005 Secured Convertible Debentures, Cornell Capital Partners could foreclose its security interest and liquidate all of our assets. This would cease operations of our business.

Our Common Stock Is Deemed To Be "Penny Stock," Which May Make It More Difficult For Investors To Sell Their Shares Due To Suitability Requirements

      Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

      o     With a price of less than $5.00 per share;

      o     That are not traded on a "recognized" national exchange;

      o Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

      o In issuers with net tangible assets less than $2 million (if the issuer has been in continuous operation for at least three years) or $5 million (if in continuous operation for less than three years), or with average revenues of less than $6 million for the last three years.

      Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

Our Common Stock May Be Affected By Limited Trading Volume And May Fluctuate Significantly, Which May Affect Our Shareholders' Ability To Sell Shares Of Our Common Stock

      Prior to this filing, there has been a limited public market for our common stock and there can be no assurance that a more active trading market for our common stock will develop. An absence of an active trading market could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time. These factors may negatively impact our shareholders' ability to sell shares of our common stock.

The Sale Of Our Stock Under Our Standby Equity Distribution Agreement Could Encourage Short Sales By Third Parties, Which Could Contribute To The Future Decline Of Our Stock Price

      In many circumstances, the provision contained in the Standby Equity Distribution Agreement for companies that are traded on the Over-the-Counter Bulletin Board has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market's ability to take up the increased stock or if Nexicon has not performed in such a manner to show that the equity funds raised will be used to grow the Company. Such an event could place further downward pressure on the price of common stock. Under the terms of our 2005 Standby Equity Distribution Agreement, Nexicon may request numerous draw-downs pursuant to the terms of the 2005 SEDA. Even if the Company uses the 2005 SEDA to grow its revenues and profits or invest in assets which are materially beneficial to Nexicon the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of stock, the price decline that would result from this activity will cause the share price to decline more so which in turn may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock the price will decline.

      It is not possible to predict those circumstances whereby short sales could materialize or to what the share price could drop. In some companies that have been subjected to short sales, the stock price has dropped to near zero. This could happen to the Company's stock price.

We Are Subject To Price Volatility Due To Our Operations Materially Fluctuating; As A Result, Any Quarter-To-Quarter Comparisons In Our Financial Statements May Not Be Meaningful

      As a result of the evolving nature of the markets in which we compete, as well as the current nature of the public markets and our current financial condition, we believe that our operating results may fluctuate materially, as a result of which quarter-to-quarter comparisons of our results of operations may not be meaningful. If in some future quarter, whether as a result of such a fluctuation or otherwise, our results of operations fall below the expectations of securities analysts and investors, the trading price of our common stock would likely be materially and adversely affected. You should not rely on our results of any interim period as an indication of our future performance. Additionally, our quarterly results of operations may fluctuate significantly in the future as a result of a variety of factors, many of which are outside our control. These factors that may cause our quarterly results to fluctuate include, among others:

      o     our ability to retain existing clients and customers;

      o     our ability to attract new clients and customers at a steady rate;

      o     our ability to maintain client satisfaction;

      o     the extent to which our products gain market acceptance;

      o     the timing and size of client and customer purchases;

      o     introductions of products and services by competitors;

      o     price competition in the markets in which we compete;

      o     our ability to attract, train, and retain skilled management; and

      o     the amount and timing of  operating  costs and capital  expenditures
            relating  to  the  expansion  of  our  business,   operations,   and
            infrastructure.

We May Not Be Able To Compete Effectively In Markets Where Our Competitors Have More Resources

      Many of our competitors have longer operating histories, larger customer bases, longer relationships with clients, and significantly greater financial, technical, marketing, and public relations resources than Nexicon. Based on total assets and annual revenues, we are significantly smaller than many of our competitors. Similarly, we compete against significantly larger and better-financed companies in our business. We may not successfully compete in any market in which we conduct business currently or in the future. The fact that we compete with established competitors who have substantially greater financial resources and longer operating histories than us, enables them to engage in more substantial advertising and promotion and attract a greater number of customers and business than we currently attract. While this competition is already intense, if it increases, it could have an even greater adverse impact on our revenues and profitability.

We Could Fail To Attract or Retain Key Personnel And Will Be Harmed If Any Or All Of Them Leave

      Our success largely depends on the efforts and abilities of key executives and consultants, including Richard Urrea, our Chief Executive Officer, President and sole director. The loss of the services of Mr. Urrea could materially harm our business because of the cost and time necessary to replace and train a replacement. Such a loss would also divert management attention away from operational issues. We do not presently maintain a key-man life insurance policy on Mr. Urrea.

We Depend On Cornell Capital Partners As A Financing Source, Which Could Hamper Our Ability To Obtain Or Renew Funding From Third Parties

      At September 1, 2005, we owed to Cornell Capital Partners, LP a total of $1,445,368 in debt and accrued interest thereon, consisting of the following:
(i) a $1,000,000 promissory note, (ii) secured convertible debentures in the amount of $360,000, and (iii) $85,368 in interest payable. We are not currently in default of any of its foregoing obligations to Cornell Capital Partners. Pursuant to the terms of the foregoing promissory notes and debentures, all of our non-cash assets have been pledged to Cornell Capital Partners as security for repayment of our obligations to Cornell Capital Partners thereunder.

      Our dependence on Cornell Capital Partners for financing may hamper our ability to raise, obtain or renew funding from third parties. Third parties may not engage in financing arrangements with us because they would not want to be in a junior position to Cornell Capital Partners. Accordingly, we may be unable to obtain financing from out sources than Cornell Capital Partners, which in turn may affect our ability to raise additional funds for growth.

                         RISKS RELATED TO THIS OFFERING

Future Sales By Our Stockholders May Adversely Affect Our Stock Price And Our Ability To Raise Funds In New Stock Offerings

      Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 119,312,402 shares of common stock outstanding as of September 15, 2005, 28,877,490 shares are, or will be, freely tradable without restrictions

      Upon completion of this offering, and assuming all shares registered in this offering are resold in the public market, there will be an additional 200,000,000 shares of common stock outstanding. All of these shares of common stock may be immediately resold in the public market upon effectiveness of the accompanying Registration Statement.

Existing Shareholders Will Experience Significant Dilution From Our Sale Of Shares Under The 2005 Standby Equity Distribution Agreement And The Conversion Of The 2005 Secured Convertible Debentures

      The sale of shares pursuant to the 2005 Standby Equity Distribution Agreement will have a dilutive impact on our stockholders. For example, the dilutive impact in connection with the $1.65 million cash advances under the 2004 Standby Equity Distribution Agreement was that 14,110,830 shares of free trading stock were issued. Prior to Cornell Capital Partners selling, the price of the Company's common stock was $0.2139 per share and the stock price on the last stock sale was $0.0258 per share.

      As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price, the more shares of common stock we will have to issue under the 2005 Standby Equity Distribution Agreement to draw down the full amount. If our stock price is lower, then our existing stockholders would experience greater dilution.

The Selling Stockholders Intend To Sell Their Shares Of Common Stock In The Market, Which Sales May Cause Our Stock Price To Decline

      The selling stockholders intend to sell in the public market the shares of common stock being registered in this offering. That means that up to 200,000,000 shares of common stock, the number of shares being registered in this offering which are not currently outstanding, may be sold. Such sales may cause our stock price to decline.

Cornell Capital Partners Will Pay Less Than The Then-Prevailing Market Price And Will Have An Incentive To Sell Its Shares

      Cornell Capital Partners will purchase shares of our common stock pursuant to the 2005 SEDA a purchase price that is less than the then-prevailing market price of our common stock. Cornell Capital Partners will have an incentive to immediately sell any shares of Nexicon common stock that it purchases pursuant to the 2005 SEDA to realize a gain on the difference between the purchase price and the then-prevailing market price of our common stock. To the extent Cornell Capital Partners sells its common stock, our common stock price may decrease due to the additional shares in the market. This could allow Cornell Capital Partners to sell greater amounts of common stock, the sales of which would further depress the stock price.

The Sale Of Material Amounts Of Common Stock Under The Accompanying Registration Statement Could Encourage Short Sales By Third Parties

      The significant downward pressure on our stock price caused by the sale of a significant number of shares under the 2005 Standby Equity Distribution Agreement could cause our stock price to decline, thus allowing short sellers of our stock an opportunity to take advantage of any decrease in the value of our stock. The presence of short sellers in our common stock may further depress the price of our common stock.

The Price You Pay In This Offering Will Fluctuate

      The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

The Issuance Of Shares Of Common Stock Under This Offering Could Result In A Change Of Control

      We are registering 205,828,496 shares of common stock in this offering, of which 5,828,496 are currently issued and outstanding. These shares represent approximately 41.16% of our authorized capital stock and would upon issuance represent approximately 64.45% of the then issued and outstanding common stock and we anticipate all such shares will be sold in this offering. The risk to investors stemming from a change of control is that risk associated with the fact that the present management has a deep understanding of businesses and has established good relationships with critical employees, current customers and our potential customers, and accordingly, a change in control may lead to a loss in critical employees and/or customers and/or a period of time during which we are not operating at maximum efficiency due to the disruption caused by a change of control.

Cornell Capital Partners Will Pay Less Than The Then-Prevailing Market Price And Will Have An Incentive To Sell Its Shares, Which May Cause The Price Of Our Common Stock To Decline

      Cornell Capital Partners, LP ("Cornell") will purchase shares of our common stock pursuant to the 2005 Standby Equity Distribution Agreement ("SEDA") at a purchase price that is less than the then-prevailing market price of our common stock. Cornell will have an incentive to immediately sell any shares of our common stock that it purchases pursuant to the SEDA to realize a gain on the difference between the purchase price and the then-prevailing market price of our common stock. To the extent Cornell sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Cornell to sell greater amounts of common stock, the sales of which would further depress the stock price.

      Cornell may be deemed to beneficially own the shares of common stock to be issued to Cornell corresponding to a particular advance notice from us even before such shares of common stock have been delivered to it and may sell those shares before they have been delivered. Such sales may cause our stock price to decline.

                           FORWARD-LOOKING STATEMENTS

Forward-Looking Statements

      Information included or incorporated by reference in this Prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

      This Prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Business," as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur.

                              SELLING STOCKHOLDERS

      The following table presents information regarding the selling stockholders. A description of each selling stockholder's relationship to Nexicon and how each selling stockholder acquired or will acquire the shares to be sold in this offering is detailed in the information following this table.

                                               Percentage of     Shares to be                               Percentage of
                                   Shares       Outstanding     Acquired under                               Outstanding
                                Beneficially      Shares          the Standby                                  Shares
                                   Owned       Beneficially         Equity                                  Beneficially
         Selling                   Before      Owned Before      Distribution      Shares to be Sold in      Owned After
        Stockholder               Offering     Offering (1)        Agreement           the Offering           Offering
----------------------------   ------------   --------------   ----------------   -----------------------   -------------
Cornell Capital Partners, LP   5,953,688 (2)           4.99%    164,000,000 (3)            200,000,000(4)              0%
Teigland Eiendom AS            1,117,043 (5)           0.93%                  0                 1,117,043              0%
Mercury Mobile AS                827,820 (6)           0.69%                  0                   827,820              0%
Coffin Partners, LLC             818,000 (7)           0.68%                  0                   818,000              0%
Frank Mjos                       656,250 (8)           0.55%                  0                   656,250              0%
Toman Invest AS                  388,500 (9)           0.32%                  0                   388,500              0%
Tommy Stiansen                  362,500 (10)           0.30%                  0                   262,500              0%
Reidar Asphaug                  262,500 (11)           0.22%                  0                   262,500              0%
Svein Erik Fauskanger           262,500 (12)           0.22%                  0                   262,500              0%
Eiendomsgruppen Vest AS         242,498 (13)           0.20%                  0                   242,498              0%
Holberg Norden                  235,200 (14)           0.19%                  0                   235,200              0%
Holberg Norge                   216,972 (15)           0.18%                  0                   216,872              0%
Nordea Liv Norge AS             155,400 (16)           0.13%                  0                   155,400              0%
Holberg @                       133,980 (17)           0.11%                  0                   133,980              0%
Tommy Eide                           105,000               *                  0                   105,000              0%
Lie Invest AS                         38,850               *                  0                    38,850              0%
Rune Svendsen                         34,965               *                  0                    34,965              0%
Jens Petter Teigland                  31,248               *                  0                    31,248              0%
Vest Kapital AS                       26,250               *                  0                    26,250              0%
Anders Giske                           7,770               *                  0                     7,770              0%
Eivind Boe                             5,250               *                  0                     5,250              0%
                               -------------  --------------   ----------------   -----------------------   -------------

TOTAL                             12,085,851          10.13%                  0               205,828,496              0%
                               -------------  --------------   ----------------   -----------------------   -------------

-----------------

*    Less than 0.01%.

(1)   Applicable  percentage  of  ownership  is based on  119,312,402  shares of common stock outstanding as of September 15, 2005, together with securities exercisable or convertible into shares of common stock within 60 days of September 15, 2005. Beneficial ownership is determined in accordance with the rules of the United States Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of September 15, 2005 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Includes 5,953,688 under the 2005 Secured Convertible Debentures held by Cornell Capital Partners that are convertible into shares of common stock within 60 days of September 15, 2005. The terms of the 2005 Secured Convertible Debentures held by Cornell Capital Partners provide that, except upon an event of default or at maturity, in no event shall Cornell Capital Partners be entitled to convert the 2005 Secured Convertible Debentures for a number of shares which, upon giving effect to the conversion, would cause the aggregate number of shares beneficially owned by Cornell Capital Partners and its affiliates to exceed 4.99% of the total outstanding shares of Nexicon following such conversion.

(3) We are registering 164,000,000 shares of common stock to be resold by Cornell Capital Partners under the 2005 Standby Equity Distribution Agreement.

(4) The total amount of shares to be sold in the offering by Cornell Capital Partners is comprised of: (a) 36,000,000 shares which are being registered pursuant to the 2005 Secured Convertible Debentures in the aggregate principal amount of $380,000; and (b) 164,000,000 shares under the Standby Equity Distribution Agreement. Please note that the terms of the 2005 Secured Convertible Debentures held by Cornell Capital Partners provide that, except upon an event of default or at maturity, in no event shall Cornell Capital Partners be entitled to convert the 2005 Secured Convertible Debentures for a number of shares which, upon giving effect to the conversion, would cause the aggregate number of shares beneficially owned by Cornell Capital Partners and its affiliates to exceed 4.99% of the total outstanding shares of Nexicon following such conversion. Cornell Capital Partners, however, may surpass the 4.99% limitation of stock ownership described in the Convertible Secured Debentures by acquiring shares of Common Stock of the Company that are not issued as a result of conversion of the debentures (i.e., that are obtained, for example, by purchasing shares of stock upon the Company making an advance request under the Standby Equity Distribution Agreement and Cornell Capital Partners, LP honoring such request). Please also note that for the 2005 Secured Convertible Debentures conversion, we are assuming a market price of $0.021 per share.

(5) Acquired its shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto Communications, AS ("Pluto"). Mr. Jens Petter Teigland makes all investment decisions on behalf of the company.

(6) Acquired its shares in connection with November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Olav Berg makes all investment decisions on behalf of the company.

(7) Acquired its shares between November 2004 and June 2005 in connection with a consulting contract. Crocker Colson makes all investment decisions on behalf of the company.

(8) Acquired his shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Mijos makes all of his own investment decisions.

(9) Acquired its shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Tom Adolfsen makes all investment decisions on behalf of the company.

(10) Acquired his shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto, and 100,000 shares on June 7, 2005 as non-cash stock compensation . Mr. Stiansen makes all of his own investment decisions.

(11) Acquired 262,500 shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Asphaug makes all investment decisions on behalf of the trust.

(12) Acquired his shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Fauskanger makes all his own investment decisions.

(13) Acquired his shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Tommy Eide makes all investment decisions on behalf of the company.

(14) Acquired its shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Hogne Tyss0y makes all investment decisions on behalf of the company.

(15) Acquired its shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Hogne Tyss0y makes all investment decisions on behalf of the company.

(16) Acquired its shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Egil Herman Sjursen makes all investment decisions on behalf of the company.

(17) Acquired its shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Hogne Tyss0y makes all investment decisions on behalf of the company.

Shares Acquired In Financing Transactions With Cornell Capital Partners

      Cornell Capital Partners, LP is the investor under the 2005 Standby Equity Distribution Agreements and the holder of the 2005 Secured Convertible Debentures, all as described below. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the Managing Member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors. Cornell Capital Partners acquired all shares being registered in this offering in financing transactions with Nexicon. These transactions are described below.

      2004 Transactions

      We entered into the following financing agreements with Cornell Capital Partners in 2004, all of which have since been mutually terminated pursuant to the Termination Agreement described below:

      o The 2004 Securities Purchase Agreement. On May 5, 2004, we entered into a Securities Purchase Agreement with Cornell Capital Partners (the "2004 Securities Purchase Agreement"). Pursuant to the Securities Purchase Agreement, Nexicon could sell to Cornell Capital Partners, and Cornell Capital Partners could purchase from Nexicon, up to $500,000 of secured convertible debentures pursuant to the terms contained in the secured debentures we issued in 2004. The 2004 Securities Purchase Agreement, along with all other financing agreements that we entered into with Cornell Capital Partners, were mutually terminated by Nexicon and Cornell Capital Partners pursuant to that certain Termination Agreement dated June 23, 2005, a copy of which is being filed as an exhibit to this Prospectus (the "Termination Agreement").

      o The 2004 Standby Equity Distribution Agreement. On March 23, 2004, we entered into the 2005 Standby Equity Distribution Agreement with Cornell Capital Partners (the "2004 Standby Equity Distribution
            Agreement"). Pursuant to the 2004 Standby Equity Distribution Agreement, we could, at our discretion, periodically sell to Cornell Capital Partners shares of our common stock for a total purchase price of up to $20,000,000 For each share of common stock purchased under the 2004 Standby Equity Distribution Agreement, Cornell Capital Partners would pay Nexicon 99% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five trading days immediately following the notice date. Further, Cornell Capital Partners would retain a fee of 5% of each advance under the 2004 Standby Equity Distribution Agreement. In connection with the 2004 Standby Equity Distribution Agreement, Cornell Capital Partners received a one-time commitment fee in the form of 490,000 shares of our common stock issued on June 14, 2004. The Company has drawn down an amount equal to $1,650,000 under the 2004 Standby Equity Agreement. The 2004 Standby Equity Distribution Agreement was mutually terminated by Nexicon and Cornell Capital Partners pursuant to the Termination Agreement.

      o The 2004 Secured Convertible Debentures (Refinanced as the 2005 Secured Convertible Debentures). The 2004 Secured Convertible Debentures accrued interest at 5% per annum and were secured by a security agreement covering substantially all business assets. Principal plus accrued interest was either payable in full two years after the date of issue, or convertible at the holder's option, into shares of the Company's common stock. The conversion provision entitled the holder at any time, and from time to time, to convert all or any part of the principal plus accrued interest into the Company's $0.001 par value common stock, at a per share price equal to the lesser of an amount equal to (i) 120% of the quoted closing bid price of the stock on the date of the debenture, or (ii) 80% of the lowest quoted closing bid price during the five trading days immediately preceding the conversion date. Interest was payable at maturity or conversion, either in cash or shares of the Company's common stock, at the holder's option. Cornell Capital Partners purchased a Secured Convertible Debenture in the principal amount of $250,000 from Nexicon on May 5, 2004, and a second Secured Convertible Debenture in the principal amount of $250,000 on August 12, 2004 (the "2004 Secured Convertible Debentures"). Both 2004 Secured Convertible Debentures were mutually terminated by Nexicon and Cornell Capital Partners pursuant to the Termination Agreement. However, the principal amount of $250,000 under the 2004 Secured Convertible Debenture issued on August 12, 2004 and an amount equal to $130,000 under the 2004 Secured Convertible Debenture issued on May 5, 2004 were refinanced as the 2005 Secured Convertible Debenture that Nexicon and Cornell Capital Partners entered into on September 15, 2005, the terms of which are described below.

      Pursuant to that certain Registration Statement on Form SB-2, which we filed with the United States Securities and Exchange Commission on August 4, 2004 (File No. 333-116409) (the "2004 Registration Statement"), we registered 69,000,000 shares under the 2004 Standby Equity Distribution Agreement and 490,000 shares issued to Cornell Capital Partners as a one-time commitment fee pursuant to the 2004 Standby Equity Distribution Agreement.

      2005 Transactions

      We entered into the following financing agreements with Cornell Capital Partners in 2005:

      o The 2005 Securities Purchase Agreement. On July 5, 2005, we entered into a Securities Purchase Agreement with Cornell Capital Partners (the "2005 Securities Purchase Agreement"), dated and effective as of June 24, 2005. Pursuant to the 2005 Securities Purchase Agreement, Nexicon may sell to Cornell Capital Partners, and Cornell Capital Partners may purchase from Nexicon, up to $380,000 of secured convertible debentures pursuant to the terms contained in the 2005 Secured Convertible Debentures described below.

      o The 2005 Standby Equity Distribution Agreement. On July 5, 2005, we entered into the 2005 Standby Equity Distribution Agreement with Cornell Capital Partners, dated and effective as of June 24, 2005 (the "2005 Standby Equity Distribution Agreement"). Pursuant to the 2005 Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of our common stock for a total purchase price of up to $20,000,000. For each share of common stock purchased under the 2005 Standby Equity Distribution Agreement, Cornell Capital Partners will pay Nexicon 99% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five trading days immediately following the notice date. Further, Cornell Capital Partners will retain a fee of 5% of each advance under the 2005 Standby Equity Distribution Agreement. In light of the limitations contained in the 2005 Standby Equity Distribution Agreement, we would need to submit a $300,000 advance request approximately every six trading days for 24 months in order to attain the full $20,000,000 available under the 2005 Standby Equity Distribution Agreement; however, we do not currently have sufficient shares given the current price of our stock to permit the delivery of the securities required to obtain the maximum $20,000,000 available under the 2005 Standby Equity Distribution Agreement.

      o The 2005 Secured Convertible Debenture (the Refinanced 2004 Secured Convertible Debentures). On July 5, 2004, the Company issued the 2005 Secured Convertible Debenture (effective as of June 24, 2005), in the principal amount of $380,000 (the "2005 Secured Convertible Debenture"). The Company refinanced the outstanding principal under the 2004 Secured Convertible Debentures as the 2005 Secured Convertible, which is convertible at the holder's option any time up to maturity at a conversion price per share equal to $0.01. At maturity, the remaining unpaid principal and accrued interest under the 2005 Secured Convertible Debenture shall be, at our option, either paid or converted into shares of common stock at a conversion price equal to $0.01. The 2005 Secured Convertible Debenture is secured by substantially all of Nexicon's assets, and accrues interest at a rate of 5% per year and has a 2-year term. The 2004 Secured Convertible Debentures were mutually terminated by Nexicon and Cornell Capital Partners pursuant to the Termination Agreement; however, the principal amounts and accrued interest outstanding under the 2004 Secured Convertible Debenture are now subject to the terms and conditions contained in the 2005 Secured Convertible Debentures. We are registering in this offering 36,000,000 shares of common stock underlying the 2005 Secured Convertible Debentures.

            The 2005 Secured Convertible Debentures are convertible at the option of Cornell Capital Partners at a conversion price equal to $0.01, which may be adjusted pursuant to the terms of the 2005 Debentures. The 2005 Debentures may be redeemed by us at any time, in whole or in part, upon the presentation of a written notice 15 days in advance of such redemption. The redemption price is 120% of the amount redeemed plus accrued interest. If we exercise its right of redemption, Cornell Capital Partners shall receive a warrant to purchase 50,000 shares of the Company's common stock for every
            $100,000 redeemed, pro rata (the "Warrant"). The Warrant is exercisable on a "cash basis" and has an exercise price equal to of 120% of the closing bid price of the Company's common stock on June 24, 2005. The Warrant has "piggy-back" and demand registration rights and survives for two years after June 24, 2005.

      o The 2005 Amended and Restated Escrow Agreements. The Escrow Agreements originally filed with the United States Securities and Exchange Commission (the "SEC") on July 14, 2005, contained provisions in Section 7 that granted the escrow agent, an affiliate of Cornell Capital partners, discretion with regard to the action he could take in the event of a dispute or uncertainty involving the Escrowed Funds. In a comment letter sent by the SEC to the Company after filing the original Registration Statement, the SEC expressed its concern with respect to Section 7, particularly that any right of the investor to exercise discretion with respect to escrowed funds appears inconsistent with the unrestricted obligation that must be imposed upon the funding party concerning its obligations to perform with respect to a put notice. In light of the SEC's comments, Cornell Capital Partners and the Company decided to amend the Escrow Agreements as to remove any such discretion previously granted to the escrow agent. Subsequently, on September 15, 2005, Cornell Capital Partners and the Company entered into an Amended and Restated Escrow Agreements in connection with the 2005 Standby Equity Distribution Agreement and an Amended and Restated Escrow Agreements in connection with the 2005 Secured Convertible Debenture, whereby the escrow agent's discretion noted above was removed. Accordingly, the Amended and Restated Escrow Agreements have been filed as exhibits to the Registration Statement.

      In the Registration Statement that accompanies this Prospectus, 164,000,000 shares are being registered under the Standby Equity Distribution Agreement, 36,000,000 shares are being registered under the Secured Convertible Debentures, and an additional 5,828,496 shares are being registered that we intend to register on behalf of other stockholders.

      Risks Related to Sales by Cornell Capital Partners

      There are certain risks related to sales by Cornell Capital Partners, including:

      o The outstanding shares are issued based on a discount to the market price. As a result, the lower the stock price around the time Cornell Capital Partners is issued shares, the greater chance that Cornell Capital Partners gets more shares. This could result in substantial dilution to the interests of other holders of our common stock.

      o To the extent Cornell Capital Partners sells its common stock, our common stock price may decrease due to the additional shares in the market. This could allow Cornell Capital Partners to sell greater amounts of common stock, the sales of which would further depress our stock price.

      o The significant downward pressure on the price of our common stock as Cornell Capital Partners sells material amounts of common stocks could encourage short sales by third parties. This could place further downward pressure on the price of our common stock.

Shares Acquired by Other Selling Stockholders

      o Teigland Eiendon, As. Acquired its shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto Communications, AS ("Pluto"). Mr. Jens Petter Teigland makes all investment decisions on behalf of the company.

      o Mercury Mobile, As. Acquired its shares in connection with November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Olav Berg makes all investment decisions on behalf of the company.

      o Coffin Partners, LLC. Acquired its shares between November 2004 and June 2005 in connection with a consulting agreement. Crocker Colson makes all investment decisions on behalf of the company.

      o Frank Mjos. Acquired his shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Mijos makes all of his own investment decisions.

      o Toman Invest AS. Acquired its shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Tom Adolfsen makes all investment decisions on behalf of the company.

      o Tommy Stiansen. Acquired 262,500 shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto, and 100,000 shares on June 7, 2005 in connection with non-cash stock compensation. Mr. Stiansen makes all of his own investment decisions.

      o Reider Asphaug. Acquired his shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Asphaug makes all investment decisions on behalf of the trust.

      o Svein Erik Fauskanger. Acquired his shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Fauskanger makes all his own investment decisions.

      o Eiendomsgruppen Vest AS. Acquired his shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Tommy Eide makes all investment decisions on behalf of the company.

      o Holdberg Nordern. Acquired its shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Hogne Tyss0y makes all investment decisions on behalf of the company.

      o Holdberg Norge. Acquired its shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Hogne Tyss0y makes all investment decisions on behalf of the company.

      o Nordea Liv Norge AS. Acquired its shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Egil Herman Sjursen makes all investment decisions on behalf of the company.

      o Holdberg @. Acquired its shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Hogne Tyss0y makes all investment decisions on behalf of the company.

      o Tommy Eide. Acquired his shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. He makes all his own investment decisions.

      o Lie Invest AS. Acquired its shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Odd Bremnes makes all investment decisions on behalf of the company.

      o     Rune  Svendsen.   Acquired  his  shares  on  November  15,  2004  in
            connection with purchase of all of the outstanding common stock of Pluto. He makes all his own investment decisions.

      o Jens Petter Teignland. Acquired his shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Teignland makes all his own investment decisions.

      o Vest Kapital AS. Acquired its shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Olav Berg makes all investment decisions on behalf of the company.

      o Anders Giske. Acquired his shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Giske makes all his own investment decisions.

      o Eivind Boe. Acquired his shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Boe makes all his own investment decisions.

                                 USE OF PROCEEDS

      This Prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we will receive the proceeds from the sale of shares of common stock to Cornell Capital Partners under the Standby Equity Distribution Agreement. The purchase price of the shares purchased under the Standby Equity Distribution Agreement will be equal to 99% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board for the five days immediately following the notice date.

      For illustrative purposes, Nexicon has set forth below its intended use of proceeds for the range of net proceeds indicated below to be received under the Standby Equity Distribution Agreement. The table assumes estimated offering expenses of $85,000 plus a 5% retainage fee payable to Cornell Capital Partners under the Standby Equity Distribution Agreement. The figures below are estimates only, and may change due to various factors, including the timing of receipt of the proceeds.

                               SOURCE OF PROCEEDS
-----------------------------------------------------------------------------------------------------
Gross Proceeds:                       $ 4,000,000      $ 5,000,000      $ 10,000,000     $ 20,000,000
         Less:  5% Retainage             (200,000)        (250,000)         (500,000)      (1,000,000)
         Less:  Offering Expenses         (85,000)         (85,000)          (85,000)         (85,000)
                                      -----------      -----------      ------------     ------------
                  Net Proceeds        $ 3,715,000      $ 4,665,000      $  9,415,000     $ 18,915,000
                                      ===========      ===========      ============     ============


                                 USE OF PROCEEDS
-----------------------------------------------------------------------------------------------------
Cornell Capital Partners Debt         $ 1,445,368      $ 1,445,368      $  1,445,368     $  1,445,368
General Corporate                         415,000          700,000         1,700,000        2,000,000
Operations                                300,000          300,000           800,000        1,000,000
Product Development                       300,000          300,000           800,000        2,000,000
Marketing                                 800,000        1,100,000         1,200,000        3,600,000
Working Capital                           454,632          819,632         3,469,632        8,869,632
                                      -----------      -----------      ------------     ------------
         Total                        $ 3,715,000      $ 4,665,000      $  9,415,000     $ 18,915,000
                                      ===========      ===========      ============     ============



                                    DILUTION

      The net tangible book value of Nexicon as of June 30, 2005 was ($2,466,578) or ($0.020167) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of Nexicon (total tangible assets less intangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to Nexicon, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued under the Standby Equity Distribution Agreement. The amount of dilution will depend on the offering price and number of shares to be issued under the Standby Equity Distribution Agreement. The following example shows the dilution to new investors at an offering price of $0.02079, which is 99% of a recent share price of $0.021.

      If we assume that Nexicon had issued 164,000,000 shares of common stock (i.e., the maximum number of shares registered in this offering) at an assumed offering price of $0.013481 per share, less commitment fees of $170,478 and $85,000 of other offering expenses, our net tangible book value as of June 30, 2005 would have been ($2,466,578) or ($0.020167) per share. Note that at an offering price of $0.020167 per share, Nexicon would receive gross proceeds of $3,409,560. This represents an immediate increase in net tangible book value to existing shareholders of $0.022568 per share and an immediate dilution to new shareholders of $0.018389 per share. The following table illustrates the per share dilution:

Assumed public offering price per share                                          $ 0.02079
Net tangible book value per share before this offering        ($0.020167)
Increase attributable to new investors                          $0.022568
                                                              -----------
Net tangible book value per share after this offering                            $0.002401
                                                                                 ---------
Dilution per share to new shareholders                                           $0.018389
                                                                                 =========

      The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:

                                                           DILUTION PER
           ASSUMED                NO. OF SHARES             SHARE TO
        OFFERING PRICE           TO BE ISSUED(1)          NEW INVESTORS
        --------------           ---------------          -------------
         $0.020167                164,000,000              $0.0183890
         $0.015593                164,000,000              $0.0160195
         $0.010395                164,000,000              $0.0136500
         $0.005198                164,000,000              $0.0112812

---------------------

(1) Nexicon is registering 164,000,000 shares under the 2005 Standby Equity Distribution Agreement.

                    THE STANDBY EQUITY DISTRIBUTION AGREEMENT

Overview

      As described above, we entered into the 2005 Standby Equity Distribution Agreement with Cornell Capital Partners, LP on June 24, 2005.

The 2005 Standby Equity Distribution Agreement

      On September 15, 2005, we entered into the 2005 SEDA with Cornell Capital Partners. Pursuant to the 2005 SEDA, we may, at our discretion, periodically sell to Cornell Capital Partners shares of our common stock for a total purchase price of up to $20,000,000. For each share of common stock purchased under the 2005 SEDA, Cornell Capital Partners will pay Nexicon 99% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five trading days immediately following the notice date. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, Cornell Capital Partners is entitled to retain a fee of 5% of each advance under the 2005 SEDA, which may be paid in cash from the gross proceeds of each advance.

      Pursuant to the 2005 SEDA, we may periodically sell shares of common stock to Cornell Capital Partners to raise capital to fund our working capital needs. The periodic sale of shares is known as an "advance". We may not provide advance notice less than six trading days apart and each maximum drawdown of $300,000 per advance is limited to every seven trading days. A closing will be held five trading days after such written notice at which time we will deliver shares of common stock and Cornell Capital Partners will pay the advance amount. The maximum term of the 2005 SEDA is 24 months.

      We may request advances under the 2005 SEDA once the underlying shares are registered with the United States Securities and Exchange Commission.
Thereafter, we may continue to request advances until Cornell Capital Partners has advanced $20,000,000 or 24 months after the effective date of the accompanying Registration Statement, whichever occurs first.

      The amount of each advance is limited to a maximum draw down of $300,000 every six trading days. At a recent stock price of $0.021, we would have to issue 14,430,014 shares of common stock to Cornell Capital Partners to draw down the maximum advance amount of $300,000. The amount available under the 2005 SEDA is not dependent on the price or volume of our common stock. Our ability to request advances are conditioned upon our registering the shares of common stock with the United States Securities and Exchange Commission.

      In addition, pursuant to the terms of 2005 SEDA, Cornell Capital Partners may not own more than 9.9% of our outstanding shares of common stock and therefore, we may not request advances if the shares to be issued in connection with such advances would result in Cornell Capital Partners owning more than 9.9% of our outstanding common stock. We do not have any agreements with Cornell Capital Partners regarding the distribution of such stock, although Cornell
Capital Partners has indicated that it intends to promptly sell any stock received under the 2005 SEDA. In the event that Cornell Capital Partners decides to not sell the shares of our common stock that have been issued to it after they receive an advance from us in order to keep them below 9.9% beneficial ownership, the potential adverse impact on our ability to receive funds under the 2005 SEDA given Cornell Capital Partners' current 4.99% ownership in Nexicon would be that the we would not have sufficient funds to continue operations beyond December 30, 2005. The maximum dollar amount that we may require Cornell Capital Partners to purchase in a single draw, if Cornell Capital Partners decides not to sell any of its currently held securities, depends on the current price of our stock and the balance of shares to bring Cornell Capital Partners to the 9.9% ownership limitation.

      Accordingly, if we are unable to draw down sufficient funds under the 2005 SEDA, we may be forced to curtail or cease our business operations.

      We cannot predict the actual number of shares of common stock that will be issued pursuant to the 2005 SEDA, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Based on our recent stock price of $0.021 and that we are registering 164,000,000 shares of our common stock under the 2005 SEDA in the accompanying Registration Statement, we could draw down a maximum gross amount of $3,409,560 under the 2005 SEDA. These 164,000,000 shares would represent approximately 57.88% of our outstanding common stock upon issuance. We are registering 164,000,000 shares of common stock to be resold by Cornell Capital Partners pursuant to 2005 SEDA.

      There is an inverse relationship between our stock price and the number of shares to be issued under the 2005 SEDA. That is, as our stock price declines, we would be required to issue a greater number of shares under the 2005 SEDA for a given advance. The issuance of a larger number of shares under the 2005 SEDA may result in a change of control. That is, if all or a significant block of such shares are held by one or more shareholders working together, then such shareholder or shareholders would have enough shares to assume control of Nexicon by electing its or their own directors.

      In order for us to utilize the full $20,000,000 available under the 2005 SEDA, it may be necessary for our shareholders to approve an increase in our authorized common stock and for us to register additional shares of common stock. This is currently the case based on our stock price of $0.021 as of September 15, 2005. Nexicon is authorized in its Articles of Incorporation to issue up to 500,000,000 shares of common stock. As of September 15, 2005, Nexicon had 119,312,402 shares of common stock outstanding. Nexicon is registering 164,000,000 shares of common stock hereunder to be issued under the 2005 SEDA.

      In the event we desire to draw down any available amounts remaining under the 2005 SEDA after we have issued the 200,000,000 shares being registered in the accompanying Registration Statement (and assuming we have obtained shareholder approval to increase our authorized common stock), we will have to file a new Registration Statement to cover such additional shares which we will issue for additional draw-downs under the 2005 SEDA.

      Proceeds under the 2005 SEDA will be used in the manner set forth in the Section of this Prospectus entitled "Use of Proceeds". We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of advances we intend to draw.

      We are not paying any commitment fees to Cornell Capital Partners, nor any placement agent fees to Newbridge Securities Corporation, under the 2005 SEDA and the 2005 Placement Agent Agreement, respectively.

      Nexicon is registering 164,000,000 shares of common stock under the 2005 SEDA pursuant to the accompanying Registration Statement. The costs associated with this registration, which we estimate to be approximately $85,000 (consisting primarily of professional fees), will be borne by us. There are no other significant closing conditions to draws under the 2005 SEDA.

                              PLAN OF DISTRIBUTION

      The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders, and with the exception of Cornell Capital Partners as principal or through one or more underwriters, brokers, dealers or agents from time-to-time in one or more transactions (which may involve crosses or block transactions) (i) on the Over-the-Counter Bulletin Board or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the Over-the-Counter Bulletin Board or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

      Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933, as amended, in connection with the sale of common stock under the 2005 SEDA. Cornell Capital Partners will pay us 99% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the five consecutive trading days immediately following the advance date. In addition, Cornell Capital Partners will retain 5% of each advance under the 2005 SEDA. The 1% purchase price discount and the 5% retention are both underwriting discounts. We engaged Newbridge Securities Corporation, a registered broker-dealer and a non-affiliate of Cornell Capital Partners, to advise us in connection with the 2004 SEDA. Pursuant to the 2005 Placement Agent Agreement, Newbridge Securities Corporation provided services consisting of reviewing the terms of the 2005 SEDA and advising us with respect to those terms. The 2005 Placement Agent Agreement is coterminous with and will terminate upon the same terms as the 2005 SEDA.

      Cornell Capital Partners was formed in February of 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support our stock price.
Prospective investors should take these factors into consideration before purchasing our common stock.

      In consideration of Cornell Capital Partners' execution and delivery of the 2005 SEDA, Nexicon will indemnify Cornell Capital Partners and all of its officers, directors, partners, employees and agents, from and against any and all actions, causes of actions, suits, claims, losses, costs, penalties, fees, liabilities and damages incurred by the indemnified party as a result of, or relating to: (i) any misrepresentation or breach of any representation or warranty made by Nexicon in the 2005 SEDA or the 2005 Registration Rights Agreement in connection therewith or any other document contemplated thereby;
(ii) any breach of any covenant, agreement or obligation of Nexicon contained in the 2005 SEDA or the 2005 Registration Rights Agreement executed in connection therewith or any other document contemplated thereby; or (iii) any cause of action, suit or claim brought against such indemnified party and arising out of or resulting from the execution, delivery, performance or enforcement of the 2005 SEDA or any document in connection therewith.

      Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all 50 states. In addition, in certain states the shares of common stock in this offering may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

      We will pay all of the expenses incident to the registration, offering, and sale of the shares of common stock to the public hereunder other than commissions, fees, and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended. We estimate that the expenses of the offering to be borne by us will be approximately $85,000. These offering expenses consist of a United States Securities and Exchange Commission registration fee of $629.88 printing and engraving fees and expenses of $2,500, accounting fees and expenses of $20,000, legal fees and expenses of $50,000, and miscellaneous expenses of $11,870.12. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the 2005 SEDA.

      The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934, as amended,  will  apply to  purchases  and sales of shares of common  stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this Prospectus. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying Registration Statement must be filed with the United States Securities and Exchange Commission.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

      The following information should be read in conjunction with the consolidated financial statements of Nexicon and the notes thereto appearing elsewhere in this filing. Statements in this Management's Discussion and Analysis or Plan of Operation and elsewhere in this filing that are not statements of historical or current fact constitute "forward-looking statements."

Going Concern

      The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

      Our independent auditors added an explanatory paragraph to their audit opinions issued in connection with the financial statements for the years ended December 31, 2004, 2003 and 2002, which state that Nexicon has suffered recurring losses from operations and has working capital and stockholder deficits. These factors raise substantial doubt about our ability to continue as a going concern.

      We have experienced losses from operations as a result of its investment necessary to achieve its operating plan, which is long-range in nature. For the year ended December 31, 2004, we incurred a net loss of $5,488,455 and for the six months ended June 30, 2005, we incurred a net loss of $1,922,884. At June 30, 2005, we had a working capital deficit of $2,275,178 and stockholders' deficit of $2,466,578. In addition we are subject to legal action. Specifically, on January 28, 2003, we were named in a civil suit filed by the City of New York as one of approximately a dozen defendants who engaged in the business of Internet online cigarette sales. The suit alleges that we failed to report the names and addresses of its customers to taxing authorities. The claim was for $15 million and 15 defendants were named, including the Company. The Company's management has heard that some defendants have settled with City of New York for $6,000, an amount which the Company considers immaterial to investors. The case was dismissed without prejudice earlier this year and has subsequently been refilled by the City of New York. The Company reviews the status of the case periodically and if it determines that the potential liability is material to investors or otherwise required to be noted in the Company's financial statements, it will be disclosed.

      The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of us to continue as a going concern.

      To address the issues underlying the going concern qualification in the auditor's report, we are pursing new business opportunities. For example, on July 13, 2005, Nexicon signed a 6-month contract with the Motion Picture Association of America for the use of one of our security products. Nexicon believes that this contract will open the door to other contracts for this product. In addition, we have recently cut operating expenses.

Critical Accounting Policies

      Nexicon's consolidated financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States ("GAAP"). GAAP requires the use of estimates, assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenue and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

      Our significant accounting policies are summarized in Note 1 of our consolidated financial statements. While all these significant accounting policies impact its financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our consolidated financial statements. Our critical accounting policies are discussed below.

Revenue Recognition

      Prior to July 1, 2003, our sole source of revenue was the sale of cigarettes through its primary website, cyco.net, which has been designed as an "e-zine", and two ancillary websites, cycocigs.com and aabakismokes.com. The terms of sale were FOB shipping point and we recorded revenue from cigarette sales when the product shipped effective July 1, 2003, we sold its Internet tobacco products division, accordingly revenues and costs associated with the internet tobacco products division are presented as discontinued operations.

      Effective November 19, 2003 through November 14, 2004, our sole source of revenue was the sale of the SatSecure and ComSecure systems. The terms of sale are FOB shipping point and we record revenue when the product is shipped. In December 2004, we determined to dispose of the SatSecure division of its business, which was consummated in March 2005. Accordingly, the revenues and costs associated with the SatSecure division are presented as discontinued operations in the accompanying financial statements.

      In November 2004, through Pluto, our wholly-owned Norwegian subsidiary, we added the service revenues from the sale of the "CHARON" Billing and Operational Support Systems in Norway and Sweden. Revenues are recognized at the completion of the related services, when they are earned.

Discount and Fees Related To the Equity Line of Credit

      The discount and any related fees on the shares issued pursuant to the equity line of credit agreement or the standby equity distribution agreement are treated as though they were commissions and are deducted from additional paid in capital at the time the shares are issued.

Impairment of Long-Lived Assets

      We periodically review the carrying amount of property, plant and equipment and its identifiable intangible assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. If an impairment adjustment is deemed necessary, such loss is measured by the amount that the carrying value of such assets exceeds their fair value. Considerable management judgment is necessary to estimate the fair value of assets; accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell.

Deferred Offering Costs

      We defer costs associated with the raising of capital until such time as the offering is completed, at which time the costs are charged against the capital raised. Should the offering be terminated the costs are charged to operations during the period when the offering is terminated.

Stock-Based Compensation

      We account for equity instruments issued to employees for services based on the fair value of the equity instruments issued and accounts for equity instruments issued to other than employees based on the fair value of the consideration received or the fair value of the equity instruments, whichever is more reliably measurable.

      We account for stock based compensation in accordance with SFAS 123, "Accounting for Stock-Based Compensation." The provisions of SFAS 123 allow companies to either expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25") but disclose the pro forma effects on net income (loss) had the fair value of the options been expensed. We have elected to continue to apply APB 25 in accounting for its stock option incentive plans.

Research and Development

      Research and development costs are expensed as incurred.

In Process Research and Development

      We charge the cost of the purchased research and development acquired as part of an acquisition to operations if the acquired assets have no allocable items to be allocated to, technological feasibility has not yet been established and there is no alternative future use.

Financial Conditions

      Management continues to meet operating deficits primarily through short-term borrowings and is attempting to utilize other debt and non-dilutive equity financing alternatives to sustain operations. Whether such financing will be available as need and the ultimate form of such financing is uncertain and the effects of this uncertainty could ultimately lead to bankruptcy.

      Management continues to meet operating deficits primarily through short-term borrowings and is attempting to utilize other debt and non-dilutive equity financing alternatives to sustain operations. Whether such financing will be available as needed and the ultimate form of such financing is uncertain and the effects of this uncertainty could ultimately lead to bankruptcy.

Plan of Operation

      In the next 12 months, Nexicon plans to pursue sales of its two products; ComSecure(C) Controller and CHARON Billing System by:

      o     Partnering with major integrators.

      o     Pursuing  product   certification   and  pilot  program   evaluation
            contracts.

      o     Continuing funding efforts.

Results of Operations

      Three Months Ended June 30, 2005 Compared With The Three Months Ended June 30, 2004

      Revenues during the three months ended June 30, 2005, were $24,255 due to CHARON billing system sales ("Billing"), as compared to $0 for the same period in 2004, an increase of $24,255. There were no security or surveillance system ("Security") revenues for the three months ended June 30, 2005 or 2004.

      Cost of goods sold during the three months ended June 30, 2005 was $18,454 and solely attributable to Billing systems as compared to $0 for the same period in 2004, an increase of $18,454. Cost of goods sold includes the salaries of the individuals dedicated to the CHARON billing system.

      General and administrative expenses for the three months ended June 30, 2005 were $502,200, consisting of $34,140 for Security, $148,537 for Billing and $319,523 for corporate expenses, as compared to $519,784 for the same period last year. The decrease of approximately $17,584 or 3.4% was primarily due to decreases in professional fees of $136,527, offset by increases in payroll expense of $82,559, in rent of $9,460, in travel of $7,663 and in utilities, telephone and other miscellaneous expenses of $19,261.

      During the three months ended June 30, 2005, the major components of general and administrative expenses were approximately $233,119 in payroll expenses, $157,470 in professional fees, $26,540 in rent, $1,103 in depreciation, $48,845 in travel, $9,331 in telephone, and $25,792 in utilities and other miscellaneous expenses. By comparison, during the three months ended June 30, 2004, the major components of general and administrative expenses were approximately $150,560 in payroll expenses, $293,998 in professional fees, $17,080 in rent, $1,154 in depreciation, $41,182 in travel, $5,444 in telephone and $10,366 in utilities and other miscellaneous expenses.

      General and administrative non-cash compensation for the three months ended June 30, 2005 and 2004, were $266,621 and $214,726, respectively, an increase of $51,895 or 24.2%.

      Other income and expense for the three months ended June 30, 2005, included interest income of $113, non-cash interest expense of $130,600 and interest expense of $35,682. Interest income of $4,047 and interest expense of $578 was recorded in the comparative period in the prior year.

      Net loss from discontinued operations for the three months ended June 30, 2005 and 2004, were $17,276 and $121,115, respectively, a decrease of $103,839 or 88.5%.

      The Company had a net loss of $942,465 for the three months ended June 30, 2005, compared to net loss of $814,156 for the same period last year, an increase of $128,309, or 15.8%. The loss for the three months ended June 30, 2005 consisted of operating losses of $142,736 related to billing, $34,140 from security operations and $586,144 in general corporate expenses in addition to other expense of $166,169, income tax benefit of $4,000 and loss from discontinued operations of $17,276. In connection with this, the Company advanced funds in the amount of $142,445 and $101,120 to its billing and security segment operations, respectively, during the three months ended June 30, 2005. The 2004 loss was attributable to security operations in the amount of $122,078 and general corporate expenses of $612,432, in addition to other income of $3,469, tax benefit of $38,000 and loss from discontinued operations of $121,115. In connection with this, the Company advanced $531,133 to its security segment operations for the three months ended June 30, 2004. There were no billing operations for the three months ended June 30, 2004. The Company recorded a net comprehensive loss of $974,558 for the three months ended June 30, 2005. The difference of $32,093, to arrive at comprehensive income for the period ended June 30, 2005, is comprised of the foreign currency translation adjustment attributable to the billing segment.

      Six Months Ended June 30, 2005 Compared With The Six Months Ended June 30, 2004

      Revenues during the six months ended June 30, 2005, were $56,314 due to billing systems, as compared to $0 for the same period in 2004. There were no Security revenues for the six months ended June 30, 2005 or 2004.

      Cost of goods sold during the six months ended June 30, 2005 was $42,853 as compared to $0 for the same period in 2004. Cost of goods sold includes the salaries of the individuals dedicated to the CHARON billing system. Adding more customers to the CHARON system should not increase the cost of goods sold on an on-going basis.

      General and administrative expenses for the six months ended June 30, 2005 were $1,114,737, consisting of $132,183 for security, $338,832 for billing and $643,722 for corporate expenses, as compared to $1,080,665 for the same period last year. The increase of approximately $34,072 or 3.2% was primarily due to decreases in advertising of $10,655, and professional fees of $242,077, offset by increases in payroll expense of $179,564, in rent of $26,303, in depreciation of $13,799, in travel of $19,543, in telephone of $12,880 and in utilities, telephone and other miscellaneous expenses of $34,715.

      During the six months ended June 30, 2005, the major components of general and administrative expenses were approximately $499,703 in payroll expenses, $372,563 in professional fees, $51,404 in rent, $15,563 in depreciation, $97,332 in travel, $23,747 in telephone, and $54,425 in utilities and other miscellaneous expenses. By comparison during the three months ended June 30, 2004, the major components of general and administrative expenses were approximately $10,653 in advertising, $320,139 in payroll expenses, $614,640 in professional fees, $25,101 in rent, $1,764 in depreciation, $77,790 in travel, $10,867 in telephone and $19,711 in utilities and other miscellaneous expenses.

      General and administrative non-cash compensation for the six months ended June 30, 2005 and 2004, were $525,243 and $462,976 respectively, an increase of $62,267 or 13.4%.

      Other income and expense for the six months ended June 30, 2005, included interest income of $1,480, non-cash interest expense of $160,000 and interest expense of $59,331. Interest income of $4,047 and interest expense of $1,149 was recorded in the prior year.

      Net loss from discontinued operations for the periods ended June 30, 2005 and 2004, were $99,514 and $235,164, respectively, a decrease of $135,650 or 57.7%.

      The Company had a net loss of $1,922,884 for the six months ended June 30, 2005, compared to net loss of $1,708,907 for the same period last year, an increase of $213,997, or 12.5%. The loss for the six months ended June 30, 2005 consisted of operating losses of $325,371 related to Billing, $132,183 from Security operations and $1,168,965 in general corporate expenses in addition, to other expense of $217,851, income tax benefit of $21,000 and loss on discontinued operations of $99,514. In connection with this, the Company advanced funds in the amount of $375,458 and $268,142 to its Billing and Security segment operations, respectively, during the six months ended June 30, 2005. The 2004 loss was attributable to Security operations in the amount of $340,776 and general corporate expenses of $1,202,865 in addition to other income of $2,898, tax benefit of $67,000 and loss on discontinued operations of $235,164. In connection with this, the Company advanced $531,133 to its Security segment operations for the period ended June 30, 2004. There were no Billing operations for the six months ended June 30, 2004. We recorded a net comprehensive loss of $1,925,779 for the six months ended June 30, 2005. The difference of $(2,895), to arrive at comprehensive income for the period ended June 30, 2005, is comprised of the foreign currency translation adjustment attributable to the Billing segment.

Results of Operations for Year Ended December 31, 2004 Compared To The Year Ended December 31, 2003

      Revenues for the year ended December 31, 2004 were $448,510 from network Security operations and $47,480 from Billing operations and were attributable to the sale of a ComSecure System and billing revenues from the CHARON Billing system. Revenues for the year ended December 31, 2003 were attributable to the sale of a SatSecure System which has been included in discontinued operations.

      Cost of goods sold for the year ended December 31, 2004 was $355,766 consisting of $239,474 for Security and $116,292 related to Billing and was attributable to the sale of a ComSecure System and billing revenues from the CHARON Billing system. Cost of goods sold for the year ended December 31, 2003 was attributable to the sale of a SatSecure System which has been included in discontinued operations.

      General and administrative expenses for the year ended December 31, 2004 were $1,471,697, which primarily consisted of $17,961 in advertising, $665,914 in payroll expenses, $396,741 in professional fees, $51,532 in rent, $22,829 in amortization and depreciation, $58,841 bad debt expense, $186,529 in travel expense and $71,350 in miscellaneous other expenses.

      General and administrative expenses for the year ended December 31, 2003 were $723,527, which primarily consisted of $10,060 in advertising, $429,721 in payroll expenses, $197,277 in professional fees, $15,666 in rent, $11,012 in amortization and depreciation, $12,500 for website maintenance, $12,232 in travel expense and $35,059 in miscellaneous other expenses.

      The increase of $748,170 or 50.8% in general and administrative expenses in the year ended December 31, 2004, was primarily due to the operations of OSSI for 10 months of the year and to the operations of Pluto for 1.5 months.

      Research and development costs for the year ended December 31, 2004, were $75,138 and consist of payroll costs allocated to the development of the ComSecure System, related to the Security segments. For the year ended December 31, 2004, purchased research and development was $601,260 the cost was non-cash as common stock was issued in lieu of cash. The Company recorded purchased research and development pursuant to the write down of its investments in Pluto $601,260. In addition the Company recorded an impairment of the Central Solutions, Inc. investment of $902,000. There were no purchased or in-process research and development expenses incurred in 2003.

      General and administrative non-cash stock compensation for the year ended December 31, 2004 was $1,850,105. We issued stock in lieu of cash for various services included in this was stock issued to employees valued at $760,000 other services were valued at $1,090,105. There was no non-cash stock compensation for 2003.

      During the year ended December 31, 2003, we recorded a loss on asset impairment related to the purchase of OSSI, as discussed above, in the amount of $4,500,000, which was charged to operations.

      Nexicon had an operating loss of $4,759,976 for the year ended December 31, 2004 comprised of $545,026 from Security operations, $202,979 from Billing operations and $4,011,971 from corporate expenses, compared to $5,223,527 corporate loss in the prior year, a decrease of $463,351 or 8.8%.

      Other income and expenses for the year ended December 31, 2004, resulted in net expense of $2,745 which included interest income of $7,510, gain on sale of Cyconet of $75,716 offset by interest expense of $771 and non-cash interest expense of $85,200. Other income and expense for the same period last year resulted in net income of $56,394 which included interest income of $5,100, gain on sale of Nexicon's former cigarette business of $53,897 and interest expense of $2,603.

      Net income loss from discontinued operations for the year ended December 31, 2004 and 2003 was a loss of $972,734 net of income tax benefit of $247,000 and income of $362,770 net of income tax of $99,000, respectively. This relates primarily to Nexicon's former cigarette business which was sold in July 2003 and in 2004 Nexicon's sale of the SatSecure product line.

      Nexicon had a net loss from operations for the year ended December 31, 2004 of $5,488,455, compared to a net loss of $4,903,363 for the same period last year. The loss for the year ended December 31, 2004 was comprised of $203,338 attributable to the Billing operations, $1,270,760 from Security operations and $4,014,357 from general corporate expenses. In connection with this, the Company advanced funds in the amount of $154,783 and $1,131,417 to its Billing and Security operations, respectively, during the year then ended. The net loss for 2003 was comprised of net income of $14,639 from Security operations acquired in November 2003, and $4,903,363 of general corporate expenses. In connection with this, we advanced $17,500 to its Security operations for the period ended December 31, 200. The comprehensive net loss for the year ended December 31, 2004, was $5,444,133. The difference of 44,332, to arrive at comprehensive income for the period ended December 31, 2004, is comprised of the foreign currency translation adjustment attributable to the Billing segment.

Liquidity And Capital Resources

      During the period ended June 30, 2005 as compared to the same period in 2004, cash used in operations was $1,304,607 and $673,100, respectively. Cash used in investing activities for the periods ended June 30, 2005 and 2004 was $39,109 and $68,228, respectively. The reduction in cash used in 2005 was attributable to an increase in the purchase of property and equipment and no deposit on investment or deferred offering costs paid as in the six months ended June 30, 2004. For the six months ended June 30, 2005, cash provided by financing activities was $1,340,000, as compared to $788,847 for the same period in 2004. The increase in 2005 was attributable to an increase in proceeds from notes payable of $989,553 offset by a decrease in proceeds from sale of common stock of $438,400. There was a net decrease in cash of $3,716 for the period ended June 30, 2005, as compared to an increase of $47,519 for the same period in 2004. Nexicon had cash-on-hand of $25,846 as of June 30, 2005. Cash on hand together with collection of receivables and reductions in expenses will last until the end of September 2005.

      On January 14, 2005, Nexicon issued an unsecured promissory note to Cornell Capital Partners in the amount of $250,000 and received net proceeds of $225,033 after payment of financing costs of $24,967. Effective March 3, 2005, Nexicon issued an additional unsecured promissory note to Cornell Capital Partners in the amount of $1,000,000 and received net proceeds of $915,099, after payment of financing costs of $84,901. The loan is evidenced by a promissory note dated March 3, 2005, which bears interest at a rate of 12% per annum and is due within 296 days of the execution of the note (November 26, 2005), unless otherwise mutually extended.

      Since March 31, 2005, Nexicon issued an aggregate of 3,000,000 shares of its common stock for cash in the amount of $60,000 and 400,000 shares as compensation to employees. During the first quarter of 2005, the Company issued 500,000 shares of its common stock for cash in the amount of $30,000.

      Nexicon's primary need for cash during the next 12 months are to satisfy current liabilities of $2,384,362, as well as to support Nexicon's current operations. As of June 30, 2005, we had a working capital deficit of $2,275,178. Nexicon's current operating expenses are expected to be $250,000 per month, including payroll, rent, utilities and litigation costs. Nexicon in the next 12 months expects to receive the balance of $54,674 of the current receivable from American Indian Cigco, LLC and hopes to attain profitable operations through sales of its ComSecure Controller and CHARON billing system. However, until profitable operations are obtained Nexicon will need to raise additional capital to finance its current operations as well as any growth. Such capital is expected to come from the sale of securities, including the sale of common stock under the 2005 SEDA.

      On July 5,  2005,  we  entered  into the 2005  SEDA with  Cornell  Capital
Partners pursuant to which we may, at our discretion, periodically sell to Cornell Capital Partners shares of our common stock for a total purchase price of up to $20,000,000. For each share of common stock purchased under the 2005 SEDA , Cornell Capital Partners will pay Nexicon 99% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five trading days immediately following the notice date. Further, Cornell Capital Partners will retain a fee of 5% of each advance under the 2005 SEDA. In light of the limitations contained in the 2005 SEDA, we would need to submit a $300,000 advance request approximately every six trading days for 24 months in order to attain the full $20,000,000 available under the 2005 SEDA; however, we do not currently have sufficient shares given the current price of our stock to permit the delivery of the securities required to obtain the maximum $20,000,000 available under the 2005 SEDA. The 2005 SEDA replaced the 2004 SEDA described below pursuant to the terms of the Termination Agreement previously described.

      In March 2004, Nexicon entered into the 2004 Standby Equity Distribution Agreement with Cornell under which we have issued a total of 14,110,830 shares of our common stock. This agreement replaced the Standby Equity Distribution Agreement entered into in September 2001. Pursuant to the 2004 Standby Equity Distribution Agreement, Nexicon could, at its discretion for up to two years, periodically issue and sell shares of common stock for a total purchase price of $20,000,000. On September 26, 2005, the Company filed a post-effective amendment de-registering the 55,402,980 shares left under the 2004 Standby Equity Distribution Agreement.

      In May 2004, the Company entered into a Securities Purchase Agreement, whereby $500,000 of 5% secured, convertible debentures were issued. During the year ended December 31, 2004, we received net proceeds of $369,323 after payment of expenses in the amount of $130,677 from the sale of $500,000 of debentures. During the six months ended June 30, 2005, the investor converted $120,000 worth of the debentures for 1,979,167 shares of the Company's common stock. At June 24, 2005, the balance of the debentures was $380,000 and the accrued interest was $22,896. On June 23, 2005, the agreement was terminated and on June 24, 2005 we entered into a Securities Purchase Agreement where by we refinanced the outstanding principal under the 2004 Secured Convertible Debentures as the 2005 Secured Convertible Debentures in the amount of $380,000, which is convertible at the holder's option any time up to maturity at a conversion price per share equal to $0.01. At maturity, the remaining unpaid principal and accrued interest under the 2005 Secured Convertible Debenture shall be, at our option, either paid or converted into shares of common stock at a conversion price equal to $0.01. The debentures bear interest at 5% per annum and are secured by a security agreement covering substantially all business assets.

      Subsequent to June 30, 2005, the Company issued 1,000,000 shares of its common stock for cash in the amount of $20,000.

Recent Accounting Pronouncements

      In December 2004, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation Number 46-R "Consolidation of Variable Interest Entities". FIN 46-R, which modifies certain provisions and effective dates of FIN 46, sets for the criteria to be used in determining whether an investment is a variable interest entity should be consolidated. These provisions are based on the general premise that if a company controls another entity through interests other than voting interests, that the company should consolidate the controlled entity. We currently have no investments that qualify for consolidation under the provisions of FIN 46-R.

      In November 2004, the FASB issued SFAS 151, "Inventory Costs." SFAS 151 amends the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage) under the guidance in ARB 43, Chapter 4, "Inventory Pricing." Paragraph 5 of ARB 43, Chapter 4, previously stated that "...under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges...." This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not expect adoption of SFAS 151 to have a material impact on our financial statements.

      In December 2004, the FASB issued SFAS 152, "Accounting for Real Estate Time-Sharing Transactions." The FASB issued this Statement as a result of the guidance provided in AICPA Statement of Position (SOP) 04-2, "Accounting for Real Estate Time-Sharing Transactions." SOP 04-2 applies to all real estate time-sharing transactions. Among other items, the SOP provides guidance on the recording of credit losses and the treatment of selling costs, but does not change the revenue recognition guidance in SFAS 66, "Accounting for Sales of Real Estate," for real estate time-sharing transactions. SFAS 152 amends Statement 66 to reference the guidance provided in SOP 04-2. SFAS 152 also amends SFAS 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects", to state that SOP 04-2 provides the relevant guidance on accounting for incidental operations and costs related to the sale of real estate time-sharing transactions. SFAS 152 is effective for years beginning after June 15, 2005, with restatements of previously issued financial statements prohibited. Management does not expect adoption of SFAS 152 to have a material impact on our financial statements.

      In December 2004, the FASB issued SFAS 153, "Exchanges of Non-monetary Assets," an amendment to Opinion No. 29, "Accounting for Non-monetary Transactions." Statement 153 eliminates certain differences in the guidance in Opinion No. 29 as compared to the guidance contained in standards issued by the International Accounting Standards Board. The amendment to Opinion No. 29 eliminates the fair value exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Such an exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for non-monetary asset exchanges occurring in periods beginning after June 15, 2005. Earlier application is permitted for non-monetary asset exchanges occurring in periods beginning after December 16, 2004. Management does not expect adoption of SFAS 153 to have a material impact on our financial statements.

      In December 2004, the FASB issued SFAS 123(R), "Share-Based Payment." SFAS 123(R) amends SFAS 123, "Accounting for Stock-Based Compensation," and APB Opinion 25, "Accounting for Stock Issued to Employees." SFAS 123(R) requires that the cost of share-based payment transactions (including those with employees and non-employees) be recognized in the financial statements. SFAS 123(R) applies to all share-based payment transactions in which an entity acquires goods or services by issuing (or offering to issue) its shares, share options, or other equity instruments (except for those held by an ESOP) or by incurring liabilities (1) in amounts based (even in part) on the price of the entity's shares or other equity instruments, or (2) that require (or may require) settlement by the issuance of an entity's shares or other equity instruments. This statement is effective (1) for public companies qualifying as SEC small business issuers, as of the first interim period or fiscal year beginning after December 15, 2005, or (2) for all other public companies, as of the first interim period or fiscal year beginning after June 15, 2005, or (3) for all nonpublic entities, as of the first fiscal year beginning after December 15, 2005. Management is currently assessing the effect of SFAS No. 123(R) on our financial statements.

                             DESCRIPTION OF BUSINESS

Overview

      Nexicon, Inc., a Nevada corporation formerly known as Cyco.net, Inc. (the "Nexicon"), is the successor corporation to AVE, Inc. Nexicon was an e-commerce business until July 2003 when it sold the assets of its cigarette e-tail business. This decision was made after several states filed civil lawsuits against the New Mexico subsidiary involved in the sale of cigarettes over the Internet. Nexicon's management felt that although the Company had a meritorious defense it would be much too costly to defend in a court of law. Nexicon chose to pursue other business opportunities and on November 19, 2003, Nexicon purchased all of the outstanding common stock of Orion Security Services, Inc., a Wisconsin corporation ("OSSI"), in a stock for stock purchase. On November 15, 2004, Nexicon purchased all of the outstanding common stock of Pluto Communications International, AS, a Norwegian corporation ("Pluto"), in a stock for stock purchase. On March 17, 2005, Nexicon agreed to repurchase 15,000,000 shares of the Company's common stock held by Robert Demson in exchange for all right, title, and interest that the Company held in agreements associated with the "SatSecure" technology and to the tradenames "Orion Security Services, Inc.", "OSSI", "Ossi-Secure", "SatSecure", "SatWatch" and "RECON 9000" and all equipment, computers and furniture valued at approximately $15,213.

Core Business

      Our wholly owned subsidiaries are OSSI, which provides secure computer network and management solutions and video surveillance systems via satellite communication and Pluto, which provides all-in-one or issue-specific management solutions for computer network control, cyber security, operational support systems and billing systems.

      OSSI's operations are in Oakton, Virginia and it was organized to deliver two products; a new network security and management control system, OSSI ComSecure(C) Controller and an innovative, manned or unmanned, mobile video-voice-data and alarm transfer surveillance system, OSSI SatSecure(C) Surveillance System.

      Pluto's operations are in Oslo, Norway. Pluto has developed new billing software. The CHARON Billing System features low cost ownership, full integration, high volume growth, total control of subscribers at all times and handles the requirements of multinational service providers.

OSSI ComSecure(C) Controller

      The ComSecure(C) Controller is designed to give a global network enterprise full control of all traffic, devices and subscribers within an intellectual property ("IP") network. With Internet inspired threats on the increase, government and commercial enterprises are able to now gain full control of their information technology ("IT") infrastructure, maximizing network performance and simultaneously offering an enhanced user experience. This all-in-one rack mount device changes the way network security and management is accomplished by managing what goes on both inside and outside the network, by eliminating damaging content from ever entering the network and by automating tasks for enhanced network performance.

      By managing and inspecting every IP packet, through all seven layers traversing the network, ComSecure(C) Controller does not allow IP packets containing unauthorized or malicious code to penetrate an enterprise.

      The ComSecure(C) Controller breaks the network processing bottleneck and increases total performance by executing tasks previously performed by firewalls and routers, and by eliminating the need for additional control boxes such as authentication servers, packet shapers, monitoring devices, intrusion detection and protection servers and access control systems.

      The Company is focused on two markets, consisting of the public and private sectors. The Company is working to attempt to establish relationships with key departments and agencies within the U.S. Government and with integrator partners that control the delivery mechanisms to government and commercial clients.

      The ComSecure(C) Controller is a patent pending complete network control device designed to give the administrator full control of all traffic, devices and subscribers in an IP network.

OSSI SatSecure(C) Surveillance System

      OSSI has introduced a surveillance technology in a rugged transceiver board-level design that delivers bi-directional video, audio, alarm/sensor and data transfer between virtually any two locations on earth with exceptional quality in limited bandwidth environments from 9.6 to 384 KBPS. The SatSecure(C) Surveillance System can use a variety of communication channels such as ISDN, IP, PSTN (Public Switched Telephone Networks), INMARSAT SatPhones (64 KBPS) and GSM phones (9.6 KBPS) to transfer and remotely control video, audio, alarm/sensor and data between two units at different locations. As of March 2005, Nexicon no longer sells SatSecure.

CHARON Billing System

      The CHARON Billing System consists of several standalone modules that can be delivered separately or combined for maximum operational advantages. These modules are grouped into three main brand names CHARON, CERBERUS and MINOS. Each branded module is divided into segments focusing on different markets. Operators and service providers can therefore use our system for other products and services, and bundle products to increase revenue. Each module has capabilities for the respective market segment, enabling it to be adapted to suit several needs for multi-operational products and service.

      The CHARON Billing System offers a scalable range of billing and customer care solutions. All systems are tested to ensure they capture and process all detail records at a wide rate. We believe the result is that service providers and network operators can trust CHARON Billing Systems and Customer Care Solutions.

      The CHARON Billing Systems support the billing processes for mobile, wireline, satellite, Internet, and energy. Offering flexibility, reliability and scalability, CHARON is a constantly evolving, open, client/server system that meets the needs of customers ranging from low volume start-ups to high volume Tier-1 operators.

Sources of Supply

      Nexicon expects to contract with third party  manufacturers to produce the
ComSecure(C)   Controller.   The  CHARON  Billing  products  are  developed  and
maintained in-house.

Industry

      We will be entering the highly competitive industry of computer network security with the ComSecure(C) Network Controller. Currently there are several options for protecting a secure computer network. Most are comprised of a group of components that collectively form a barrier between networks, commonly referred to as firewalls. Firewalls, which are not standardized, usually consist of several layers of applications and hardware that work to ensure that no single point of vulnerability exists. Firewalls often consist of a bastion host, proxy servers, packet screening tools, multiple routers, a "demilitarized zone", virus detection and intrusion detection devices. Currently, there are several large corporations that provide these services to the market, including Cisco Systems, Nortel Networks, Check Point Software, and IBM.

      We believes the revenue assurance module of the CHARON Billing and OSSI will create a competitive advantage for the Company.

Recent Developments

      On July 13, 2005, we entered into a Service Agreement with the Motion Picture Association of America (the "MPAA"), dated July 8, 2005, pursuant to which the Company will supply the MPAA with Nexicon's line of next-generation intelligence and data mining services worldwide. The initial term of the agreement is six months and is renewable for a successive 6-month period unless either party provides the other party with 30 days' prior written notice.

      On July 22, 2005, Nexicon, Inc. and Central Solutions, Inc. agreed to terminate the Investment, Marketing and Distribution Agreement entered into on December 10, 2004. As a result of terminating said agreement, the Company will return its 35% ownership interest in Central Solutions and Central Solutions will return the 10,000,000 shares of our common stock received per said agreement.

Competition

      Our competitors have substantially greater resources that we do, and a large market presence. These companies also have name and brand recognition which often implies reliability to the customer. Currently, most network security platforms are made up of several different devices and software, which are often manufactured by different companies. We believe this translates into customers having compatibility issues, and or the exclusion of one or more levels of protection which will ultimately leave their network vulnerable to attack. The ComSecure(C) Controller breaks the network processing bottleneck and increases total performance by executing tasks previously performed by firewalls and routers, and by eliminating the need for additional control boxes such as authentication servers, packet shapers, monitoring devices, intrusion detection and protection servers and access control systems. This all in one system results in a smaller footprint, increased performance and capability and a significantly lower cost of ownership. The CHARON Billing Systems support the billing processes for mobile, wireline, satellite, internet, and energy. CHARON is a constantly evolving, open, client/server system that meets the needs of customers ranging from low volume start-ups to very high volume Tier-1 operators.

Government Regulation

      We do not know of any government regulations concerning either of our products.

Employees

      Nexicon currently has three full-time and one part-time employee in Albuquerque, New Mexico. Pluto in Norway has six full-time employees. OSSI had six full-time employees through March 2005. Operations for OSSI have been moved to Nexicon's headquarters in Albuquerque.

                                   MANAGEMENT

      The following table sets forth the names and positions of our executive officers and directors. Our directors are elected at our annual meeting of stockholders and serve for one year or until successors are elected and qualify. Our Board of Directors elects our officers, and their terms of office are at the discretion of the Board, except to the extent governed by an employment contract.

      As of September 15, 2005, our directors and executive officers, their age, positions, the dates of their initial election or appointment as directors or executive officers, and the expiration of their terms are as follows:

Name                  Age     Position                        Period Served
------------------    ----    ----------------------------    ----------------
Richard Urrea         40      Chief Executive Officer,        1999 to present
                                President and Director
Daniel Urrea          33      Chief Financial Officer         1999 to present

      The directors and executive officers of Nexicon are not directors or executive officers of any company that files reports with the United States Securities and Exchange Commission, nor have they been involved in any bankruptcy proceedings, criminal proceedings, any proceeding involving any possibility of enjoining or suspending Nexicon's directors and officers from engaging in any business, securities or banking activities, and have not been found to have violated, nor been accused of having violated, any federal or state securities or commodities laws.

      The following is a brief description of the background of the directors and executive officers of Nexicon.

      RICHARD URREA has been President and Chief Executive Officer of Nexicon since inception in January 1999 and has been our sole director since December 2004. He served as President of Sycom International, Inc., from 1997 to 1999. Sycom is a data communications company, Mr. Urrea led the company from start up through national marketing plan and implementation of its manufacturing plan. The company currently manufactures its products and markets them throughout the U.S. and is in the process of expanding into foreign markets. From 1996 to 1997, Mr. Urrea was President of Klaire International Ltd., an export company distributing automotive parts in Mexico. From 1995-1996, Mr. Urrea served as the managing member of Toltec Fruit, LLC, a limited liability company involved in the importation of fruit into the United States from Mexico and South America. From 1993 to 1995, Mr. Urrea worked on the development and marketing plan for Septima Enterprises Inc. From 1991 to 1993, Mr. Urrea managed the Albuquerque Office of White Discount Securities. In 1990, Mr. Urrea was contract administrator for Foresight, Inc., an Albuquerque, laser-optics, government contractor. In 1989, Mr. Urrea served as marketing director for HDI System, Inc. where he devised and implemented an international marketing plan for an ignition system for marine application. In 1985 and 1986, Mr. Urrea owned and operated Shannon Euro Motorcars, a European automobile importing and maintenance company. Mr. Urrea sold the business in 1986 to attend Baylor University. Mr. Urrea received his Bachelor of Business Administration in Marketing and Business Broadcasting from Baylor University's Hankammer School of Business in 1989.

      DANIEL URREA has been Chief Financial Officer with Nexicon since inception in January 1999. Prior to his involvement with the Nexicon, Mr. Urrea worked with Sycom International, manufacturer and distributor of Radio Telemetry Units. During that time, Mr. Urrea was responsible for the maintenance of the accounting records for the Company, and was instrumental in the development of the company's business plan. Before this, Mr. Urrea worked for Klaire International, an exporter of automotive accessories to Mexico, in the same capacity. From January 1996 thorough August 1996, Mr. Urrea worked with Equinox International, an international marketing and distribution company, where he was involved in sales and talent recruiting activities. In 1995, Mr. Urrea received a Bachelors in Business Administration with a concentration in Finance from the Anderson School of Management at the University of New Mexico. Mr. Urrea has also spent several months out of the country where he studied business and other cultures.

Family Relationships

      Richard Urrea, our President, Chief Executive Officer and sole director, is the brother of Daniel Urrea, our Chief Financial Officer.

Committees

      Nexicon's Board of Directors serves as the audit committee. The Board of Directors does not have a financial expert due to the lack of capital needed to attract a qualified expert.

Code of Ethics

      On April 8, 2004, our Board of Directors adopted a written Code of Ethics designed to deter wrongdoing and promote honest and ethical conduct, full, fair and accurate disclosure, compliance with laws, prompt internal reporting and accountability to adherence to the Code of Ethics. This Code of Ethics has been filed with the United States Securities and Exchange Commission as an exhibit to the Company's Form 10-KSB for the year ended December 31, 2003.

Executive Compensation

      The following table shows all the cash compensation paid by Nexicon, as well as certain other compensation paid or accrued, during the fiscal years ended December 31, 2004, 2003 and 2002 to Nexicon's three highest paid executive officers. No restricted stock awards, long-term incentive plan payouts or other types of compensation, other than the compensation identified in the chart below, were paid to these executive officers during these fiscal years. Except as indicated below, no executive officer earned a total annual salary and bonus for any of these years in excess of $100,000.

                                            Annual Compensation                            Long-Term Compensation
                            ------------------------------------------------  --------------------------------------------------
                                                                                       Awards            Payouts
                                                                              ----------------------   -----------
                                                                   Other      Restricted
                                                                   Annual       Stock       Options/       LTIP       All Other
Name and                                Salary       Bonus      Compensation   Award(s)       SARs       Payouts    Compensation
Principal Position           Year         ($)         ($)           ($)          ($)          (#)          ($)           ($)
-------------------------   --------   ----------   ----------  ------------  ----------    --------   -----------  ------------
Richard Urrea,               2004        $108,634           --         --             --        --           --              --
Chief Executive Officer,     2003         $42,100   $75,000(3)         --             --        --           --              --
President and Director       2002        $110,750           --         --     $30,000(1)        --           --              --

Daniel Urrea,                2004         $49,896           --         --             --        --           --              --
Chief Financial Officer      2003         $30,333   $75,000(3)         --             --        --           --              --
And Secretary/Treasurer      2002         $57,822           --         --     $30,000(1)        --           --              --

Robert V. Denson, (4)        2004        $206,250           --         --             --        --           --              --
Chief Operating Officer      2003     $156,000(2)           --         --             --        --           --              --
OSSI                         2002      $54,000(2)           --         --             --        --           --              --

---------------

(1) These represent 1,750,000 shares of common stock issued to each of Richard Urrea and Daniel Urrea. These shares were valued at $0.03 per share on the date of grant.

(2) During the years ended December 31, 2003 and 2002, Robert Demson's salary was accrued.

(3) A bonus of $75,000 each was accrued for Richard Urrea and Daniel Urrea for reduced salaries paid in the year ended December 31, 2003.

(4) Robert V. Demson was the Chief Operating Officer of OSSI, a subsidiary of the Company, until March, 2005.

Employment Agreements

      Effective January 1, 2004, Nexicon entered into a 5-year employment agreement with Richard Urrea. Mr. Urrea is employed as the President and Chief Executive Officer of Nexicon. Mr. Urrea's annual salary is $120,000. Mr. Urrea is also entitled to discretionary bonuses to be determined by the Company's Board of Directors and the use of a Company car.

      Effective January 1, 2004, Nexicon entered into a 5-year employment agreement with Daniel Urrea. Mr. Urrea is employed as the Chief Financial Officer of Nexicon. Mr. Urrea's annual salary is $90,000. Mr. Urrea is also entitled to discretionary bonuses to be determined by the Company's Board of Directors and the use of a Company car.

Director Compensation

      The directors do not receive cash compensation for their services to Nexicon as such.

Securities Authorized for Issuance Under Equity Compensation Plan

      The following table sets forth the securities that have been authorized under equity compensation plans as of December 31, 2004.

                                                                                                              Number
                                                                                                          Of Securities
                                                            Number                                     Remaining Available
                                                        Of Securities                                  For Future Issuance
                                                         To Be Issued           Weighted-Average    Under Equity Compensation
                                                        Upon Exercise            Exercise Price               Plans
                                                   Of Outstanding Options,       Of Outstanding       (Excluding Securities
                                                           Warrants                 Options,                Reflected
                                                          And Rights           Warrants And Rights        In Column (a))
                                                          ----------           -------------------        --------------
                                                             (a)                       (b)                      (c)
                                                          ----------           -------------------        --------------
Equity compensation plans approved by security
holders                                                         750,000                     $0.08                750,000

Equity compensation plans not approved by
security holders                                                      0                        $0                      0

TOTAL                                                           750,000                     $0.08                750,000

      No options have been granted to the named officers and directors.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder require Nexicon's officers and directors, and persons who beneficially own more than 10% of a registered class of Nexicon's equity securities, to file reports of ownership and changes in ownership with the United States Securities and Exchange Commission and to furnish Nexicon with copies thereof. Based on its reviews of the copies of the Section 16(a) forms received by it, or written representations from certain reporting persons, Nexicon believes that, during the last fiscal year, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with although not timely filed.

                             DESCRIPTION OF PROPERTY

      On April 1, 2004,  we moved our  executive  offices to 400 Gold SW,  Suite
1000, Albuquerque, New Mexico 87102. Nexicon entered into a two-year lease contract with a monthly basic lease payment of $1,400. On January 28, 2004, Nexicon entered into a three-year lease contract for the operations of Orion Security Services, Inc. ("OSSI") at 8280 Greensboro Drive, McLean Virginia 22102. The basic monthly lease payment is $5,590.

                                LEGAL PROCEEDINGS

      On January 28, 2003, Nexicon's subsidiary Cyco.net, Inc. was named in a civil action filed in the United States District Court Southern District of New York by the City of New York as one of approximately a dozen defendants who engaged in the business of internet online cigarette sales. The suit alleges that Cyco.net, Inc. failed to report the names and addresses of its customers to taxing authorities. The claim was for $15 million and 15 defendants were named, including the Company. Nexicon's management has heard that some defendants have settled with City of New York for $6,000, amount which Nexicon considers immaterial to investors. The case was dismissed without prejudice earlier this year and has subsequently been refiled by the City of New York. Nexicon reviews the status of the case periodically and if it determines that the potential liability is material to investors or otherwise required to be noted in the Company's financial statements, it will be disclosed.

      On April 1, 2003, the State of California filed a civil action in the Superior Court of California, County of San Diego, against the Company's subsidiary Cyco.net, Inc, alleging sales of cigarettes to minors, deceptive failure to file Jenkins Act reports and inform California consumers that they are required to pay sales taxes to California. Based on these factual assertions, the suit's three counts alleged false or misleading advertising under California Business and Profession Code 17500 and failure to notify California purchasers of their obligations under California Revenue and Business and Professions Code 17200. The suit sought injunctive relief and assessment of civil penalties of $2,500 for each violation. This action was settled for $25,000 in May 2004.

      On April 1, 2003, the State of Washington filed a civil action in the State of Washington, King County Superior Court against Nexicon's subsidiary Cyco.net, Inc. alleging sales of cigarettes to minors, deceptive failure to file Jenkins Act reports and inform Washington consumers that they are required to pay sales taxes to the State of Washington. Based on the factual assertions, the suit's four counts alleged unfair business practice, unfair method of compensation and misrepresentation. The suit sought injunctive relief restraining Cyco.net, Inc. from continuing to engage in unlawful conduct, restitution to consumers and civil penalties of up to $2,000 per violation, plus attorneys' fees and costs. In March 2004, the parties agreed to settle for $10,000.

      On April 1, 2003, the State of Oregon filed a civil action in the State of Oregon, Marion County against the Company's subsidiary Cyco.net, Inc. alleging the sale of one carton of cigarettes to a minor using her mother's name and credit card, in violation of State Unlawful Trade Practices Act. The suit sought to enjoin Cyco.net, Inc. from doing business in Oregon, $25,000 and attorney's fees. This suit was settled on April 2004 for $2,000.

      On July 10, 2003, the State of Vermont filed a civil action in the State of Vermont, Chittenden County against the Company's subsidiary alleging the sale of cigarettes to a minor, deceptive failure to file Jenkins Act reports and inform Vermont consumers that they are required to pay sales taxes to the State of Vermont. The suit sought to enjoin the Company from doing business in Vermont, pay civil penalties of up to $10,000 for each sale to a minor, plus attorney's fees and costs. This suit was settled in April 2004 for $4,000.

      During 2003, the State District Court of Travis County, Texas, alleged that the Company did not take effective measures to prevent the sale of tobacco products to minors in violation of the Texas Deceptive Trade Practices - Consumer Protection Act. This suit was settled in September 2004 for $3,000.

                             PRINCIPAL STOCKHOLDERS

Voting Securities And Principal Holders Thereof

      The following table sets forth, as of September 15, 2005, information with respect to the beneficial ownership of our common stock by (i) persons known by us to beneficially own more than 5% of the outstanding shares, (ii) each director, (iii) each executive officer and (iv) all directors and executive officers as a group.

                                                                       Common Stock
                                                                    Beneficially Owned
                                                           ---------------------------------
Name/Address                                                   Number           Percent (1)
----------------------------------------------------       ----------------   --------------
Robert V. Demson                                           11,000,000            9.22%
11702 Saddle Crescent Circle
Oakton, Virginia 22124

Central Solutions, Inc.                                    10,000,000            8.38%
10 East Baltimore Street, Suite 1404
Baltimore, Maryland 21202

Matthias Urrea - Tres Santos Limited Partnership (2)       10,000,000            8.38%
7850 Jefferson NE Suite 140
Albuquerque, New Mexico 87109

Mathew Urrea - Urrea Family Limited Partnership (2)         8,000,000            6.70%
7850 Jefferson NE Suite 140
Albuquerque, New Mexico 87109

Daniel Urrea                                                5,046,000            4.23%
3009 Charleston NE
Albuquerque, New Mexico 87110

Richard Urrea                                               4,721,000            3.96%
600 Alcalde SW #4D
Albuquerque, New Mexico 87104

ALL OFFICERS AND DIRECTORS AS A GROUP (2 PERSONS)           9,767,000            8.19%

------------------------------------

(1)   Applicable  percentage  of  ownership  is based on  119,312,402  shares of common stock outstanding as of September 15, 2005, together with applicable options for each shareholder. Beneficial ownership is determined in accordance with the rules of the United States Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of September 15, 2005 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The common stock is the only outstanding class of equity securities of Nexicon.

(2) Mathew Urrea is the Trustee for and has beneficial ownership of the common stock held by the Urrea Family through these two partnerships. Mathew Urrea is a brother to Richard Urrea and Daniel Urrea.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships And Related Transactions

      On March 17, 2005, Nexicon decided to discontinue operations of its OSSI SatSecure(C) Systems business, pursuant to the terms of a Stock Repurchase Agreement. Nexicon agreed to repurchase 15,000,000 shares of its common stock held by the president of Orion Security Services, Inc. ("OSSI") and issued an unsecured promissory note for $240,000 covering previously accrued wages and expenses. The note is payable as $20,000 at closing and $220,000 payable in successive $20,000 increments on or before the 15th of the month for 11 consecutive months. This individual also received equipment located in the OSSI facility with a net book value of $15,213. In addition, Nexicon relinquished all right title and interest in any agreements associated with the SatSecure(C) technology and to various tradenames.

      During the years ended December 31, 2004 and 2003, Nexicon paid $0 and $12,500, respectively, in consulting fees to related parties for services.

      At December 31, 2004, Nexicon has recorded notes payable and accrued interest payable to the president of its subsidiary OSSI, in the aggregate amount of $21,741, including interest of $8,741. In addition, the Company owes this individual $249,276 including $210,000 of prior year accrued and unpaid wages, $19,022 of current year accrued wages and $20,054 of expense reimbursement. All of these liabilities are included in Net Liabilities of Discontinued Operations related to the SatSecure(C) System division at December 31, 2004, and payment of these obligations is incorporated into the Stock Repurchase Agreement.

      "Accrued expenses - related party", includes an aggregate of $300,000 of unpaid prior year bonuses to employees and the Company's website designer, all of whom are also shareholders, plus $93,380 of current year accrued wages and $5,957 of expense reimbursements payable to Nexicon's employees/shareholders.

      During the year ended December 31, 2004, Nexicon paid $100,200 to its affiliate, Mercury Mobile AS, as well as $74,864 to a company affiliated with certain shareholders, for the cost of materials related to its ComSecure Controller product, which amounts are included in cost of goods sold.

      On November 19, 2003, Nexicon purchased all of the outstanding common stock of OSSI. In the stock for stock purchase, Nexicon issued 50,000,000 shares of common stock in exchange for all of the issued and outstanding common stock of OSSI.

      In 2003, Nexicon acquired the stock of OSSI from the following people in exchange for the number of shares of Nexicon's common stock set forth opposite their names:

                         Name:                      No. of Shares:
             --------------------------   ---------------------------------
             Robert V. Demson                         26,000,000
             Francisco Urrea, Jr.*                    20,000,000
             Paul B. Goldberg                          1,800,000
             Harry A. Montefusco                       1,800,000
             John F. Morrison                            400,000

*     Mr. Franciso Urrea, Jr. is a father to Richard Urrea and Daniel Urrea.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

      Nexicon's common stock has been quoted on the Over-the-Counter Bulletin Board maintained by the NASD under the symbol "NXCN.OB"

      The following table sets forth the range of high and low bid quotations for each calendar quarter for Nexicon's common stock for the prior two years.

                                2003                        High       Low
        -------------------------------------------     ----------  ---------
        January 2, 2003 - March 28, 2003                  $0.0500    $0.0400
        April 1, 2003 - June 30, 2003                     $0.0100    $0.0050
        July 1, 2003 - September 30, 2003                 $0.0100    $0.0050
        October 1, 2003 - December 31, 2003               $0.4800    $0.0100

                                2004                        High       Low
        -------------------------------------------     ----------  ---------
        January 2, 2004 - March 31, 2004                  $1.2300    $0.2500
        April 1, 2004 - June 30, 2004                     $0.4700    $0.1800
        July 1, 2004 - September 30, 2004                 $0.4000    $0.1800
        October 1, 2004 - December 31, 2004               $0.2200    $0.0700

                                2005                        High       Low
        -------------------------------------------     ----------  ---------
        Jan 2, 2005 - March 31, 2005                      $0.1100    $0.0300
        April 1, 2005 - June 30, 2005                     $0.0390    $0.0210
        July 1, 2005 - September 23, 2005                 $0.0510    $0.0160

      The above prices were obtained from Nasdaq, Inc. The quotations represent inter-dealer quotations, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.

      As of September 13, 2005, Nexicon believes there were approximately 611 holders of record of our common stock.

      We have not paid dividends in the past on any class of stock and we do not anticipate paying dividends in the foreseeable future.

Recent Sales of Unregistered Securities

      During the last three years, Nexicon has issued the following unregistered securities:

      Subsequent to June 30, 2005, the Company issued 4,100,000 shares of its common stock for cash in the amount of $47,000. The Company issued 1,500,000 shares of common stock to Brent Jay valued at $30,000 and 318,000 shares of common stock valued at 3,185 to CCG for marketing and public relations services. The value of the stock was determined by the price of the stock on the date of issue.

      During the period ended June 30, 2005, Nexicon issued an aggregate of 3,500,000 shares of its common stock for cash in the amount of $90,000. The Company issued 400,000 shares were issued to employees as compensation valued at the market price on the date of issue of $8,000.

      On July 5, 2005, we entered into the 2005 SEDA, effective as of June 24, 2005, pursuant to which, at our discretion, we may periodically sell to Cornell Capital Partners shares of our common stock for a total purchase price of up to $20,000,000. For each share of common stock purchased under the 2005 SEDA, Cornell Capital Partners will pay Nexicon 99% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five trading days immediately following the notice date. Further, Cornell Capital Partners will retain a fee of 5% of each advance under the 2005 SEDA. In light of the limitations contained in the 2005 SEDA, we would need to submit a $300,000 advance request approximately every six trading days for 24 months in order to attain the full $20,000,000 available under the 2005 SEDA; however, we do not currently have sufficient shares given the current price of our stock to permit the delivery of the securities required to obtain the maximum $20,000,000 available under the 2005 SEDA.

      On July 5, 2005, we refinanced the 2004 Secured Convertible Debentures as the 2005 Secured Convertible Debentures in the principal amount of $380,000, effective as of June 24, 2005. The 2005 Secured Convertible is convertible at the holder's option any time up to maturity at a conversion price per share equal to $0.01. At maturity, the remaining unpaid principal and accrued interest under the 2005 Secured Convertible Debenture shall be, at our option, either paid or converted into shares of common stock at a conversion price equal to $0.01. The 2005 Secured Convertible Debenture is secured by substantially all of our assets, and accrues interest at a rate of 5% per year and have a 2-year term. On July 1, 2005, the Company issued 1,086,957 shares of its common stock to Cornell Capital Partners for conversion of $20,000 under the 2005 Debenture. As of September 15, 2005 the outstanding balance of Debenture balance was $360,000 and the accrued interest was $26,003.

      During the quarter ended March 31, 2005, Nexicon issued an aggregate of 500,000 shares of its common stock for cash to various individuals in the amount of $30,000.

      On January 14, 2005, Nexicon issued an unsecured promissory note to Cornell Capital Partners in the amount of $250,000 and received net proceeds of $225,033 after payment of financing costs of $24,967. Effective March 3, 2005, the Company issued an additional unsecured promissory note to Cornell Capital Partners in the amount of $1,000,000 and received net proceeds of $915,099, after payment of financing costs of $84,901. The loan is evidenced by a promissory note dated March 3, 2005, which bears interest at a rate of 12% per annum and is due within 296 days of the execution of the note (November 26, 2005), unless otherwise mutually extended. As a condition precedent to the loan, the Company agreed to issue and hold in escrow 40,000,000 shares of its common stock to be released in connection with repayment of the loan. 40,000,000 shares were issued and held in escrow in connection with the $1,000,000 promissory note.

      During the year ended December 31, 2004, Nexicon issued 6,600,000 shares of Common Stock in 2004 for cash consideration of $587,800. An additional 8,799,833 shares were issued in exchange for services valued at $2,016,384, the fair market value of the shares on the date Nexicon agreed to issue the stock. Included in those issued for services were 3,800,000 shares issued to Nexicon's employees at a value of $760,000. Deferred stock compensation at December 31, 2004 was $543,996 to be amortized over the terms of certain consulting agreements.

      The following table sets forth to whom Nexicon issued an aggregate of $2,016,384 shares of its common stock in exchange for services:

                                           Common Stock Issued for Services
---------------------------------------------------------------------------------------------
Name                           Date              Shares          Amount    Service
--------------------------     ------------   -----------   ------------   ------------------
Laurence L. Levison            3/19/2004         50,000     $    24,950    Product Consulting
Frank J. Loch                  3/19/2004         50,000          24,950    Product Consulting
Kenneth B. Baircar             3/19/2004         50,000          24,950    Product Consulting
Joel Newberger                 3/19/2004         50,000          24,950    Product Consulting
Frank M. Reganato              3/19/2004         50,000          24,950    Product Consulting
Cornell Capital Partners       3/23/2004        512,833         255,400    2004 SEDA
Yorkville                      4/6/2004         254,000         127,000    2004 SEDA
Waterville                     6/14/2004        186,000          93,000    2004 SEDA
Lynn Budagher                  9/22/2004      2,000,000         400,000    Employee
John Morrison                  9/22/2004      1,600,000         320,000    Employee
Simon Hampton                  9/22/2004        200,000          40,000    Employee
Brent Jay                      6/28/2004      3,000,000         490,868    Public Relations
CEO Cast                       3/31/2004        214,167         107,083    Public Relations
CCG                            11/15/2004       499,500          49,950    Public Relations
Dealflow                       11/15/2004        83,333           8,333    Public Relations
                                              ---------     -----------
Totals                                        8,799,333     $ 2,016,384
                                              =========     ===========

      Effective December 10, 2004, Nexicon entered into a marketing and distribution agreement with Central Solutions, Inc. ("Central"), a Delaware corporation, whereby Nexicon granted Central the right to market, distribute and support any and all technology directly or indirectly controlled, licensed, owned joint ventured or otherwise approved for Nexicon, exclusively in the healthcare markets in the U.S. and Canada. In connection with this, Nexicon issued 10,000,000 shares of its restricted common stock in exchange for 35% of Central's issued and outstanding common stock.

      On November 15, 2004, Nexicon, Inc. purchased all of the outstanding common stock of Pluto Communications International, AS ("Pluto") a Norwegian company, that provides a range of billing and customer care solutions for telecommunication carriers and service providers via their CHARON billing and customer care real-time, client/server system. In the stock for stock purchase, Nexicon, Inc. issued 5,010,496 shares of common stock in exchange for all of the issued and outstanding common stock of Pluto Communications International, AS.

      Nexicon acquired the stock of Pluto from the following people in exchange for the number of shares of Nexicon's common stock set forth opposite their names:

                                 Number                                  Number
    Name                        of shares          Name                of shares
----------------------------    ---------     ----------------------   ---------
Teigland Eiendom AS             1,117,043     Nordea Liv Norge AS        155,400
Mercury Mobile AS                 827,820     Holberg @                  133,980
Frank Mjos                        656,250     Tommy Eide                 105,000
Toman Invest AS                   388,500     Lie Invest AS               38,850
Tommy Stiansen                    262,500     Rune Svendsen               34,965
Reidar Asphaug                    262,500     Jens Petter Teigland        31,248
Svein Erik Fauskanger             262,500     Vest Kapital AS             26,250
Eiendomsgruppen Vest AS           242,498     Anders Giske                 7,770
Holberg Norden                    235,200     Eivind B0e                   5,250
Holberg Norge                     216,972                              ---------
                                                Total Shares           5,010,496
                                                                       =========

      In May 2004, the Company entered into a Securities Purchase Agreement, whereby up to $500,000 of 5% secured, convertible debentures may be issued. During the year ended December 31, 2004, Nexicon received net proceeds of $369,323 after payment of expenses in the amount of $130,677, from the sale of $500,000 worth of debentures. The Investor converted $75,000 worth of the debentures for 679,855 shares of its common stock. The 2004 Secured Convertible Debentures were mutually terminated by Nexicon and Cornell Capital Partners pursuant to the Termination Agreement, dated as of June 23, 2004. The principal amounts and accrued interest outstanding under the 2004 Secured Convertible Debenture were refinanced under the 2005 Secured Debenture in the principal sum of $380,000.

      On March 23, 2004, Nexicon entered into the 2004 Standby Equity Distribution Agreement with Cornell Capital Partners. This agreement replaced the Equity Line of Credit Agreement entered into in September 2001. Pursuant to this agreement, Nexicon may, at its discretion for up to two years, periodically issue and sell shares of common stock for a total purchase price of $20 million. If Nexicon requests an advance under the 2004 Standby Equity Distribution Agreement, Cornell Capital Partners will purchase shares of common stock for 99% of the volume weighted average price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. Cornell Capital Partners intends to sell any shares purchased under the 2004 Standby Equity Distribution Agreement at the market price. On June 10, 2004 the Company filed the 2004 Registration Statement for the registration of 69,513,810 shares of the Company's common stock. The 2004 Registration Statement became effective on August 11, 2004. Effective March 23, 2004, upon the execution of the 2004 Standby Equity Distribution Agreement, the Company issued 490,000 shares of its common stock to Cornell Capital Partners at $0.48 per share, plus 20,833 shares of its common stock to Newbridge Securities Corporation, the Placement Agreement, at $0.48 per share. The total fees of $245,000 are capitalized as financing costs net of $85,200 amortization of non-cash interest expense in the accompanying financial statements, in the amount of $160,000 at September 15, 2004.

      On November 19, 2003, Nexicon, Inc. purchased all of the outstanding common stock of OSSI. In the stock for stock purchase, Nexicon issued 50,000,000 shares of common stock in exchange for all of the issued and outstanding common stock of OSSI. The shares were at valued $0.09 per share, the fair market value at November 19, 2003.

      In 2003, Nexicon acquired the stock of OSSI from the following people in exchange for the number of shares of Nexicon's common stock set forth opposite their names:

                                                          No. of
             Name:                                        Shares:
             -----------------------------------------    ----------
             Robert V. Demson                             26,000,000
             Francisco Urrea, Jr.                         20,000,000
             Paul B. Goldberg                              1,800,000
             Harry A. Montefusco                           1,800,000
             John F. Morrison                                400,000

      In October 2003, Nexicon issued 1,000,000 shares of common stock to Francisco Urrea, Jr. , a director at the time of the issuance, for consulting fees.

      Effective July 1, 2003, Nexicon agreed to sell its Internet tobacco products business to American Indian CigCo, LLC ("AIC"). In conjunction with this sale, AIC agreed to purchase 2,000,000 shares of Nexicon's common stock for $2,800,000 payable in the form of a promissory note bearing interest at 7% per year. Interest payments are due annually commencing July 31, 2004 and the principal is due July 31, 2008. In November 2004, the agreement was amended to effect monthly interest-only payments at an annual rate of 4.223%, commencing December 31, 2004, with the principal due on or before December 31, 2009, at AIC's option. To date, AIC has paid no interest on the note.

      In August 2002, Nexicon issued a total of 5,000,000 shares of common stock valued at $150,000 as follows: 1,000,000 shares each to Richard Urrea, Daniel Urrea, Brent Wolford, Lynnette Budagher and Trey Urrea.

      With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. In each instance, the purchaser had access to sufficient information regarding Nexicon so as to make an informed investment decision. More specifically, Nexicon had a reasonable basis to believe that each purchaser was either an accredited investor as defined in Regulation D of the 1933 Act or otherwise had the requisite sophistication to make an investment in Nexicon's common stock.

                            DESCRIPTION OF SECURITIES

Capital Stock

      The authorized capital stock of Nexicon consists of 500,000,000 shares of common stock, par value $0.001 per share. As of September 15, 2005, we have 119,312,402 shares of our common stock outstanding. In addition, as of September 15, 2005, there are 750,000 options to purchase common stock outstanding. The following description is a summary of the capital stock of Nexicon and contains the material terms of the capital stock. Additional information can be found in Nexicon's Articles of Incorporation and Bylaws.

      Common Stock. Each share of common stock entitles the holder to one vote on each matter submitted to a vote of our stockholders, including the election of directors. There is no cumulative voting. Subject to preferences that may be applicable to any outstanding preferred stock, stockholders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors. Stockholders have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions related to the common stock. In the event of liquidation, dissolution or winding up of Nexicon, stockholders are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

      Options. Nexicon has a compensatory stock option plan. Under the plan, the Company may grant options for up to 4,000,000 shares of common stock. The exercise price of each option shall be determined by the Compensation Committee or by the CEO with reference to factors such as current fair market value of the common stock, net book value per share, regular or other remuneration already being received by the optionee. The maximum term of the options is five years and they vest on the date granted. All options outstanding at December 31, 2004 have been granted to employees.

      Summarized information relative to Nexicon's stock option plan is as follows:

                                                  Number of Weighted Average

                                              Shares            Exercise Price
                                           ------------         --------------
Outstanding at January 1, 2004                1,350,000                  $0.08
  Granted                                            --                     --
  Exercised                                          --                     --
  Forfeited                                    (600,000)                    --
                                           ------------         --------------
Outstanding at December 31, 2004                750,000                  $0.08
                                           ============         ==============

      An option for 600,000 shares expired in 2004 and an option for 750,000 shares expires in 2006.

      The effect of applying SFAS 123 pro forma net (loss) is not necessarily representative of the effects on reported net income (loss) for future years due to, among other things, the vesting period of the stock options and the fair value of additional stock options in future years.

      Warrants. During the year ended December 31, 2001 the Company issued to Cornell Capital Partners, LP a stock purchase warrant, exercisable for 300,000 shares of common stock, expiring on August 16, 2006. The exercise price of the warrant is the lower of (i) 120% of the closing price of Nexicon's stock on August 16, 2001, or (ii) the lowest price at which Nexicon's issues or sells common stock subsequent to August 16, 2001. After such adjustment, the number of shares is also adjustable by the former exercise price multiplied by the number of shares divided by the new exercise price.

      During the year ended December 31, 2002 Nexicon was required to change the terms of the warrant. As of September 15, 2005, the warrant is exercisable into 1,440,000 shares of common stock at $0.03 per share. The warrant expires on August 16, 2006.

      Debentures. In May 2004, Nexicon entered into the 2004 Securities Purchase Agreement, whereby up to $500,000 of 5% secured, convertible debentures were issued. During the year ended December 31, 2004, Nexicon received net proceeds of $369,323 after payment of expenses in the amount of $130,677, from the sale of $500,000 worth of debentures. In 2004, the investor converted $75,000 worth of the debentures for 679,855 shares of Nexicon's common stock.

      During the quarter ended March 31, 2005, Nexicon converted an additional $20,000 worth of debentures resulting in the issuance of 417,000 shares of its common stock.

      On July 5, 2005, we refinanced the 2004 Secured Convertible Debentures as the 2005 Secured Convertible Debenture in the principal amount of $380,000, effective as of June 24, 2005 (the "2005 Secured Convertible Debenture"). The 2004 Secured Convertible Debentures were mutually terminated by Nexicon and Cornell Capital Partners pursuant to the Termination Agreement; however, the principal amounts and accrued interest outstanding under the 2004 Secured Convertible Debenture are now subject to the terms and conditions contained in the 2005 Secured Convertible Debenture. The 2005 Secured Convertible is convertible at the holder's option any time up to maturity at a conversion price per share equal to $0.01. At maturity, the remaining unpaid principal and accrued interest under the 2005 Secured Convertible Debenture shall be, at our option, either paid or converted into shares of common stock at a conversion price equal to $0.01. The 2005 Secured Convertible Debenture is secured by substantially all of Nexicon's assets, accrues interest at a rate of 5% per year and has a 2-year term. As of September 15, 2005, the outstanding balance of the 2005 Secured Convertible Debenture is $360,000 and the accrued interest is $26,003.

Shares Eligible for Future Sales

      119,312,402 shares of common stock are outstanding on the date of this Prospectus and an additional 2,190,000 shares will be issued if all of the outstanding warrants are exercised and all of the notes are converted to common stock. All of the shares that may be sold pursuant to this Prospectus will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended, except that any shares issued to our affiliates, as that term is defined in Rule 144 under the Securities Act of 1933, as amended, may generally only be sold in compliance with the provisions of Rule 144 described below. In general, our affiliates are any persons that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with us.

      Of the 119,312,402 shares of common stock outstanding as of the date of this Prospectus, 9,767,000 shares are held by our affiliates and will be restricted securities as that term is defined in Rule 144. These restricted shares may only be sold if they are registered under the Securities Act of 1933, as amended, or are exempt from such registration requirements.

      164,000,000 shares of common stock are being registered in this offering for resale by Cornell Capital Partners pursuant to the 2005 Standby Equity Distribution Agreement.

      36,000,000 shares of common stock are being registered in this offering for resale by Cornell Capital Partners pursuant to the 2005 Secured Convertible Debentures.

      5,828,496 shares of common stock are being registered in this offering for resale by other selling stockholders of Nexicon who have acquired such shares in various transactions with us.

Rule 144

      In general, under Rule 144 of the Securities Act of 1933, as amended, a shareholder who owns restricted shares that have been outstanding for at least one year is entitled to sell, within any 3-month period, a number of these restricted shares that does not exceed the greater of 1% of the then outstanding shares of common stock immediately on the date of this Prospectus, or, subject to certain restrictions, the average weekly reported trading volume in the common stock during the four calendar weeks preceding filing of a notice on Form 144 with respect to the sale.

      In addition, affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, to sell shares of common stock that are not restricted securities. Sales under Rule 144 are also governed by manner of sale provisions and notice requirements, and current public information about us must be available. Under Rule 144(k), a shareholder who is not currently and who has not been for at least three months before the sale an affiliate and who owns restricted shares that have been outstanding for at least two years may resell these restricted shares without compliance with the above requirements.

Transfer Agent & Registrar

      The transfer agent and registrar for our common stock is Corporate Stock Transfer. Their address is 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209. Their telephone number is (303) 282-4800.

Limitation Of Liability: Indemnification

      Our Bylaws include an indemnification provision under which we have agreed to indemnify directors and officers of Nexicon to fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as a director or officer of Nexicon.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Nexicon pursuant to the foregoing, or otherwise, Nexicon has been advised that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

Anti-Takeover Effects Of Provisions Of The Articles Of Incorporation

      The authorized but unissued shares of our common and preferred stock are available for future issuance without our shareholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of Nexicon that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with Nexicon's Board of Directors' desires. A takeover may be beneficial to shareholders because, among other reasons, a potential suitor may offer shareholders a premium for their shares of stock compared to the then-existing market price.

                                     EXPERTS

      The consolidated financial statements for the years ended December 31, 2004 and 2003 included in the Prospectus have been audited by Stark Winter Schenkein & Co., LLP, independent certified public accountants to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding Nexicon's ability to continue as a going concern) appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

      The validity of the shares of common stock offered hereby will be passed upon for us by David S. McElroy, Esq. of Burton, Bartlett & Glogovac, located in Reno, Nevada. A copy of the legal opinion will be filed by amendment.

                           HOW TO GET MORE INFORMATION

      We have filed with the United States Securities and Exchange Commission a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, with respect to the securities offered by this Prospectus. This Prospectus, which forms a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, as permitted by the rules and regulations of the United States Securities and Exchange Commission. For further information with respect to us and the securities offered by this Prospectus, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document that we have filed as an exhibit to the Registration Statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions. The Registration Statement and other information may be read and copied at the United States Securities and Exchange Commission's Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the United States Securities and Exchange Commission.

                                  NEXICON, INC

                                    INDEX TO

                              FINANCIAL STATEMENTS

                                                                                 PAGE(S)
FINANCIAL STATEMENTS AS OF JUNE 30, 2005

Consolidated Balance Sheet (Unaudited)                                              F-1
Consolidated Statements of Operations and Comprehensive Income (Unaudited)          F-2
Consolidated Statements of Cash Flow (Unaudited)                                    F-3
Notes to Consolidated Financial Statements (Unaudited)                              F-4

FINANCIAL STATEMENTS AS OF DECEMBER 31, 2004 and DECEMBER 31, 2003

Report of Independent Registered Public Accounting Firm                            F-10
Consolidated Balance Sheet                                                         F-11
Consolidated Statements of Operations                                              F-12
Consolidated Statements of Changes in Stockholders' Equity (Deficit)               F-13
Consolidated Statements of Cash Flows                                              F-15
Notes to Consolidated Financial Statements                                         F-16

                                  NEXICON, INC.
                           CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 2005
                                   (unaudited)

                                     ASSETS

CURRENT ASSETS
  Cash                                                                   $     24,968
  Restricted cash                                                                 878
  Receivables, net of allowance for doubtful accounts of $1,373                19,635
  Receivables - related parties                                                 5,474
  Receivable - AIC                                                             54,674
  Interest receivable - AIC                                                       382
  Prepaid expense                                                               3,173
                                                                         ------------
    Total current assets                                                      109,184
                                                                         ------------

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $131,021            36,854
                                                                         ------------

OTHER ASSETS
  Investment in Mercury                                                       147,851
  Deposit                                                                       3,895
                                                                         ------------
                                                                              151,746
                                                                         ------------
                                                                         $    297,784
                                                                         ============

                    LIABILITIES AND STOCKHOLDERS' (DEFICIT)

CURRENT LIABILITIES
  Accounts payable and accrued expenses                                  $    598,668
  Notes payable - Cornell Partners                                          1,000,000
  Accrued interest - Cornell Partners                                          61,559
  Accrued expenses - shareholders                                             377,771
  Deferred gain                                                                37,563
  Net liabilities of discontinued operations                                  308,801
                                                                         ------------
    Total current liabilities                                               2,384,362
                                                                         ------------

CONVERTIBLE DEBENTURES                                                        380,000
                                                                         ------------

STOCKHOLDERS' (DEFICIT)
  Common stock, $0.001 par value, 500,000,000 shares
    authorized, 122,306,945 shares issued and outstanding                     122,307
  Additional paid-in capital                                               13,269,947
  Deferred stock compensation                                                 (26,753)
  Stock subscription receivable                                            (2,800,000)
  Accumulated (deficit)                                                   (13,156,414)
                                                                         ------------
                                                                           (2,590,913)
  Other comprehensive income:
    Currency translation adjustment                                           124,335
                                                                         ------------
                                                                           (2,466,578)
                                                                         ------------
                                                                         $    297,784
                                                                         ============

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                                  NEXICON, INC.
         CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS)
                                   (unaudited)

                                                        Three Months Ended June 30,               Six Months Ended June 30,
                                                      -------------------------------         ---------------------------------
                                                           2005               2004                2005                 2004
                                                      -------------       -------------       -------------       -------------
Revenues                                              $      24,255       $          --       $      56,314       $          --
                                                      -------------       -------------       -------------       -------------

Cost of goods sold                                           18,454                  --              42,853                  --
General and administrative expenses                         502,200             519,784           1,114,737           1,080,665
Non-cash compensation-general and administrative            266,621             214,726             525,243             462,976
                                                      -------------       -------------       -------------       -------------

(Loss) from operations                                     (763,020)           (734,510)         (1,626,519)         (1,543,641)
                                                      -------------       -------------       -------------       -------------

Other income (expense):
  Interest income                                               113               4,047               1,480               4,047
  Non-cash interest expense                                (130,600)                 --            (160,000)                 --
  Interest expense                                          (35,682)               (578)            (59,331)             (1,149)
                                                      -------------       -------------       -------------       -------------
                                                           (166,169)              3,469            (217,851)              2,898
                                                      -------------       -------------       -------------       -------------
Net (loss) before income tax                               (929,189)           (731,041)         (1,844,370)         (1,540,743)

Income tax (benefit)                                         (4,000)            (38,000)            (21,000)            (67,000)
                                                      -------------       -------------       -------------       -------------

(Loss) before discontinued operations                      (925,189)           (693,041)         (1,823,370)         (1,473,743)

Discontinued operations:
  Gain (loss) on sale of assets of discontinued
    operations                                                   --              29,286             (14,110)             29,286
  Net (loss) from discontinued operations, net
    of income taxes                                         (17,276)           (150,401)            (85,404)           (264,450)
                                                      -------------       -------------       -------------       -------------
Net (loss)                                                 (942,465)           (814,156)         (1,922,884)         (1,708,907)

Other comprehensive (loss)
  Foreign currency translation adjustment                   (32,093)                 --              (2,895)                 --
                                                      -------------       -------------       -------------       -------------

Net comprehensive (loss)                              $    (974,558)      $    (814,156)      $  (1,925,779)      $  (1,708,907)
                                                      =============       =============       =============       =============

Weighted average shares outstanding (basic and
  diluted)                                              118,049,914          92,144,691         119,036,303          91,232,956
                                                      =============       =============       =============       =============

Net (loss) per common share-basic and diluted
  (Loss) from operations                              $       (0.01)      $       (0.01)      $       (0.02)      $       (0.02)
  (Loss) from discontinued operations                         (0.00)              (0.00)              (0.00)              (0.00)
                                                      -------------       -------------       -------------       -------------
                                                      $       (0.01)      $       (0.02)      $       (0.02)      $       (0.01)
                                                      =============       =============       =============       =============

                   The accompanying notes are an integral part of the
                       consolidated financial statements.

                                  NEXICON, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (unaudited)

                                                           SIX MONTHS ENDED
                                                               JUNE 30,
                                                         2005           2004
                                                     -----------    -----------
Cash flows from operating activities:
  Net cash (used in) operating activities            $(1,304,607)   $  (673,100)
                                                     -----------    -----------

Cash flows from investing activities:
  Deposit on stock investment                                 --        (29,915)
  Deferred offering costs                                     --        (25,318)
  Purchase of property and equipment                     (39,109)       (12,995)
                                                     -----------    -----------

    Net cash (used in) investing activities              (39,109)       (68,228)
                                                     -----------    -----------

Cash flows from financing activities
  Proceeds from sale of common stock                      90,000        528,400
  Proceeds from notes payable                          1,250,000        260,447
                                                     -----------    -----------

    Net cash provided by financing activities          1,340,000        788,847
                                                     -----------    -----------

Net increase (decrease) in cash                           (3,716)        47,519

Beginning cash balance                                    29,562          9,299
                                                     -----------    -----------

Ending cash balance                                  $    25,846    $    56,818
                                                     ===========    ===========

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                                 NEXICON, INC.,
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2005
                                   (UNAUDITED)

(1) Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information and Item 310(b) of Regulation S-B. They do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. For further information, refer to the audited financial statements of Nexicon, Inc. (the "Company") as of December 31, 2004, and for the two years then ended, including notes thereto, included in the Company's Form 10-KSB.

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. Intercompany transactions and balances have been eliminated in consolidation.

(2) Reclassifications

Certain amounts from the six months ended June 30, 2004, financial statements have been reclassified to conform to current period presentation.

(3) Going Concern

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has experienced losses from operations as a result of its investment necessary to achieve its operating plan, which is long-range in nature. For the six months ended June 30, 2005, the Company incurred a net (loss) of ($1,922,884). At June 30, 2005, the Company had a working capital (deficit) of ($2,275,178) and stockholders' (deficit) of ($2,590,913).

The Company's ability to continue as a going concern is contingent upon its ability to secure financing and attain profitable operations. In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates. The Company through its wholly-owned subsidiary, Pluto Communications International, AS ("Pluto") and its "CHARON" Billing and Operational Support System sales, in conjunction with ComSecure(C) Controller sales, through its wholly-owned subsidiary OSSI SatSecure(C) System Business ("OSSI"), hopes to attain profitable operations.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(4) Earnings Per Share

The Company calculates net income (loss) per share as required by Statement of Financial Accounting Standards No. 128, "Earnings per Share." Basic earnings
(loss) per share is  calculated  by dividing  net income  (loss) by the weighted average number of common shares  outstanding  for the period.  Diluted  earnings
(loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During the periods presented, common stock equivalents were not considered, as their effect would be anti-dilutive.

(5) Stockholders' (Deficit)

During the six months ended June 30, 2005, the Company issued an aggregate of 3,500,000 shares of its common stock for cash in the amount of $90,000, 400,000 shares to employees as compensation valued at the market price on the date of issue of $8,000 (which is included in non-cash compensation - general and administrative), 1,979,167 shares in connection with the conversion of $45,000 worth of debentures, as well as 11,933,540 shares in connection with the Standby Equity Distribution Agreement discussed in Note 8.

                                 NEXICON, INC.,
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005
                                   (UNAUDITED)

Effective March 3, 2005, the Company issued an additional unsecured promissory note to Cornell Capital Partners in the amount of $1,000,000 in connection with the 2004 Standby Equity Distribution Agreement, and received net proceeds of $915,099, after payment of financing costs of $84,901. The loan is evidenced by a promissory note dated March 3, 2005, which bears interest at a rate of 12% per annum and is due within 296 days of the execution of the note (December 24, 2005), unless otherwise mutually extended. As a condition precedent to the loan, the Company agreed to issue and hold in escrow 40,000,000 shares of its common stock to be released in connection with repayment of the loan (see Note 8).

During the six months ended June 30, 2005, the Company recorded an aggregate of $525,423 in stock compensation expense consisting of the $8,000 described above, and the balance relating to the amortization of previously deferred financial consulting and media relations agreements entered into in 2004, over the terms of the respective agreements.

(6) Discontinued Operations

On March 17, 2005, the Company decided to discontinue operations of its OSSI SatSecure(C) Systems business, pursuant to the terms of a Stock Repurchase Agreement. The Company agreed to repurchase 15,000,000 shares of its common stock held by the President of OSSI and issued an unsecured promissory note for $240,000 covering previously accrued wages and expenses. The note is payable as $20,000 at closing and $220,000 payable in successive $20,000 increments on or before the 15th of the month for 11 consecutive months. This individual also received equipment located in the OSSI facility with a net book value of $15,213. In addition, the Company relinquished all right, title and interest in any agreements associated with the SatSecure(C) technology and to various associated trade names. Accordingly, all revenues and associated costs related to the SatSecure(C) product are reflected as discontinued operations in the accompanying financial statements. The Company has recorded a loss on the disposal of assets of discontinued operations in the amount of $23,472, in connection with this transaction, which is presented net of $9,362 of previously deferred gain on the sale of the Company's Internet tobacco products division.

Operating results of discontinued operations for the three months and six months ended June 30, 2005, and 2004, are shown separately in the accompanying statements of operations.

Net sales and net income (loss) from discontinued operations are as follows for the three month and six month periods:

                                   2005                          2004
                         ------------------------      ------------------------
Net sales                $      --      $      --      $      --      $      --
                         ---------      ---------      ---------      ---------
Net (loss)               $ (17,276)     $ (85,404)     $(150,401)     $(264,450)
                         =========      =========      =========      =========

Net assets and liabilities of discontinued operations, which were included in the Stock Repurchase Agreement, were as follows as of June 30, 2005:

      Property and equipment - net                              $     352
      Deposits                                                     11,179
      Accounts payable and accrued expenses                      (137,977)
      Notes payable and accrued interest - related               (160,000)
      Accrued expenses - shareholder                              (22,355)
                                                                ---------
      Net liabilities of discontinued operations                $(308,801)
                                                                =========

(7) Contingent Liabilities

On January 28, 2003, the Company was named in a civil suit filed by the City of New York as one of approximately a dozen defendants who engaged in the business of Internet online cigarette sales. The suit alleges that the Company failed to report the names and addresses of its customers to taxing authorities. The extent of the City's damages is to be determined at trial.

                                 NEXICON, INC.,
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005
                                   (UNAUDITED)

(8) Commitments

Operating lease

On January 29, 2004, the Company entered into an operating lease agreement for office space for its subsidiary, OSSI. The term commences February 1, 2004 and continues through April 30, 2007. The Company remains liable on the OSSI lease through its term and is actively pursuing a sublessee, since the McClean, VA operations have been discontinued. Effective April 1, 2004, the Company entered into an operating lease agreement for its corporate headquarters in Albuquerque, NM, commencing April 1, 2004 and continuing through March 31, 2006.

Future minimum lease payments pursuant to these agreements are as follows:

           Year ended
           December 31                                          Amount
           ---------------------------------------------      ----------
           2006                                               $   87,781
           2007                                                   24,253
                                                              ----------
                                                              $  197,754

Financing agreements with Cornell Capital Partners, LP

We entered into the following financing agreements with Cornell Capital Partners, LP ("Cornell") in 2004 all have since been mutually terminated pursuant to the Termination Agreement dated June 23, 2005.

2004 Transactions

o The 2004 Securities Purchase Agreement. On May 5, 2004, we entered into a Securities Purchase Agreement with Cornell Capital Partners (the "2004
      Securities Purchase Agreement") pursuant to which Nexicon could sell to Cornell Capital Partners, and Cornell Capital Partners could purchase from Nexicon, up to $500,000 of secured convertible debentures pursuant to the terms contained in the secured debentures we issued in 2004. The 2004 Securities Purchase Agreement, along with all other financing agreements that we entered into with Cornell Capital Partners, were mutually terminated by Nexicon and Cornell Capital Partners pursuant to that certain Termination Agreement dated June 23, 2005.

o The 2004 Standby Equity Distribution Agreement. On March 23, 2004, we entered into the 2004 Standby Equity Distribution Agreement (the "2004 SEDA") with Cornell Capital Partners. Pursuant to the 2004 SEDA, we could, at our discretion, periodically sell to Cornell Capital Partners shares of our common stock for a total purchase price of up to $20,000,000. For each share of common stock purchased under the 2004 SEDA, Cornell Capital Partners would pay Nexicon 99% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five trading days immediately following the notice date. Further, Cornell Capital Partners would retain a fee of 5% of each advance under the 2004 SEDA. In connection with the 2004 SEDA, Cornell Capital Partners received a one-time commitment fee in the form of 490,000 shares of our common stock issued on June 14, 2004. The Company has drawn down an amount equal to $1,650,000 under the 2004 SEDA. The 2004 SEDA was mutually terminated by Nexicon and Cornell Capital Partners pursuant to the Termination Agreement dated June 23, 2005.

o The 2004 Secured Convertible Debentures (Refinanced as the 2005 Secured Convertible Debentures). The 2004 Secured Convertible Debentures accrued interest at 5% per annum and were secured by a Security Agreement covering substantially all business assets. Principal plus accrued interest was either payable in full two years after the date of issue, or convertible at the holder's option, into shares of the Company's common stock. The conversion provision entitled the holder at any time, and from time to time, to convert all or any part of the principal plus accrued interest into the Company's common stock, at a per share price equal to the lesser of an amount equal to (i) 120% of the quoted closing bid price of the stock on the date of the debenture, or (ii) 80% of the lowest quoted closing bid price during the five trading days immediately preceding the conversion date. Interest was payable at maturity or conversion, either in cash or shares of the Company's common stock, at the holder's option. Cornell Capital Partners purchased a Secured Convertible Debenture in the principal amount of $250,000 from Nexicon on May 5, 2004, and a second Secured Convertible Debenture in the principal amount of $250,000 on August 12, 2004 (the "2004 Secured Convertible Debentures"). Both 2004 Secured Convertible Debentures were mutually terminated by Nexicon and Cornell Capital Partners pursuant to the Termination Agreement. However, the principal amount of $250,000 under the 2004 Secured Convertible Debenture issued on August 12, 2004 and an amount equal to $130,000 under the 2004 Secured Convertible Debenture issued on May 5, 2004, were refinanced as the 2005 Secured Convertible Debenture in the amount of $380,000 entered into by Nexicon and Cornell Capital Partners on September 7, 2005, the terms of which are described below.

                                 NEXICON, INC.,
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005
                                   (UNAUDITED)

Pursuant to that certain Registration Statement on Form SB-2, which we filed with the United States Securities and Exchange Commission on August 4, 2004 (File No. 333-116409) (the "2004 Registration Statement"), we registered 69,000,000 shares under the 2004 SEDA and we issued 490,000 shares to Cornell Capital Partners as a one-time commitment fee pursuant to the 2004 SEDA. The "commitment" shares were valued at $.78 per share, or $235,200, the fair market value of the shares at March 23, 2004, the date of execution of the 2004 SEDA, and were capitalized as financing costs and amortized as interest expense over the two-year commitment period of the SEDA. Due to the termination of the 2004 SEDA, the remaining balance of the financing costs has been expensed including $160,000 charged to non-cash interest expense.

2005 Transactions

We entered into the following financing agreements with Cornell Capital Partners in 2005:

o The 2005 Securities Purchase Agreement. On July 5, 2005, we entered into a Securities Purchase Agreement with Cornell Capital Partners (the "2005 Securities Purchase Agreement"), dated and effective as of June 24, 2005. Pursuant to the 2005 Securities Purchase Agreement, Nexicon may sell to Cornell Capital Partners, and Cornell Capital Partners may purchase from Nexicon, up to $380,000 of secured convertible debentures pursuant to the terms contained in the 2005 Secured Convertible Debentures described below.

o The 2005 Standby Equity Distribution Agreement. On July 5, 2005, we entered into the 2005 Standby Equity Distribution Agreement with Cornell Capital Partners, dated and effective as of June 24, 2005 (the "2005 SEDA"). Pursuant to the 2005 SEDA, we may, at our discretion, periodically sell to Cornell Capital Partners shares of our common stock for a total purchase price of up to $20,000,000. For each share of common stock purchased under the 2005 SEDA, Cornell Capital Partners will pay Nexicon 99% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five trading days immediately following the notice date. Further, Cornell Capital Partners will retain a fee of 5% of each advance under the 2005 SEDA. In light of the limitations contained in the 2005 Standby Equity Distribution Agreement, we would need to submit a $300,000 advance request approximately every six trading days for 24 months in order to attain the full $20,000,000 available under the 2005 SEDA; however, we do not currently have sufficient shares given the current price of our stock to permit the delivery of the securities required to obtain the maximum $20,000,000 available under the 2005 SEDA.

      As a condition precedent to the execution of the 2005 SEDA, the Company and Cornell Capital Partners entered into a Registration Rights Agreement, whereby the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, related to the shares issuable under the 2005 SEDA. The commitment period for the 2005 SEDA extends through the earlier of such time as Cornell Capital Partners has made aggregate advances of $20,000,000 or two years from the effective date of the Registration Statement.

      The Company cannot predict the number of shares to be issued, or the gross proceeds to be derived from the sale of such shares pursuant to the 2005 SEDA, as the purchase price of the shares will fluctuate based on the prevailing market conditions. To date 11,933,540 shares of the Company's common stock with a fair market value of $410,208 were issued pursuant to the Standby Equity Distribution Agreement of 2004, which was used for partial repayment of the promissory notes.

o The 2005 Secured Convertible Debenture (the Refinanced 2004 Secured Convertible Debentures). On July 5, 2005, the Company issued the 2005 Secured Convertible Debenture, effective as of June 24, 2005, in the principal amount of $380,000 (the "2005 Secured Convertible Debenture"). The Company refinanced the outstanding principal under the 2004 Secured Convertible Debentures as the 2005 Secured Convertible Debenture, which is convertible at the holder's option any time up to maturity at a conversion price per share equal to $0.01. The difference between the fair market value of the shares at June 24, 2005, and the conversion price of $0.01 is a beneficial conversion feature and will be amortized over the term of the debenture commencing in July 2005. At maturity, the remaining unpaid principal and accrued interest under the 2005 Secured Convertible Debenture shall be, at our option, either paid or converted into shares of common stock at a conversion price equal to $0.01. The 2005 Secured Convertible Debenture is secured by substantially all of Nexicon's assets, and accrues interest at a rate of 5% per year and has a 2-year term. The 2004 Secured Convertible Debentures were mutually terminated by Nexicon and Cornell Capital Partners pursuant to the Termination Agreement; however, the principal amounts and accrued interest outstanding under the 2004 Secured Convertible Debenture are now subject to the terms and conditions contained in the 2005 Secured Convertible Debentures.

      In May 2004, the Company entered into a Securities Purchase Agreement, whereby $500,000 of 5% secured, convertible debentures were issued Cornell Capital Partners, LLP (see above). During the year ended December 31,
      2004, the Company received net proceeds of $369,323 after payment of expenses in the amount of $130,677 from the sale of $500,000 of debentures. During the period ended June 30, 2005, the investor converted $45,000 of the debentures into 1,979,167 shares of the Company's common stock. At June 24, 2005, the balance of the debentures was $380,000 and the accrued interest was $22,896.

On July 14, 2005 the Company filed a Registration Statement on Form SB-2 with the United States Securities and Exchange Commission in which, 164,000,000 shares are being registered under the 2005 SEDA, 36,000,000 shares are being registered under the Secured Convertible Debentures, and an additional 5,828,496 shares are being registered on behalf of other stockholders.

Promissory Notes

During the period ended June 30, 2005, the Company entered into unsecured promissory notes bearing interest at 12% per annum and due November 26, 2005 in the aggregate amount of $1,250,000 (see Note 5). The Company received $1,140,132 after payment of financing costs of $109,868. As a condition precedent to the loan, the Company agreed to issue and hold in escrow 40,000,000 shares of its common stock to be released in connection with repayment of the loan. 40,000,000 shares were issued and held in escrow in connection with the $1,000,000 promissory note. The notes are held by Cornell Capital Partners, LLP.

(9) Reportable Segments

The Company has two reportable segments, billing solutions systems and network security and video surveillance systems. The accounting policies of the segments are substantially the same as those of the Company. All revenues generated in the segments are external.

For the three months ended June 30, 2005 and 2004, the total reportable segment information is as follows:

                                                                     Network
                                                                  Security and
                                                  Billing             Video
                                                 Solutions        Surveillance                           Total as
For the three months ended June 30, 2005:         systems            Systems           Corporate         Reported
                                               ------------       ------------       ------------       ------------
  Reportable segments
    External revenues                          $     24,255       $         --       $         --       $     24,255
    Depreciation and amortization                       870                 --                233              1,103
    Operating (loss)                               (142,736)           (34,140)          (586,144)          (763,020)
For the three months ended June 30, 2004:
  Reportable segments
    External revenues                          $         --       $         --       $         --       $         --
    Depreciation and amortization                        --                702                267                969
    Operating (loss)                                     --           (122,078)          (612,432)          (734,510)

External revenues for groups of similar products and services, consisted principally of the ComSecure(TM) network security system, ($0) and telephone billing systems ($24,255). The security segment is operating and has derived its revenues in the United States during the three months ended June 30, 2005, and had no revenues in 2004. The billing solutions systems segment is operating in Norway and has derived its revenues in Norway and Sweden in 2005 and had no revenues in 2004.

                                 NEXICON, INC.,
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005
                                   (UNAUDITED)

For the six months ended June 30, 2005 and 2004, the total reportable segment information is as follows:

                                                                   Network
                                                                Security and
                                                Billing             Video
                                               Solutions        Surveillance                           Total as
                                                systems            Systems           Corporate         Reported
                                             ------------       ------------       ------------       ------------
For the six months ended June 30, 2005:
  Reportable segments
    External revenues                        $     56,314       $         --       $         --       $     56,314
    Depreciation and amortization                  14,516                582                466             15,563
    Operating (loss)                             (325,371)          (132,183)        (1,168,965)        (1,626,519)
    Assets                                         74,937                 --            222,847            297,784
    Capital expenditures (disposals)               39,109            (23,058)                --             16,051
For the six months ended June 30, 2004:
  Reportable segments
    External revenues                        $         --       $         --       $         --       $         --
    Depreciation and amortization                      --              1,364                400              1,764
    Operating (loss)                                   --           (340,776)        (1,202,865)        (1,543,641)
    Assets                                             --                 --            224,885            224,885
    Capital expenditures                               --                 --                 --                 --

External revenues for groups of similar products and services, consisted principally of the ComSecure(TM) network security system, ($0) and telephone billing systems ($56,314). The security segment is operating and has derived its revenues in the United States during the six months ended June 30, 2005, and had no revenues in 2004. The billing solutions systems segment is operating in Norway and has derived its revenues in Norway and Sweden in 2005 and had no revenues in 2004.

(10) Subsequent Events

Subsequent to June 30, 2005, the Company issued 1,000,000 shares of its common stock for cash in the amount of $20,000.

On July 13, 2005, Nexicon, Inc., entered into a Service Agreement (the "Agreement") with the Motion Picture Association of America (the "MPAA"), dated July 8, 2005, pursuant to which the Company will supply the MPAA with the Company's line of next-generation intelligence and data mining services worldwide. The initial term of the agreement is six months and is renewable for a successive 6-month period unless either party provides the other party with 30 days' prior written notice.

On July 22, 2005, Nexicon, Inc. and Central Solutions, Inc. agreed to terminate the Investment, Marketing and Distribution Agreement entered into on December 10, 2004. As a result of terminating said agreement, the Company will return its 35% ownership interest in Central Solutions and Central Solutions will return the 10,000,000 shares of the Company's common stock received per said agreement.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Directors Nexicon, Inc.

      We have audited the accompanying consolidated balance sheet of Nexicon, Inc. (formerly Cyco.Net, Inc.) as of December 31, 2004, and the related consolidated statements of operations, stockholders' (deficit), and cash flows for the two years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nexicon, Inc. as of December 31, 2004, and the results of its operations, and its cash flows for the two years ended December 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.

      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and has working capital and stockholders' deficits. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Stark Winter Schenkein & Co., LLP
Denver, Colorado
April 14, 2005

                                  NEXICON, INC.
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2004

                                     ASSETS
CURRENT ASSETS
  Cash                                                                   $      5,874
  Restricted cash                                                              23,688
  Receivables, net of allowance for doubtful accounts of $40,297               11,813
  Receivables - related parties                                                 8,325
  Receivable - ACC                                                             64,036
  Financing costs                                                             117,600
  Prepaid expense                                                                 269
                                                                         ------------
    Total current assets                                                      231,605
                                                                         ------------

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $127,196            24,628
                                                                         ------------

OTHER ASSETS
  Financing cost, net                                                          42,400
  Investment in Mercury                                                       147,851
  Deposits                                                                      7,087
                                                                         ------------
    Total other assets                                                        197,338
                                                                         ------------

                                                                         $    453,571
                                                                         ============

                    LIABILITIES AND STOCKHOLDERS' (DEFICIT)

CURRENT LIABILITIES
  Accounts payable and accrued expenses                                  $    664,388
  Notes payable - Cornell Capital Partners                                    150,000
  Accrued expenses - shareholders                                             399,337
  Deferred gain                                                                46,925
                                                                         ------------
    Total current liabilities                                               1,260,650
                                                                         ------------

CONVERTIBLE DEBENTURES                                                        425,000
                                                                         ------------

NET LIABILITIES OF DISCONTINUED OPERATIONS                                    379,171
                                                                         ------------

STOCKHOLDERS' (DEFICIT)
  Common stock, $0.001 par value, 500,000,000 shares authorized,
    119,494,238 shares issued and outstanding                                 119,494
  Additional paid-in capital                                               12,719,552
  Deferred stock compensation                                                (543,996)
  Stock subscription receivable                                            (2,800,000)
  Accumulated (deficit)                                                   (11,233,530)
                                                                         ------------
                                                                           (1,738,480)
                                                                         ------------

  Other comprehensive income:
    Currency translation adjustment                                           127,230
                                                                         ------------
                                                                           (1,611,250)
                                                                         ------------

                                                                         $    453,571
                                                                         ============

        See accompanying notes to the consolidated financial statements.

                                                       NEXICON, INC.
                                           CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                          YEAR ENDED DECEMBER 31,
                                                                          2004               2003
                                                                     ------------       ------------
REVENUES                                                             $    495,990       $         --
                                                                     ------------       ------------

COSTS OF GOODS SOLD                                                       355,766                 --
                                                                     ------------       ------------

GROSS PROFIT                                                              140,224                 --
                                                                     ------------       ------------

OTHER COSTS AND EXPENSES
  General and administrative                                            1,471,697            723,527
  Research and development                                                 75,138                 --
  Purchased research and development                                      601,260                 --
  Non-cash stock compensation - general and administrative              1,850,105                 --
  Loss on asset impairment                                                902,000          4,500,000
                                                                     ------------       ------------
                                                                        4,900,200          5,223,527
                                                                     ------------       ------------

OPERATING INCOME (LOSS)                                                (4,759,976)        (5,223,527)
                                                                     ------------       ------------

OTHER INCOME (EXPENSE)
  Interest income                                                           7,510              5,100
  Interest expense                                                           (771)            (2,603)
  Interest expense - non cash                                             (85,200)
  Gain on sale of assets of discontinued operations                        75,716             53,897
                                                                     ------------       ------------
                                                                           (2,745)            56,394
                                                                     ------------       ------------

(LOSS) BEFORE INCOME TAXES (BENEFIT)                                   (4,762,721)        (5,167,133)

INCOME TAXES (BENEFIT)                                                   (247,000)            99,000
                                                                     ------------       ------------

(LOSS) BEFORE DISCONTINUED OPERATIONS                                  (4,515,721)        (5,266,133)

DISCONTINUED OPERATIONS
  Net income (loss) from discontinued operations, net of income
    taxes (benefit) of ($247,000) and $99,000, respectively              (972,734)           362,770
                                                                     ------------       ------------

NET (LOSS)                                                             (5,488,455)        (4,903,363)

OTHER COMPREHENSIVE INCOME
  Foreign currency translation adjustment                                  44,322                 --
                                                                     ------------       ------------

NET COMPREHENSIVE (LOSS)                                             $ (5,444,133)      $ (4,903,363)
                                                                     ============       ============

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC AND DILUTED                96,573,504         39,499,292
                                                                     ============       ============

NET (LOSS) PER COMMON SHARE
  (Loss) from operations                                             $      (0.05)      $      (0.13)
  Income from discontinued operations                                       (0.01)              0.01
  Foreign currency translation adjustment                                      --                 --
                                                                     ------------       ------------
                                                                     $      (0.06)      $      (0.12)
                                                                     ============       ============

        See accompanying notes to the consolidated financial statements.

                                  NEXICON, INC.
                CONSOLIDATED STATEMENT OF STOCKHOLDERS' (DEFICIT)
                     YEARS ENDED DECEMBER 31, 2003 AND 2004

                                                     Common Stock
                                           --------------------------------
                                                                                                                      Stock
                                                                               Additional      Deferred Stock      Subscription
                                                Shares           Amount      Paid-in Capital    Compensation        Receivable
                                           ---------------  ---------------  ---------------   ---------------   ---------------
Balance at December 31, 2002               $    31,496,419  $        31,496  $       668,309   $            --   $            --
Shares issued at $.05 per share,
  pursuant to Equity Line of Credit
  draw                                           1,219,512            1,220            4,228                --                --
Shares issued for stock subscription
  at $1.40 per share                             2,000,000            2,000        2,798,000        (2,800,000)
Shares issued for services at $.01 per
  share                                          1,000,000            1,000            9,000                --                --
Shares issued at OSSI purchase at
  $.09 per share                                50,000,000           50,000        4,218,432                --                --
Purchase of OSSI                                        --               --               --                --                --
Net (loss) for the year                                 --               --               --                --                --
                                           ---------------  ---------------  ---------------   ---------------   ---------------
Balance at December 31, 2003                    85,715,931           85,716        7,697,969                --        (2,800,000)
Shares issued for cash at $.05 - $.17
  per share                                      6,600,000            6,600          581,200                --                --
Shares issued at $.07 - $.21 per
  share, pursuant to Equity Line of
  Credit repayments                              2,177,290            2,177          247,823                --                --
Shares issued at $.07 - $.17 per
  share, pursuant to debenture
  conversions                                      679,855              680           74,320                --                --
Shares issued for services at $.12 - $.61
  per share                                      8,799,833            8,800        2,551,580          (543,996)               --
Shares issued for financing costs,
  pursuant to debenture issue at $.48
  per share                                        510,833              511          244,689                --                --
Shares issued at Pluto purchase at
  $.12 per share,                                5,010,496            5,010          513,342                --                --
Liabilities assumed at Pluto purchase                   --               --          (83,371)               --                --
Shares issued at Central Solutions
  investment at $.12 per share
  pursuant to stock purchase agreement          10,000,000           10,000          892,000                --                --
Currency translation adjustment                         --               --               --                --                --
Net (loss) for the year                                 --               --               --                --                --
                                           ---------------  ---------------  ---------------   ---------------   ---------------
Balance at December 31, 2004                   119,494,238  $       119,494  $    12,719,552   $      (543,996)  $    (2,800,000)
                                           ===============  ===============  ===============   ===============   ===============

                                                                                                      Currency
                                                                                    Accumulated      Translation
                                                                                     (Deficit)        Adjustment          Total
                                                                                   ------------      ------------      ------------
Balance at December 31, 2002                                                       $   (842,712)     $         --      $   (142,907)
Shares issued at $.005 per share, pursuant to Equity Line of Credit
  draw                                                                                       --                --             5,448
Shares issued for stock subscription at $1.40 per share                                      --                --                --
Shares issued for services at $.01 per share                                                 --                --            10,000
Shares issued at OSSI purchase at $.09 per share                                             --                --         4,268,432
Purchase of OSSI                                                                             --                --                --
Net (loss) for the year                                                              (4,902,363)               --        (4,902,363)
                                                                                   ------------      ------------      ------------
Balance at December 31, 2003                                                         (5,745,075)               --          (761,390)
Shares issued for cash at $.05 - $.17 per share                                              --                --           587,800
Shares issued at $.07 - $.21 per share, pursuant to Equity Line of
  Credit repayments                                                                          --                --           250,000
Shares issued at $.07 - $.17 per share, pursuant to debenture
  conversions                                                                                --                --            75,000
Shares issued for services at $.12 - $.61 per share                                          --                --         2,016,384
Shares issued for financing costs, pursuant to debenture issue at $.48
  per share                                                                                  --                --           245,200
Shares issued at Pluto purchase at $.12 per share,                                           --            82,908           601,260
Liabilities assumed at Pluto purchase                                                        --           (83,371)
Shares issued at Central Solutions investment at $.12 per share
  pursuant to stock purchase agreement                                                       --                --           902,000
Currency translation adjustment                                                              --            44,322            44,322
Net (loss) for the year                                                              (5,488,455)               --        (5,488,455)
                                                                                   ------------      ------------      ------------
Balance at December 31, 2004                                                       $(11,233,530)     $    127,230      $ (1,611,250)
                                                                                   ============      ============      ============

        See accompanying notes to the consolidated financial statements.

                                  NEXICON, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                 YEAR ENDED
                                                                                DECEMBER 31,
                                                                      ------------------------------
                                                                          2004               2003
                                                                      -----------        -----------
OPERATING ACTIVITIES
  Net (loss)                                                          $(5,488,455)       $(4,902,363)
  Adjustments to reconcile net (loss) to net cash (used in)
    operating activities:
    Amortization                                                               --             10,000
    Depreciation                                                           22,829              1,283
    Non-cash interest expense                                              85,200                 --
    Loss on asset impairment                                              902,000          4,500,000
    Gain on sale of assets of discontinued operations                     (75,716)           (53,897)
    Common stock issued for services and other non-cash items,
      net of deferred compensation                                      2,451,365             10,000
    Currency translation adjustment                                        44,322                 --
  Changes in assets and liabilities:
    (Increase) decrease in receivables                                    (20,138)            25,292
    Decrease in inventory                                                      --             22,576
    (Increase) in other assets                                             (5,451)                --
    Increase in accounts payable and accrued expenses                     407,575             23,180
    Increase in net assets of discontinued operations                     170,834            208,337
    Increase in accounts and notes payable to related party                    --                612
    Increase in accrued expenses - related party                           99,337            106,400
                                                                      -----------        -----------
      Net cash provided by (used in) operating activities              (1,406,298)           (48,580)
                                                                      -----------        -----------

INVESTING ACTIVITIES
  (Purchase) disposal of property and equipment                           (12,994)             9,342
  Acquisition of Mercury                                                 (147,851)                --
  Cash received in Pluto acquisition                                       24,890                 --
  Cash received in OSSI acquisition                                            --              1,057
                                                                      -----------        -----------
    Net cash (used in) investing activities                              (135,955)            10,399
                                                                      -----------        -----------

FINANCING ACTIVITIES
  Proceeds from sale of common stock                                      587,800              5,448
  Payments on notes payable - related party                                (1,000)           (17,500)
  Proceeds from notes and debentures                                      900,000                 --
  Proceeds from receivable - ACC                                           75,716             53,897
                                                                      -----------        -----------
    Net cash provided by (used in) financing activities                 1,562,516             41,845
                                                                      -----------        -----------

    Net increase (decrease) in cash                                        20,263              3,664

CASH AT BEGINNING OF YEAR                                                   9,299              5,635
                                                                      -----------        -----------

CASH AT END OF YEAR                                                   $    29,562        $     9,299
                                                                      ===========        ===========

SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for interest                                              $        --        $        --
                                                                      ===========        ===========
  Cash paid for income taxes                                          $        --        $        --
                                                                      ===========        ===========

SUPPLEMENTAL DISCLOSURE OF SIGNIFICANT NON-CASH
  FINANCING AND INVESTING ACTIVITIES
  Issuance of stock for services                                      $        --        $    10,000
                                                                      ===========        ===========
  Account receivable - ACC, net of discount of $6,351                 $        --        $  (193,649)
                                                                      ===========        ===========
  Stock subscription receivable                                       $        --        $(2,800,000)
                                                                      ===========        ===========
  Sale of net assets of discontinued operations                       $        --        $    17,112
                                                                      ===========        ===========
  Issuance of stock for purchase of assets                            $        --        $ 4,268,432
                                                                      ===========        ===========
  Issuance of common stock for financing costs                        $   245,200        $        --
                                                                      ===========        ===========
  Issuance of common stock for conversion of debt                     $   325,000        $        --
                                                                      ===========        ===========

        See accompanying notes to the consolidated financial statements.

                                  NEXICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Nexicon, Inc. (the "Company") is the successor to Cyco.Net, Inc, (formerly AVE, Inc. a Nevada corporation) and operates through its wholly owned subsidiaries, Cyco.net (a New Mexico corporation), Orion Security Systems ("OSSI", a Wisconsin corporation), and Pluto Communications International, AS ("Pluto"), a Norwegian corporation, discussed below.

Prior to July 1, 2003, the Company's primary line of business was the sale of cigarettes through three websites to customers in the United States of America. Effective July 1, 2003, the Company sold its internet tobacco products division, as more fully discussed in Notes 6 and 12.

On November 19, 2003, the Company purchased all of the outstanding common stock of Orion Security Systems, Inc., a Wisconsin corporation whose primary line of business is the sale of its Satsecure(C) System and ComSecure(C) Controller, which are designed to provide bi-directional video, audio, data and alarm transfer between a wide variety of locations, including but not limited to land based positions, airborne aircraft, ships at sea, and a command and control center (see Note 13). In December 2004, management of the Company resolved to dispose of the Satsecure(C) division of OSSI, as more fully discussed in Notes 6 and 12.

On November 15, 2004, the Company acquired all of the outstanding common stock of Pluto Communications International, AS, a Norwegian corporation which provides a variety of billing and customer care solutions for telecommunication carriers and other network service providers via its "CHARON" billing and customer care real-time client/server system. The "CHARON" system provides a high-end Operational Support System ("OSS") and billing system to improve customer service (see Note 13).

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

EQUITY METHOD OF ACCOUNTING FOR INVESTMENTS

Investments in which the Company has a 20% to 50% interest are carried at cost, adjusted for the Company's proportionate share of their undistributed earnings or loss.

RECLASSIFICATIONS

Certain amounts presented in the previous year's financial statements have been reclassified to conform to the current year presentation. In addition, $902,000 previously classified as purchased research and development has been reclassified to properly reflect the nature of the charge to operations (see
Note 13).

                                  NEXICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

REVENUE RECOGNITION

Prior to July 1, 2003, the Company's sole source of revenue was the sale of cigarettes through its primary website (cyco.net), which has been designed as an "e-zine", and two ancillary websites (cycocigs.com and aabakismokes.com). The terms of sale were FOB shipping point and the Company recorded revenue from cigarette sales when the product shipped. As discussed in Notes 6 and 12, effective July 1, 2003, the Company sold its internet tobacco products division, accordingly revenues and costs associated with the internet tobacco products division are presented as discontinued operations.

Effective November 19, 2003 through November 14, 2004, the Company's sole source of revenue was the sale of the SatSecure(C) and ComSecure(C) systems discussed above. The terms of sale are FOB shipping point and the Company records revenue when the product is shipped. In December 2004, the Company determined to dispose of the SatSecure(C) division of its business, which was consummated in March 2005 (see Note 12). Accordingly, the revenues and costs associated with the SatSecure(C) division are presented as discontinued operations in the accompanying financial statements.

In November 2004, the Company through Pluto, its wholly-owned Norwegian subsidiary, added the service revenues from the sale of the "CHARON" Billing and Operational Support Systems in Norway and Sweden. Revenues are recognized at the completion of the related services, when they are earned (see Note 13).

DISCOUNT AND FEES RELATED TO THE EQUITY LINE OF CREDIT AND STANDBY EQUITY DISTRIBUTION AGREEMENT

The discount and any related fees on the shares issued pursuant to the equity line of credit agreement or the standby equity distribution agreement described in Note 3 are treated as though they were commissions and are deducted from additional paid in capital at the time the shares are issued.

INVENTORY

Inventory, consisting of products available for sale, is stated at the lower of cost or market. Cost is determined on a first-in, first-out basis.

ADVERTISING

The Company expenses all costs of advertising as incurred. Advertising costs included in general and administrative expenses aggregated $10,653 in 2004 and $10,060 in 2003.

CASH AND CASH EQUIVALENTS

For purposes of balance sheet classification and the statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

TRADE AND OTHER RECEIVABLES

Trade receivables and other current receivables are stated on the balance sheet at estimated net realizable value. Accounts receivable are comprised of balances due from customers net of estimated allowances for uncollectible accounts. In determining collectibility, historical trends are evaluated and specific customer issues are reviewed to arrive at appropriate allowances. During 2004, an allowance of $40,297 was recorded.

                                  NEXICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2004. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and cash equivalents, receivables, accounts payable and accrued expenses, and notes payable. Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature, their carrying amounts approximate fair values, or they are receivable or payable on demand. The fair value of long-term debt is based on current rates at which the Company could borrow funds with similar remaining maturities.

PROPERTY AND EQUIPMENT

Property and equipment consists of furniture and office equipment, is stated at cost and is being depreciated using the straight-line method over the estimated economic lives of 3 to 5 years.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company periodically reviews the carrying amount of property, plant and equipment and its identifiable intangible assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. If an impairment adjustment is deemed necessary, such loss is measured by the amount that the carrying value of such assets exceeds their fair value. Considerable management judgment is necessary to estimate the fair value of assets; accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell. The Company recorded impairment losses during 2004 and 2003, as discussed in Note 13.

DEFERRED OFFERING COSTS

The Company defers costs associated with the raising of capital until such time as the offering is completed, at which time the costs are charged against the capital raised. Should the offering be terminated the costs are charged to operations during the period when the offering is terminated.

NET (LOSS) PER COMMON SHARE

The Company calculates net income (loss) per share as required by Statement of Financial Accounting Standards ("SFAS") 128, "Earnings Per Share". Basic earnings (loss) per common share calculations are determined by dividing net income (loss) by the weighted average number of shares of common stock
outstanding   during  the  year.   Diluted  earnings  (loss)  per  common  share
calculations are determined by dividing net income (loss) by the weighted average number of common shares and dilutive common share equivalents outstanding. During the periods when they are anti-dilutive, common stock equivalents, if any, are not considered in the computation.

                                  NEXICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

STOCK-BASED COMPENSATION

The Company accounts for equity instruments issued to employees for services based on the fair value of the equity instruments issued and accounts for equity instruments issued to other than employees based on the fair value of the consideration received or the fair value of the equity instruments, whichever is more reliably measurable.

The Company accounts for stock based compensation in accordance with SFAS 123, "Accounting for Stock-Based Compensation." The provisions of SFAS 123 allow companies to either expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25") but disclose the pro forma effects on net income (loss) had the fair value of the options been expensed. The Company has elected to continue to apply APB 25 in accounting for its stock option incentive plans.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

RESEARCH AND DEVELOPMENT

Research and development costs are expensed as incurred.

IN PROCESS RESEARCH AND DEVELOPMENT

The Company charges the cost of the purchased research and development acquired as part of an acquisition to operations if the acquired assets have no allocable items to be allocated to, technological feasibility has not yet been established and there is no alternative future use (see Note 13).

SEGMENT INFORMATION

The Company follows Statement of Financial Accounting Standards No. 131, "Disclosure about Segments of an Enterprise and Related Information" (SFAS No.
131). This statement establishes standards for the reporting of information about operating segments in annual and interim financial statements. Operating segments are defined as components of an enterprise for which separate financial information is available that is evaluated regularly by the chief operating decision maker(s) in deciding how to allocate resources and in assessing performance. SFAS No. 131 also requires disclosure about products and services, geographic areas and major customers. The application of SFAS No. 131 did not affect results of operations or financial position but does require the disclosure of segment information as presented in Note 16. The Company currently operates in two business segments, and will evaluate additional segment disclosure requirements as it expands operations.

CONCENTRATIONS

There have been a number of adverse legislative, regulatory, political and other developments concerning the tobacco industry that have received widespread media attention. These developments have negatively affected the perception of potential and current customers with respect to the tobacco industry, and therefore had a significant influence in the Company's decision to sell its internet tobacco products division as discussed in Notes 6 and 12.

                                  NEXICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

TRANSLATION OF FINANCIAL STATEMENTS

The Company's wholly-owned subsidiary Pluto (Note 13) operates in Norway. The financial statements are translated from a functional currency (the Norwegian Kroner) which is not the U.S. dollar, in the following manner: assets and liabilities at the year-end rate; stockholders' (deficit) at historical rates and results of operations at the daily average exchange rates for the period.

COMPREHENSIVE INCOME

The Company follows SFAS 130, "Reporting Comprehensive Income". SFAS 130 establishes standards for reporting and display of comprehensive income and its components in the financial statements.

RECENT PRONOUNCEMENTS

In December 2003, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation Number 46-R "Consolidation of Variable Interest Entities" ("FIN 46-R"), which modifies certain provisions and effective dates of FIN 46, and sets forth the criteria to be used in determining whether an entity is a variable interest entity that should be consolidated. These provisions are based on the premise that if a company controls another entity through interests other than voting interests, that company should consolidate the controlled entity.

The Company currently consolidates an entity under the provisions of FIN 46-R.

In November 2004, the FASB issued SFAS 151, "Inventory Costs." SFAS 151 amends the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage) under the guidance in ARB 43, Chapter 4, "Inventory Pricing." Paragraph 5 of ARB 43, Chapter 4, previously stated that "...under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current  period  charges...."  This  Statement  requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not expect adoption of SFAS 151 to have a material impact on the Company's financial statements.

In December 2004, the FASB issued SFAS 152, "Accounting for Real Estate Time-Sharing Transactions." The FASB issued this Statement as a result of the guidance provided in AICPA Statement of Position (SOP) 04-2, "Accounting for Real Estate Time-Sharing Transactions." SOP 04-2 applies to all real estate time-sharing transactions. Among other items, the SOP provides guidance on the recording of credit losses and the treatment of selling costs, but does not change the revenue recognition guidance in SFAS 66, "Accounting for Sales of Real Estate," for real estate time-sharing transactions. SFAS 152 amends Statement 66 to reference the guidance provided in SOP 04-2. SFAS 152 also amends SFAS 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects", to state that SOP 04-2 provides the relevant guidance on accounting for incidental operations and costs related to the sale of real estate time-sharing transactions. SFAS 152 is effective for years beginning after June 15, 2005, with restatements of previously issued financial statements prohibited. Management does not expect adoption of SFAS 152 to have a material impact on the Company's financial statements.

                                  NEXICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

In December 2004, the FASB issued SFAS 153, "Exchanges of Nonmonetary Assets," an amendment to Opinion No. 29, "Accounting for Nonmonetary Transactions." Statement 153 eliminates certain differences in the guidance in Opinion No. 29 as compared to the guidance contained in standards issued by the International Accounting Standards Board. The amendment to Opinion No. 29 eliminates the fair value exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Such an exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for nonmonetary asset exchanges occurring in periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in periods beginning after December 16, 2004. Management does not expect adoption of SFAS 153 to have a material impact on the Company's financial statements.

In December 2004, the FASB issued SFAS 123(R), "Share-Based Payment." SFAS 123(R) amends SFAS 123, "Accounting for Stock-Based Compensation," and APB Opinion 25, "Accounting for Stock Issued to Employees." SFAS 123(R) requires that the cost of share-based payment transactions (including those with employees and non-employees) be recognized in the financial statements. SFAS 123(R) applies to all share-based payment transactions in which an entity acquires goods or services by issuing (or offering to issue) its shares, share options, or other equity instruments (except for those held by an ESOP) or by incurring liabilities (1) in amounts based (even in part) on the price of the entity's shares or other equity instruments, or (2) that require (or may require) settlement by the issuance of an entity's shares or other equity instruments. This statement is effective (1) for public companies qualifying as SEC small business issuers, as of the first interim period or fiscal year beginning after December 15, 2005, or (2) for all other public companies, as of the first interim period or fiscal year beginning after June 15, 2005, or (3) for all nonpublic entities, as of the first fiscal year beginning after December 15, 2005. Management is currently assessing the effect of SFAS No. 123(R) on the Company's financial statements.

NOTE 2. GOING CONCERN

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has experienced losses from operations as a result of its investment necessary to achieve its operating plan, which is long-range in nature. For the years ended December 31, 2004 and 2003 the Company incurred net (losses) of ($5,488,455) and ($4,902,363), respectively. At December 31, 2004, the Company had a working capital (deficit) of $(1,048,067) and stockholders' (deficit) of $(1,611,250). In addition the Company is subject to legal action (see Note 11).

The Company's ability to continue as a going concern is contingent upon its ability to secure financing and attain profitable operations. In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates. As discussed in Note 13, the Company purchased a wholly-owned subsidiary, Pluto and through its "CHARON" Billing and Operational Support System sales, in conjunction with ComSecure(C) Controller sales, through its wholly-owned subsidiary OSSI, hopes to attain profitable operations.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

NOTE 3. STANDBY EQUITY DISTRIBUTION AGREEMENT

On August 16, 2001 the Company entered into an Equity Line of Credit agreement with Cornell Capital Partners, L.P. ("Cornell Capital Partners") which would have enabled the Company to periodically issue and sell up to 40,000,000 shares of common stock for a total purchase price of $5,000,000. As of December 31, 2003, the Company had requested one advance under the terms of the Equity Line of Credit, resulting in the issuance of 1,219,512 shares of common stock, for net cash proceeds of $5,448.

                                  NEXICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

On March 23, 2004, the Company and Cornell Capital Partners entered into a Standby Equity Distribution Agreement ("2004 SEDA"), pursuant to which the Company may, at its discretion, periodically issue and sell to Cornell Capital Partners, up to $20,000,000 of the Company's common stock. The previous Equity Line of Credit agreement was terminated upon execution of the Standby Agreement. As a condition precedent to the execution of the 2004 SEDA, the Company and Cornell Capital Partners entered into a Registration Rights Agreement, whereby the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, related to the shares issuable under the 2004 SEDA. The commitment period for the 2004 SEDA extends through the earlier of such time as Cornell Capital Partners has made aggregate advances of $20,000,000 or two years from the effective date of the Registration Statement.

The Company is obligated to pay a cash commitment fee to Cornell Capital Partners equal to 5% of each advance, payable directly from the gross proceeds of each advance, to be held in escrow, pursuant to the Escrow Agreement entered into with Cornell Capital Partners. Effective March 23, 2004, upon the execution of the Standby Agreement, the Company issued 490,000 shares of its common stock to Cornell Capital Partners at $.48 per share, $235,200. The "Commitment" shares were valued at the fair market value of the shares at March 23, 2004, the date of execution of the Standby Agreement, and are capitalized as financing costs and amortized as interest expense over the two year commitment period of the Standby Agreement. Interest expense associated with the financing costs amounted to $75,200 for the year ended December 31, 2004, at which date the unamortized balance of the financing costs was $160,000. An additional $10,000 of the Company's common stock was issued to Newbridge Securities Corporation ("Newbridge"), valued at the fair market value of the shares as of March 23, 2004 (20,833 shares at $0.48 per share).

On June 10, 2004, the Company filed a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, for the registration of 69,513,810 shares of the Company's common stock. The Registration Statement became effective on August 11, 2004.

As of December 31, 2004, the Company has issued 510,833 shares of its common stock to Cornell Capital Partners and Newbridge, with an aggregate value of $245,200 in connection with these agreements.

The Company cannot predict the total number of shares to be issued or the gross proceeds to be derived from the sale of such shares pursuant to the Standby Agreement, as the purchase price of the shares will fluctuate based on the prevailing market conditions. During the year ended December 31, 2004, 2,177,290 shares of the Company's common stock with a fair market value of $250,000 were issued, pursuant to the Standby Agreement. In addition, the Company issued two unsecured promissory notes to Cornell Capital Partners, bearing interest at 12% per annum, totaling $400,000, and due within one year. The Company received $363,843, net of financing costs in the amount of $36,157. As of December 31, 2004, after repayments of $250,000, the balance due is $150,000 and the accrued interest is $3,096. Subsequent to year end, this obligation and the associated accrued interest were paid in full.

Subsequent to December 31, 2004, the Company entered into additional unsecured promissory notes bearing interest at 12% per annum and due November 26, 2005, in the aggregate amount of $1,250,000. The Company received $1,140,132 net of financing costs of $109,868. The Company has repaid $300,000 of these promissory notes. In addition, pursuant to the Standby Agreement, the Company issued an additional 7,579,034 shares of its common stock for gross proceeds of $300,000, which was used for partial repayment of the promissory notes. An additional 40,000,000 shares were issued and held in escrow in connection with the $1,000,000 promissory note, effective March 3, 2005, as more fully discussed in
Note 17.

                                  NEXICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

NOTE 4. DEBENTURE AGREEMENT

In May 2004, the Company entered into a Securities Purchase Agreement, whereby up to $500,000 of 5% secured, convertible debentures may be issued. During the year ended December 31, 2004, the Company received net proceeds of $369,323 after payment of expenses in the amount of $130,677, from the sale of $500,000 worth of debentures. The investor converted $75,000 worth of the debentures for 679,855 shares of the Company's common stock. At December 31, 2004, the balance of the debentures was $425,000 and the accrued interest was $12,801.

The debentures bear interest at 5% per annum and are secured by a security agreement covering substantially all business assets. Principal plus accrued interest are either payable in full two years after the date of issue, or convertible at the Holder's option, into shares of the Company's common stock. The conversion provision entitles the Holder at any time, and from time to time, to convert all or any part of the principal plus accrued interest into the Company's $.001 par value common stock (the "Conversion Shares"), at a per share price equal to the lesser of an amount equal to (i) 120% of the quoted closing bid price of the stock on the date of the debenture agreement, or (ii) 80% of the lowest quoted closing bid price during the five trading days immediately preceding the conversion date. Interest is payable at maturity or conversion, either in cash or shares of the Company's common stock, at the Holder's option. If payment is made in the form of common stock, the value will be calculated based on the quoted closing bid price on the day the payment is due, or the day of payment, if later than the due date.

The Company, at its option, may redeem all or a portion of the outstanding debentures at a rate of 120% of the amount redeemed plus interest. In the event of redemption, the Holder will receive a warrant to purchase 50,000 shares of the Company's common stock for every $100,000 redeemed, on a pro-rata basis. Such warrants will be exercisable on a cash basis, at 120% of the quoted closing bid price on the closing date. The warrants will have "piggy back" and demand registration rights and will remain in effect for two years after the closing date. The Company was required to register the resale of the Conversion Shares under the Securities Act of 1933, as amended, pursuant to the terms of an Investor Registration Rights Agreement, attendant to the Debenture Agreement. Any discounts from the fair market value related to the above conversions will be charged to interest at the time of conversion.

Subsequent to December 31, 2004, the Company converted an additional $20,000 worth of debentures, resulting in the issuance of 417,000 shares of its common stock (see Note 16).

NOTE 5. STOCKHOLDERS' (DEFICIT)

On June 9, 2004, the Company filed an Amendment to its Articles of Incorporation to increase its authorized capital to 500,000,000 shares of $.001 par value common stock.

During the year ended December 31, 2004, the Company issued 6,600,000 shares of common stock for cash consideration of $587,800. An additional 8,799,833 shares were issued in exchange for services valued at $2,016,384, the fair market value of the shares on the date the Company agreed to issue the stock. Included in those issued for services were 3,800,000 shares issued to employees of the Company at a value of $760,000. An additional 2,177,290 shares were issued in connection with the Standby Agreement discussed in Note 3 and an additional 679,855 issued in connection with the conversion of $75,000 worth of convertible debentures, as described in Note 4. Deferred stock compensation at December 31, 2004 was $543,996 to be amortized over the terms of certain consulting agreements discussed more fully in Note 15.

On June 10, 2004 the Company filed a Registration Statement on Form SB-2 under the Securities Act of 1933, for the registration of 69,513,810 shares of the Company's common stock. Of these, 60,513,810 shares are offered pursuant to the terms of the Standby Agreement discussed in Note 3 and 900,000 shares are for the Secured Debentures discussed in Note 4. The Registration Statement became effective on August 11, 2004.

                                  NEXICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

In connection with the acquisition of Pluto, effective November 15, 2004, the Company issued 5,010,496 shares of its common stock for all of the issued and outstanding shares of Pluto. The shares were valued at their fair market value as of November 15, 2004 (see Note 13).

Effective December 10, 2004 the Company issued 10,000,000 shares of its common stock in exchange for 35% of the issued and outstanding shares of Central Solutions, Inc. ("Central"). The shares were valued at their fair market value as of December 10, 2004 (see Note 13). The investment in Central is accounted for under the equity method of accounting.

Subsequent to December 31, 2004, and as more fully described in Note 12, on March 17, 2005, the Company entered into a Stock Repurchase Agreement with the President of wholly-owned subsidiary OSSI, pursuant to which the Company agreed to repurchase 15,000,000 shares of the Company's common stock in exchange for $20,000 in cash and a promissory note in the amount of $220,000, plus all equipment, furniture and computers located in the OSSI offices in McClean, Virginia, as well as relinquishing all right title and interest the Company might have in certain agreements related to the SatSecure(C) technology and various associated tradenames.

Subsequent to December 31, 2004, the Company issued 5,338,000 shares of its common stock, for cash of $230,000, debenture conversion of $20,000, and in connection with the Standby Agreement (see Note 16).

During the periods covered by these financial statements the Company has issued shares of common stock without registration under the Securities Act of 1933. Although the Company believes that the sales did not involve a public offering of its securities and that the Company did comply with the "safe harbor" exemptions from registration, it could be liable for rescission of the issuances if such exemptions were found not to apply and this could have a material negative impact on the Company.

NOTE 6. DISCONTINUED OPERATIONS

Effective July 1, 2003 the Company reached an agreement to sell its Internet tobacco products division (See Note 12). The Company agreed to dispose of the division due to the lack of working capital required to resolve the litigation issues as discussed in Note 11.

In December 2004, the Company, through its wholly-owned subsidiary OSSI, decided to discontinue its SatSecure(C) Systems division, pursuant to the terms of a Stock Repurchase Agreement with the President of OSSI, which was consummated on March 17, 2005 (see Note 12).

Operating results of discontinued operations for the years ended December 31, 2004 and 2003 are shown separately in the accompanying statements of operations.

Net sales and net income (loss) from discontinued operations are as follows:

                                               2004             2003
                                            ----------       ----------
         Net sales                          $  174,810       $2,887,704
                                            ==========       ==========
         Net income (loss)                  $ (972,734)      $  362,770
                                            ==========       ==========

Assets related to discontinued operations, which were included in the sale, were as follows as of December 31, 2003:

             Inventory                                    $   2,070
             Property and equipment - net                     3,295
             Intangible assets - net                         11,746
                                                          ---------
               Net assets of discontinued operations      $  17,111
                                                          =========

                                  NEXICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

Net liabilities of discontinued operations, which were included in the Stock Repurchase Agreement, were as follows as of December 31, 2004:

      Property and equipment - net                              $  16,020
      Deposits                                                     11,179
      Accounts payable and accrued expenses                      (135,353)
      Notes payable and accrued interest - related                (21,741)
      Accrued expenses - shareholder                             (249,276)
                                                                ---------
        Net liabilities of discontinued operations              $(379,171)
                                                                =========

NOTE 7. RELATED PARTY TRANSACTIONS

During the years ended December 31, 2004 and 2003, the Company paid $0 and $12,500, respectively, in consulting fees to related parties for services.

At  December  31,  2004,  the  Company has  recorded  notes  payable and accrued interest payable to the president of its subsidiary OSSI, in the aggregate amount of $21,741, including interest of $8,741. In addition, the Company owes this individual $249,276 including $210,000 of prior year accrued and unpaid wages, $19,022 of current year accrued wages and $20,054 of expense reimbursement. All of these liabilities are included in Net Liabilities of Discontinued Operations related to the SatSecure(C) System division at December 31, 2004 (see Note 6), and payment of these obligations is incorporated into the Stock Repurchase Agreement discussed in Notes 5 and 12.

Accrued expenses - related party includes an aggregate of $300,000 of unpaid prior year bonuses to employees and the Company's website designer, all of whom are also shareholders, plus $93,380 of current year accrued wages and $5,957 of expense reimbursements payable to the Company's employees/shareholders.

During the year ended December 31, 2004, the Company paid $100,200 to its affiliate Mercury (Note 14), as well as $74,864 to a company affiliated with certain shareholders, for the cost of materials related to its ComSecure Controller product, which amounts are included in cost of goods sold.

                                  NEXICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

NOTE 8. INCOME TAXES

The Company accounts for income taxes under SFAS 109, "Accounting for Income Taxes", which requires use of the liability method. SFAS 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The types of temporary differences between the tax basis of assets and their financial reporting amounts that give rise to a significant portion of the deferred tax asset are as follows:

                                                   Reconciling
                                                       Item         Tax Effect
                                                   -----------     -----------
       Net operating loss carryforward             $ 4,617,000     $ 1,570,000
                                                   ===========     ===========

A capital loss carryforward of $25,000 expired in 2004 and the net operating loss carryforward will expire through 2024.

The deferred tax asset has been fully reserved as of December 31, 2004. The change in the valuation allowance for the deferred tax asset during the year ended December 31, 2004 was an increase of $292,000. The principal difference between the net operating loss for financial reporting purposes and income tax purposes results from non-cash interest and services.

NOTE 9. STOCK BASED COMPENSATION STOCK OPTIONS

The Company has a compensatory stock option plan. Under the plan, the Company may grant options for up to 4,000,000 shares of common stock. The exercise price of each option shall be determined by the Compensation Committee or by the CEO with reference to factors such as current fair market value of the common stock, net book value per share, regular or other remuneration already being received by the optionee. The maximum term of the options is five years and they vest on the date granted. All options outstanding at December 31, 2004 have been granted to employees.

Summarized information relative to the Company's stock option plan is as follows:

                                                                    Weighted
                                                                     Average
                                                    Number of       Exercise
                                                      Shares          Price
                                                    ----------      -------
        Outstanding at January 1, 2004               1,350,000         0.08
          Granted                                           --           --
          Exercised                                         --           --
          Forfeited                                  (600,000)           --
                                                    ----------      -------
        Outstanding at December 31, 2004               750,000        $0.08
                                                    ==========      =======

                                  NEXICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

An option for 600,000 shares expired in 2004 and an option for 750,000 shares expires in 2006.

The effect of applying SFAS 123 pro forma net (loss) is not necessarily representative of the effects on reported net income (loss) for future years due to, among other things, the vesting period of the stock options and the fair value of additional stock options in future years.

NOTE 10. STOCK PURCHASE WARRANT

During the year ended December 31, 2001 the Company issued a stock purchase warrant, exercisable for 300,000 shares of common stock, expiring on August 16, 2006. The exercise price of the warrant is the lower of (i) 120% of the closing price of the Company's stock on August 16, 2001, or (ii) the lowest price at which the Company issues or sells common stock subsequent to August 16, 2001. After such adjustment, the number of shares is also adjustable by the former exercise price multiplied by the number of shares divided by the new exercise price.

During the year ended December 31, 2002 the Company was required to change the terms of the warrant. As of December 31, 2004 the warrant is exercisable into 1,440,000 shares of common stock at $0.03 per share. The warrant expires on August 16, 2006.

NOTE 11. CONTIGENT LIABILITY

On April 1, 2003, the State of California filed a civil action in the Superior Court of California, County of San Diego, against the Company's subsidiary, alleging sales of cigarettes to minors, deceptive failure to file Jenkins Act reports and inform California consumers that they are required to pay sales taxes to California. Based on these factual assertions, the suit's three counts allege false or misleading advertising under California Business and Profession Code 17500: failure to notify California purchasers of their obligations under California Revenue and Business and Professions Code 17200. The suit sought injunctive relief and assessment of civil penalties of $2,500 for each violation, and the State of California settled for $25,000 in May 2004.

On April 1, 2003, the State of Washington filed a civil action in the State of Washington, King County Superior Court against the Company's subsidiary alleging sales of cigarettes to minors, deceptive failure to file Jenkins Act reports and inform Washington consumers that they are required to pay sales taxes to the State of Washington. The suit's four counts alleged unfair business practice, unfair method of compensation and misrepresentation. The suit sought injunctive relief restraining Nexicon, Inc. from continuing to engage in unlawful conduct, restitution to consumers and civil penalties of up to $2,000 per violation, plus attorneys' fees and costs. Subsequent to December 31, 2005, the parties agreed to settle for $10,000, which funds were released from escrow in April 15, 2004.

On April 1, 2003, the State of Oregon filed a civil action in the State of Oregon, Marion County against the Company's subsidiary alleging the sale of one carton of cigarettes to a minor using her mother's name and credit card, in violation of State Unlawful Trade Practices Act. The suit sought to enjoin the Company from doing business in Oregon, and was settled out of court, in the fall of 2003, for $2,000, with no admission of liability.

On January 28, 2003, the Company was named in a civil suit filed by the City of New York as one of approximately a dozen defendants who are engaged in the business of internet online tobacco sale. The suit alleges that the Company failed to report the names and addresses of its customers to taxing authorities. The extent of the city's damages is yet to be determined at trial.

                                  NEXICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

On July 10, 2003, the State of Vermont, filed a civil action in Chittenden County against the Company's subsidiary, alleging the sale of cigarettes to a minor in violation of seven Vermont Statutes, deceptive failure to file Jenkins Act reports and inform the Vermont consumers they are required to pay Vermont sales taxes. The suit sought to enjoin the Company from doing business in the State of Vermont, pay civil damages of up to $10,000 for each sale to a minor, plus attorney's fees and expenses. The State of Vermont settled for $4,000 in April 2004.

During 2003, the State District Court of Travis County, Texas alleged that the Company did not take effective measures to prevent the sale of tobacco products to minors, in violation of the Texas Deceptive Trade Practices - Consumer Protection Act. This case was settled in September 2004 for $3,000.

In the remaining City of New York case, the Company has contested the allegations and believes it has meritorious defenses. It is uncertain what affect the Company's sale of its Internet tobacco products will have on the pending lawsuit. Outside counsel for the Company has advised that at this stage in the proceedings they cannot offer an opinion as to the probable outcome of the case.

NOTE 12. SALE OR DISPOSITION OF BUSINESS INTERNET TOBACCO PRODUCTS

Effective on July 1, 2003 the Company agreed to sell its Internet tobacco products business to American CigCo, LLC (ACC). In conjunction with this purchase ACC agreed to purchase 2,000,000 shares of the Company's common stock. The purchase price aggregated $3,000,000 in the form of 2 notes payable as follows:

o Payment for the assets of the business in the form of a note in the amount of $200,000 payable in 12 equal monthly installments of $16,667 commencing on August 1, 2003. The balance of the note is $64,036 at December 31, 2004.

o Payment for the 2,000,000 common shares is payable in the form of a $2,800,000 note with interest at 7% per annum, on an interest only basis. The interest payments are due annually commencing on July 31, 2004 and the principal balance is due on July 31, 2008. Accrued interest receivable of $98,000 has not been reflected in the accompanying financial statements, as recognition will occur as proceeds are received.

Because the sale of the business and the common shares were made to a thinly capitalized entity and significant uncertainties exist related to the collectibility of the amounts due, the gain from the sale of the business will be deferred until such time as the proceeds are collected or until such time as the cash flows from the operating activities of the business sold are sufficient to fund the debt service. The deferred portion of the gain on the sale of the business aggregating $46,925 at December 31, 2004 is reflected as deferred revenue (see discontinued operations at Note 6).

In addition, interest income from the $2,800,000 note receivable will be recognized as the proceeds are collected and the unpaid portion of the principal balance will be recorded as a reduction of stockholders' equity.

SATSECURE(C) SYSTEMS

In December 2004, the Company decided to discontinue operations of its OSSI SatSecure(C) Systems business, pursuant to the terms of a Stock Repurchase Agreement which was consummated March 17, 2005. The Company agreed to repurchase 15,000,000 shares of its common stock held by the president of OSSI for a total purchase price of $240,000 payable as $20,000 at closing and a note payable for $220,000 payable in successive $20,000 increments on or before the 15th of the month for 11 consecutive months, plus equipment located in the OSSI facility with a net book value of $16,020, which is included in net liabilities of discontinued operations at December 31, 2004. In addition, the Company relinquished all right title and interest in any agreements associated with the SatSecure(C) technology and to various associated tradenames. Accordingly, all revenues and associated costs related to the SatSecure(C) product are reflected as discontinued operations in the accompanying financial statements (Note 6).

                                  NEXICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

NOTE 13. ACQUISITION OF ASSETS AND LOSS ON ASSET IMPAIRMENT

OSSI

Effective November 19, 2003, Nexicon, Inc. entered into a merger agreement with Orion Security Services, Inc. ("OSSI"), a Wisconsin corporation in the development stage, that provides secure computer network and management solutions, and video surveillance systems via satellite communication. The business combination has been accounted for as a purchase. The results of operations of OSSI have been included in the accompanying financial statements since the effective date of the acquisition. In exchange for all of the issued and outstanding common shares of OSSI, the Company issued 50,000,000 shares of its common stock valued at $4,500,000. The shares were valued at $.09 per share, the fair market value at November 19, 2003. As of December 31, 2003, the Company recorded a loss on asset impairment related to this investment, in the amount of $4,500,000, which was charged to operations.

The purchase price was allocated as follows:

      Current assets                                            $   1,057
      Property and equipment                                        9,613
      Current liabilities                                        (242,238)
                                                                ---------
      Net liabilities acquired                                  $(231,568)
                                                                =========

The assets acquired and liabilities assumed were recorded at the historical basis of OSSI. The excess of the purchase price paid over the value of the assets acquired was recorded as impairment of assets of $4,500,000 in 2003.

PLUTO

Effective November 15, 2004, the Company entered into a share exchange agreement with Pluto Communications International, AS ("Pluto") a Norwegian company, that provides a range of billing and customer care solutions for telecommunication carriers and service providers via their "CHARON" billing and customer care real-time, client/server system. Pursuant to a Share Exchange Agreement between the Company and Pluto, Inc., dated June 16, 2004, and amended on November 15, 2004, to change the date of Closing to the date thereof, the Company issued 5,010,496 shares of common stock to Pluto in exchange for all of the issued and outstanding common stock of Pluto, which consists of 2,385,950 shares of common stock. The business combination has been accounted for as a purchase. The shares were valued at $.12 per share, the fair market value at November 15, 2004 ($601,260). The results of operations of Pluto have been included in the accompanying financial statements since the effective date of the acquisition. Pluto will continue its operations in Norway and will operate as a 100% wholly owned subsidiary of the Company.

The purchase price was allocated as follows:

      Current assets                                            $  93,327
      Property and equipment                                       37,283
      Other assets                                                  7,221
      Current liabilities                                        (221,202)
                                                                ---------
      Net liabilities acquired                                  $ (83,371)
                                                                =========

                                  NEXICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

The assets acquired and liabilities assumed were recorded at fair value which equal the historical cost basis of Pluto, translated from the functional currency of Norwegian Kroner into U.S. dollars as of the date of acquisition, November 15, 2004. Included in restricted cash, is $23,688 temporarily restricted to cover a portion of the Pluto employees' payroll tax withholdings, as required by Norwegian law. Since the funds are periodically remitted to the related taxing authorities, this amount is presented as a current asset at December 31, 2004. The excess of the purchase price paid over the value of the assets acquired, has been recorded as purchased research and development in the amount of $601,260 and charged to operations during the period ended December 31, 2004. (see below).

The Company purchased the rights to the billing system in development by Pluto. Although the billing system was generating revenues in Europe, it had not been developed to be marketed to the Company's target market in the United States at the purchase date. The fair value of the shares issued to effect the acquisition was used to determine the consideration paid for the assets acquired. Based upon this the Company allocated $601,260 of the purchase price to acquired In-Process Research and Development.

This acquired research and development represents products currently under development that have not yet been proven to be commercially feasible in the United States and have no alternative future use. To date although there have been sales of the product in Europe they have not produced significant gross margins and there have been no sales in the United States. Future projected cash flows of the European sales discounted to the present value using a reasonable discount rate yields a nominal value and no future cash flows can be predicted in the United States with reasonable reliability. Therefore no value was assigned to the products under development as there remained a substantial amount of development to be done, the related risks of further development, the Company's lack of funds or commitment for funds for development.

The following unaudited summarized pro forma information assumes the acquisition had occurred on January 1, 2004:

      Net sales                                               $   731,385
                                                              ===========
      Net (loss)                                              $(6,039,227)
                                                              ===========
      (Loss) per share:  basic and diluted                    $     (0.06)
                                                              ===========

CENTRAL SOLUTIONS

Effective December 10, 2004, the Company entered into a marketing and distribution agreement with Central Solutions, Inc. ("Central"), a Delaware corporation, whereby the Company granted Central the right to market, distribute and support any and all technology directly or indirectly controlled, licensed, owned joint ventured or otherwise approved for the Company, exclusively in the healthcare markets in the U.S. and Canada. In connection with this, the Company issued 10,000,000 shares of its restricted common stock in exchange for 35% of Central's issued and outstanding common stock. Central was a dormant and inactive entity at the acquisition date. The excess of the purchase price paid over the value of the assets acquired, has been determined to be impaired at December 31, 2004, because of the non performance by Central under the terms of the agreement and the fair value of the shares issued of $902,000 has been charged to operations.

MERCURY MOBILE

Effective May 18, 2004, the Company entered into a Stock Purchase Agreement with Mercury Mobile AS ("Mercury"), a Norwegian Corporation, whereby the Company purchased 58,845 shares (2.5% of the then issued and outstanding Mercury shares) of Mercury for cash in the amount of $147,851. Management of the Company believes this investment to be fully realizable, therefore no impairment has been recorded as of December 31, 2004. During the year ended December 31, 2004, the Company paid $100,200 to Mercury for certain materials related to its ComSecure Controller product, which amount is included in cost of goods sold (see Note 7).

                                  NEXICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

NOTE 14. EXCLUSIVE PURCHASE AND SUPPLY AGREEMENT

Effective October 27, 2003, the Company through its wholly-owned subsidiary OSSI, entered into an exclusive purchase and supply agreement for certain specialized equipment, with the manufacturer, a foreign entity. The term of the agreement extends through December 31, 2006 and provides for two automatic two-year extensions. The agreement calls for an annual minimum purchase quota of (pound) 160,000, denominated in UK Pounds. Pursuant to the terms of the Stock Repurchase Agreement discussed in Note 12., this agreement transferred to the president of OSSI, therefore as of March 17, 2005, the Company has no further obligation under this agreement.

NOTE 15. COMMITMENTS EMPLOYMENT AGREEMENTS

As a condition to the OSSI stock purchase agreement (Note 13), effective January 1, 2004, the Company has negotiated an employment agreement with the CEO/President of OSSI. The agreement provides for an annual salary of $225,000 through December 31, 2008. Effective March 17, 2005, this individual has resigned, as a condition to the Stock Repurchase Agreement and discontinued operations related to the OSSI SatSecure(C) Systems division (see Notes 6 and 12). Payment of prior amounts owed to him for accrued salary and expenses are incorporated into the payment structure of the Stock Repurchase Agreement.

Effective January 1, 2004, the Company has entered into employment agreements with its three employees. The agreements call for aggregate annual salaries of $294,000, through December 31, 2008. At December 31, 2003, $93,380 is included in accrued expenses, related to these employment agreements.

                                  NEXICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

DISTRIBUTOR AGREEMENT

Effective January 1, 2004, the Company, through its wholly-owned subsidiary OSSI, entered into an exclusive distributor agreement with a foreign entity. As per the terms of the agreement, OSSI is granted an exclusive license to distribute, promote, sell, install, service and otherwise maintain and reproduce by its own means, certain surveillance equipment to the U.S. government as well as non-exclusive rights to certain equipment for both the U.S. governmental and commercial entities. The term of the agreement extends to December 31, 2007 and provides for an automatic two-year renewal period. The agreement calls for the sale of a minimum of fifty licenses, of which at least five must be "Advanced". The cost per license for both the Advanced and Basic systems is, $80,000 and $40,000, respectively, with annual support agreement costs of $20,000 and $10,000, respectively.

OPERATING LEASES

On January 29, 2004, the Company entered into an operating lease agreement for office space for its subsidiary, OSSI. The term commences February 1, 2004 and continues through April 30, 2007. The Company remains liable on the OSSI lease through its term and is actively pursuing a sublessee, since the McClean, VA operations have been discontinued (see Notes 6 and 12). Effective April 1, 2004, the Company entered into an operating lease agreement for its corporate headquarters in Albuquerque, NM, commencing April 1, 2004 and continuing through March 31, 2006.

Future minimum lease payments pursuant to these agreements are as follows:

                 Year ended
                 December 31                      Amount
                 ------------------------     -------------
                 2005                          $     85,720
                 2006                                87,781
                 2007                                24,253
                                              -------------
                                              $     197,754
                                              =============

Aggregate  rent  expense  amounted  to $74,040  and  $18,968 for the years ended
December 31, 2004 and 2003, respectively, of which $22,508 and $3,302, respectively are included in discontinued operations (Note 6) and $51,532 and $15,666, respectively, are included in general and administrative expenses.

CONSULTING AGREEMENTS

Effective June 1, 2004, the Company entered into an agreement for financial consulting services. As consideration for the services, the Company issued 3,000,000 shares of its restricted common stock to this individual. The shares were valued at the fair market value of the stock on the effective date of the agreement, and will have piggy-back registration rights for a period of three years. As of December 31, 2004, $667,342 has been expensed as stock compensation and $472,658 is reflected as deferred stock compensation. In addition, the Company has agreed to issue 1,500,000 and 1,500,000 additional shares to the consultant at September 1, 2005 and 2006, respectively, at prices to be determined in the future, based on the then fair market value of the stock.

Effective June 14, 2004, the Company entered into a one year agreement for research and public relations services to be provided through June 15, 2005. As consideration for these services, the Company issued 186,000 shares of its restricted common stock. The shares were valued at the fair market value of the stock on the effective date of the agreement. As of December 31, 2004, $33,673 has been expensed as stock compensation and $20,267 is reflected as deferred stock compensation.

                                  NEXICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

Effective November 3, 2004, the Company entered into a twelve month agreement for investor /media relations consulting services to be provided through November 30, 2005 and continuing on a month to month basis thereafter. The agreement calls for monthly payments of $7,500 plus approved expenses. As a condition to the agreement, the Company issued 499,500 shares of its restricted common stock to the consultant. The shares were valued at the fair market value of the stock on the effective date of the agreement. As of December 31, 2004, $8,869 has been expensed as stock compensation and $51,071 is reflected as deferred stock compensation. In addition, the Company has agreed to issue the consultant 45,500 shares of its restricted common stock per month, throughout the term of the engagement. Further, and subject to certain performance objectives, the consultant will be eligible for a discretionary bonus of up to 1,000,000 shares. In the event the Company files a Registration Statement, the consultant shares will have "piggy-back" and demand registration rights.

NOTE 16. REPORTABLE SEGMENTS

The Company has two reportable segments, billing solutions systems and network security and video surveillance systems. The accounting policies of the segments are substantially the same as those described in the summary of significant accounting policies, as presented in Note 1. All revenues generated in the segments are external. For the years ended December 31, 2004 and 2003, the total reportable segment information is as follows:

                                                                 Network
                                                              Security and
                                              Billing             Video
                                              olutions        Surveillance                           Total as
                                              Systems            Systems           Corporate         Reported
                                           ------------       ------------       ------------       ------------
For the year ended December 31, 2004:
  Reportable segments
    External revenues                      $     47,480       $    448,510       $         --       $    495,990
    Depreciation and amortization                17,644              4,318                867             22,829
    Operating (loss)                           (202,979)          (545,026)        (4,011,971)        (4,759,976)
    Assets                                       73,756              3,265            376,550            453,571
    Capital expenditures                          2,000             10,994                 --             12,994
For the year ended December 31, 2003:
  Reportable segments
    External revenues                      $         --       $         --       $         --       $         --
    Depreciation and amortization                    --                271              1,012              1,283
    Operating (loss)                                 --                 --         (5,223,527)        (5,223,527)
    Assets                                           --               8296             144260            152,556
    Capital expenditures                             --            (15,621)             6,279             (9,342)

External revenues for groups of similar products and services, consisted principally of the ComSecure(TM) network security system, ($448,510) and telephone billing systems ($47,480). The security segment is operating and has derived its revenues from a single customer in the United States during the year ended December 31, 2004, and had no revenues in 2003. The Billing solutions systems segment is operating in Norway and has derived its revenues in Norway and Sweden in 2004.

NOTE 17. SUBSEQUENT EVENTS

STOCK ISSUANCE

Subsequent to December 31, 2004, the Company issued an aggregate of 500,000 shares of its common stock for cash in the amount of $30,000, 417,000 shares in connection with the conversion of $20,000 worth of debentures, as well as 7,579,034 shares in connection with the Standby Agreement (Note 3).

                                  NEXICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

On January 14, 2005, the Company issued an unsecured promissory note to Cornell Capital Partners in the amount of $250,000 and received net proceeds of $225,033 after payment of financing costs of $24,967. Effective March 3, 2005, the Company issued an additional unsecured promissory to Cornell Capital Partners in the amount of $1,000,000 and received net proceeds of $915,099, after payment of financing costs of $84,901.

The loan is evidenced by a promissory note dated March 3, 2005, which bears interest at a rate of 12% per annum and is due within 296 days of the execution of the note (November 26, 2005), unless otherwise mutually extended. As a condition precedent to the loan and per the Standby Agreement, the Company agreed to issue and hold in escrow 40,000,000 shares of its common stock to be released in connection with repayment of the loan.

We have not authorized any dealer, salesperson or other person to provide any information or make any representations about Nexicon, Inc. except the information or representations contained in this Prospectus. You should not rely on any additional information or representations if made.

                           -------------------------

This Prospectus does not constitute an offer to sell, or a                             ----------------------
solicitation of an offer to buy any securities:
                                                                                             PROSPECTUS
     o   except the common stock offered by this Prospectus;
                                                                                        ---------------------
     o   in any jurisdiction in which the offer or
         solicitation is not authorized;

     o   in any jurisdiction where the dealer or other                                 Shares of Common Stock
         salesperson is not qualified to make the offer or
         solicitation;

     o   to any person to whom it is unlawful to make the                                   NEXICON, INC.
         offer or solicitation; or

     o to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this Prospectus or any accompanying sale does
not imply that:                                                                          _____________, 2005

     o there have been no changes in the affairs of Nexicon, Inc. after the date of this Prospectus; or

     o the information contained in this Prospectus is correct after the date of this Prospectus.

                            -----------------------

Until __________, 2005, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus.
This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification Of Directors And Officers

Nexicon's bylaws provide that we have the power to indemnify any officer or director against damages if such person acted in good faith and in a manner the person reasonably believed to be in the best interests of our Company. No indemnification may be made (i) if a person is adjudged liable unless a Court determines that such person is entitled to such indemnification, (ii) with respect to amounts paid in settlement without court approval or (iii) expenses incurred in defending any action without court approval.

Item 25. Other Expenses Of Issuance And Distribution

The following  table sets forth  estimated  expenses  expected to be incurred in
connection  with  the  issuance  and   distribution  of  the  securities   being
registered. All expenses will be paid by Nexicon.

      United States Securities and Exchange Commission registration fee                     $    629.88
      Printing and engraving fees*                                                          $  2,500.00
      Accounting fees and expenses*                                                         $ 20,000.00
      Legal fees and expenses                                                               $ 50,000.00
      Miscellaneous (including Blue Sky fees, transfer agent fees and registrar fees)*      $ 11,870.12
                                                                                            -----------

      Total Estimated Expenses                                                              $    85,000
                                                                                            ===========

*     Estimated.

Item 26. Recent Sales of Unregistered Securities

      During the last three years, Nexicon has issued the following unregistered securities:

      Subsequent to June 30, 2005, the Company issued 4,100,000 shares of its common stock for cash in the amount of $47,000. The Company issued 1,500,000 shares of common stock to Brent Jay valued at $30,000 and 318,000 shares of common stock valued at 3,185 to CCG for marketing and public relations services. The value of the stock was determined by the price of the stock on the date of issue.

      During the period ended June 30, 2005, Nexicon issued an aggregate of 3,500,000 shares of its common stock for cash in the amount of $90,000. The Company issued 400,000 shares were issued to employees as compensation valued at the market price on the date of issue of $8,000.

      On July 5, 2005, we entered into the 2005 SEDA, effective as of June 24, 2005, pursuant to which, at our discretion, we may periodically sell to Cornell Capital Partners shares of our common stock for a total purchase price of up to $20,000,000. For each share of common stock purchased under the 2005 SEDA, Cornell Capital Partners will pay Nexicon 99% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five trading days immediately following the notice date. Further, Cornell Capital Partners will retain a fee of 5% of each advance under the 2005 Standby Equity Distribution Agreement. In light of the limitations contained in the 2005 SEDA, we would need to submit a $300,000 advance request approximately every six trading days for 24 months in order to attain the full $20,000,000 available under the 2005 SEDA however, we do not currently have sufficient shares given the current price of our stock to permit the delivery of the securities required to obtain the maximum $20,000,000 available under the 2005 SEDA.

      On July 5, 2005, we refinanced the 2004 Secured Convertible Debentures as the 2005 Secured Convertible Debentures in the principal amount of $380,000, effective as of June 24, 2005. The 2005 Secured Convertible is convertible at the holder's option any time up to maturity at a conversion price per share equal to $0.01. At maturity, the remaining unpaid principal and accrued interest under the 2005 Secured Convertible Debenture shall be, at our option, either paid or converted into shares of common stock at a conversion price equal to $0.01. The 2005 Secured Convertible Debenture is secured by substantially all of our assets, and accrues interest at a rate of 5% per year and have a 2-year term. On July 1, 2005, the Company issued 1,086,957 shares of its common stock to Cornell Capital Partners for conversion of $20,000 under the 2005 Debenture. As of September 15, 2005 the outstanding balance of Debenture balance was $360,000 and the accrued interest was $26,003.

      During the quarter ended March 31, 2005, Nexicon issued an aggregate of 500,000 shares of its common stock for cash to various individuals in the amount of $30,000.

      On January 14, 2005, Nexicon issued an unsecured promissory note to Cornell Capital Partners in the amount of $250,000 and received net proceeds of $225,033 after payment of financing costs of $24,967. Effective March 3, 2005, the Company issued an additional unsecured promissory note to Cornell Capital Partners in the amount of $1,000,000 and received net proceeds of $915,099, after payment of financing costs of $84,901. The loan is evidenced by a promissory note dated March 3, 2005, which bears interest at a rate of 12% per annum and is due within 296 days of the execution of the note (November 26, 2005), unless otherwise mutually extended. As a condition precedent to the loan, the Company agreed to issue and hold in escrow 40,000,000 shares of its common stock to be released in connection with repayment of the loan. 40,000,000 shares were issued and held in escrow in connection with the $1,000,000 promissory note.

      During the year ended December 31, 2004, Nexicon issued 6,600,000 shares of Common Stock in 2004 for cash consideration of $587,800. An additional 8,799,833 shares were issued in exchange for services valued at $2,016,384, the fair market value of the shares on the date Nexicon agreed to issue the stock. Included in those issued for services were 3,800,000 shares issued to Nexicon's employees at a value of $760,000. Deferred stock compensation at December 31, 2004 was $543,996 to be amortized over the terms of certain consulting agreements.

      The following table sets forth to whom Nexicon issued an aggregate of $2,016,384 shares of its common stock in exchange for services:

                                Common Stock Issued for Services
-------------------------------------------------------------------------------------------------
Name                           Date               Shares          Amount       Service
----------------------------   --------------  -----------   --------------    ------------------
Laurence L. Levison            3/19/2004          50,000     $    24,950       Product Consulting
Frank J. Loch                  3/19/2004          50,000          24,950       Product Consulting
Kenneth B. Baircar             3/19/2004          50,000          24,950       Product Consulting
Joel Newberger                 3/19/2004          50,000          24,950       Product Consulting
Frank M. Reganato              3/19/2004          50,000          24,950       Product Consulting
Cornell Capital Partners       3/23/2004         512,833         255,400       2004 SEDA
Yorkville                      4/6/2004          254,000         127,000       2004 SEDA
Waterville                     6/14/2004         186,000          93,000       2004 SEDA
Lynn Budagher                  9/22/2004       2,000,000         400,000       Employee
John Morrison                  9/22/2004       1,600,000         320,000       Employee
Simon Hampton                  9/22/2004         200,000          40,000       Employee
Brent Jay                      6/28/2004       3,000,000         490,868       Public Relations
CEO Cast                       3/31/2004         214,167         107,083       Public Relations
CCG                            11/15/2004        499,500          49,950       Public Relations
Dealflow                       11/15/2004         83,333           8,333       Public Relations
                                               ---------   -------------
Totals                                         8,799,333   $   2,016,384
                                               =========   =============

      Effective December 10, 2004, Nexicon entered into a marketing and distribution agreement with Central Solutions, Inc. ("Central"), a Delaware corporation, whereby Nexicon granted Central the right to market, distribute and support any and all technology directly or indirectly controlled, licensed, owned joint ventured or otherwise approved for Nexicon, exclusively in the healthcare markets in the U.S. and Canada. In connection with this, Nexicon issued 10,000,000 shares of its restricted common stock in exchange for 35% of Central's issued and outstanding common stock.

      On November 15, 2004, Nexicon, Inc. purchased all of the outstanding common stock of Pluto Communications International, AS ("Pluto") a Norwegian company, that provides a range of billing and customer care solutions for telecommunication carriers and service providers via their CHARON billing and customer care real-time, client/server system. In the stock for stock purchase, Nexicon, Inc. issued 5,010,496 shares of common stock in exchange for all of the issued and outstanding common stock of Pluto Communications International, AS.

      Nexicon acquired the stock of Pluto from the following people in exchange for the number of shares of Nexicon's common stock set forth opposite their names:

                                 Number                                  Number
    Name                        of shares          Name                of shares
----------------------------    ---------     ----------------------   ---------
Teigland Eiendom AS             1,117,043     Nordea Liv Norge AS        155,400
Mercury Mobile AS                 827,820     Holberg @                  133,980
Frank Mjos                        656,250     Tommy Eide                 105,000
Toman Invest AS                   388,500     Lie Invest AS               38,850
Tommy Stiansen                    262,500     Rune Svendsen               34,965
Reidar Asphaug                    262,500     Jens Petter Teigland        31,248
Svein Erik Fauskanger             262,500     Vest Kapital AS             26,250
Eiendomsgruppen Vest AS           242,498     Anders Giske                 7,770
Holberg Norden                    235,200     Eivind B0e                   5,250
Holberg Norge                     216,972                              ---------
                                                Total Shares           5,010,496
                                                                       =========

      In May 2004, the Company entered into a Securities Purchase Agreement, whereby up to $500,000 of 5% secured, convertible debentures may be issued. During the year ended December 31, 2004, Nexicon received net proceeds of $369,323 after payment of expenses in the amount of $130,677, from the sale of $500,000 worth of debentures. The Investor converted $75,000 worth of the debentures for 679,855 shares of its common stock. The 2004 Secured Convertible Debentures were mutually terminated by Nexicon and Cornell Capital Partners pursuant to the Termination Agreement, dated as of June 23, 2004. The principal amounts and accrued interest outstanding under the 2004 Secured Convertible Debenture were refinanced under the 2005 Secured Debenture in the principal sum of $380,000.

      On March 23, 2004, Nexicon entered into the 2004 Standby Equity Distribution Agreement with Cornell Capital Partners. This agreement replaced the Equity Line of Credit Agreement entered into in September 2001. Pursuant to this agreement, Nexicon may, at its discretion for up to two years, periodically issue and sell shares of common stock for a total purchase price of $20 million. If Nexicon requests an advance under the 2004 Standby Equity Distribution Agreement, Cornell Capital Partners will purchase shares of common stock for 99% of the volume weighted average price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. Cornell Capital Partners intends to sell any shares purchased under the 2004 Standby Equity Distribution Agreement at the market price. On June 10, 2004 the Company filed the 2004 Registration Statement for the registration of 69,513,810 shares of the Company's common stock. The 2004 Registration Statement became effective on August 11, 2004. Effective March 23, 2004, upon the execution of the 2004 Standby Equity Distribution Agreement, the Company issued 490,000 shares of its common stock to Cornell Capital Partners at $0.48 per share, plus 20,833 shares of its common stock to Newbridge Securities Corporation, the Placement Agreement, at $0.48 per share. The total fees of $245,000 are capitalized as financing costs net of $85,200 amortization of non-cash interest expense in the accompanying financial statements, in the amount of $160,000 at September 15, 2004.

      On November 19, 2003, Nexicon, Inc. purchased all of the outstanding common stock of OSSI. In the stock for stock purchase, Nexicon issued 50,000,000 shares of common stock in exchange for all of the issued and outstanding common stock of OSSI. The shares were at valued $0.09 per share, the fair market value at November 19, 2003.

      In 2003, Nexicon acquired the stock of OSSI from the following people in exchange for the number of shares of Nexicon's common stock set forth opposite their names:

                                                        No. of
           Name:                                        Shares:
           ---------------------------------          ----------
           Robert V. Demson                           26,000,000
           Francisco Urrea, Jr.                       20,000,000
           Paul B. Goldberg                            1,800,000
           Harry A. Montefusco                         1,800,000
           John F. Morrison                              400,000

      In October 2003, Nexicon issued 1,000,000 shares of common stock to Francisco Urrea, Jr. , a director at the time of the issuance, for consulting fees.

      Effective July 1, 2003, Nexicon agreed to sell its Internet tobacco products business to American Indian CigCo, LLC ("AIC"). In conjunction with this sale, AIC agreed to purchase 2,000,000 shares of Nexicon's common stock for $2,800,000 payable in the form of a promissory note bearing interest at 7% per year. Interest payments are due annually commencing July 31, 2004 and the principal is due July 31, 2008. In November 2004, the agreement was amended to effect monthly interest-only payments at an annual rate of 4.223%, commencing December 31, 2004, with the principal due on or before December 31, 2009, at AIC's option. To date, AIC has paid no interest on the note.

      In August 2002, Nexicon issued a total of 5,000,000 shares of common stock valued at $150,000 as follows: 1,000,000 shares each to Richard Urrea, Daniel Urrea, Brent Wolford, Lynnette Budagher and Trey Urrea.

      With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. In each instance, the purchaser had access to sufficient information regarding Nexicon so as to make an informed investment decision. More specifically, Nexicon had a reasonable basis to believe that each purchaser was either an accredited investor as defined in Regulation D of the 1933 Act or otherwise had the requisite sophistication to make an investment in Nexicon's common stock.

Exhibits Required by Item 601 of Regulation S-B

      (a)   The  following  exhibits  are  filed  as part  of this  Registration
            Statement:

Exhibit No.       Description                                        Location
---------------   ------------------------------------------------   ------------------------------------------------
2.1               Acquisition Agreement between Ave and DMI          Incorporated by reference to Exhibit 2.1 to
                                                                     the Company's Annual Report on Form 10-KSB
                                                                     as filed with the Securities and Exchange
                                                                     Commission on April 16, 2001

2.2               Letter of Intent between Ave and Nexicon           Incorporated by reference to Exhibit 2.2 to
                  dated July 9, 1999                                 the Company's Annual Report on Form 10-KSB
                                                                     as filed with the Securities and Exchange
                                                                     Commission on April 16, 2001

3.1               Certificate of Amendment to Change name to         Incorporated by reference to Exhibit 2.7 to
                  Ave, Inc. dated 5/7/90                             the Company's Annual Report on Form 10-KSB
                                                                     as filed with the Securities and Exchange
                                                                     Commission on April 16, 2001

3.2               Certificate of Agreement of Merger of              Incorporated by reference to Exhibit 2.8 to
                  DeLuxe Onyx Company dated January 23, 1987         the Company's Annual Report on Form 10-KSB
                                                                     as filed with the Securities and Exchange
                                                                     Commission on April 16, 2001

3.3               Certificate and Agreement of Merger of             Incorporated by reference to Exhibit 2.9 to
                  DeLuxe dated 1/23/87                               the Company's Annual Report on Form 10-KSB
                                                                     as filed with the Securities and Exchange
                                                                     Commission on April 16, 2001

3.4               Certificate Amending Certificate of                Incorporated by reference to Exhibit 2.10 to
                  Incorporation dated January 23, 1987               the Company's Annual Report on Form 10-KSB
                                                                     as filed with the Securities and Exchange
                                                                     Commission on April 16, 2001

3.5               Ave, Inc. By Laws                                  Incorporated by reference to Exhibit 3.0 to
                                                                     the Company's Annual Report on Form 10-KSB
                                                                     as filed with the Securities and Exchange
                                                                     Commission on April 16, 2001

3.6               Articles in Incorporation of Nexicon, Inc.         Incorporated by reference to Exhibit 21.1 to
                  the Wholly Owned Subsidiary Nexicon, Inc.          the Company's Annual Report on Form 10-KSB
                  (formerly Ave, Inc.)                               as filed with the Securities and Exchange
                                                                     Commission on April 16, 2001

3.7               Certificate of Amendment to Articles of            Incorporated by reference to Exhibit 21.2 to
                  Nexicon, Inc. to change name from Ave, Inc.        the Company's Annual Report on Form 10-KSB
                  to Nexicon, Inc.                                   as filed with the Securities and Exchange
                                                                     Commission on April 16, 2001

3.8               Certificate of Amendment of Nexicon, Inc.          Incorporated by reference to Exhibit 21.3 to
                                                                     the Company's Annual Report on Form 10-KSB
                                                                     as filed with the Securities and Exchange
                                                                     Commission on April 16, 2001

Exhibit No.       Description                                        Location
---------------   ------------------------------------------------   ------------------------------------------------
3.9               By-Laws of Nexicon, Inc.                           Incorporated by reference to Exhibit 21.5 to
                                                                     the Company's Annual Report on Form 10-KSB
                                                                     as filed with the Securities and Exchange
                                                                     Commission on April 16, 2001

3.10              Articles of Amendment and Restatement to           Incorporated by reference to Exhibit 3.10 to
                  Articles of Incorporation of AVE, Inc.             Nexicon's Registration Statement on
                                                                     Form SB-2 filed with the Securities and
                                                                     Exchange Commission on September 15, 2001

3.11              Certificate of Amendment to Articles of            Incorporated by reference to Exhibit 3.11 to
                  Incorporation of Nexicon, Inc. filed with          Nexicon's Registration Statement on
                  Nevada Secretary of State on August 9, 2001        Form SB-2 filed with the Securities and
                                                                     Exchange Commission on September 15, 2001

4.1               Stock Specimen                                     Incorporated by reference to Exhibit 2.4 to
                                                                     the Company's Annual Report on Form 10-KSB
                                                                     as filed with the Securities and Exchange
                                                                     Commission on April 16, 2001

5.1               Opinion re: Legality                               To be filed by amendment

10.1              Promissory note from Nexicon, Inc. to              Incorporated by reference to Exhibit 99 to
                  Francisco Urrea, Jr.                               the Company's Annual Report on Form 10-KSB
                                                                     as filed with the Securities and Exchange
                                                                     Commission on April 16, 2001

10.2              May Davis Extension Agreement                      Incorporated by reference to Exhibit 99 to
                                                                     the Company's Quarterly Report on Form
                                                                     10-QSB filed with the Securities and
                                                                     Exchange Commission on January 4, 2001

10.3              R. Gene Klawetter Letter of Resignation            Incorporated by reference to Exhibit 99.2 to
                                                                     the Company's 8-K filed with the Securities
                                                                     and Exchange Commission on August 22, 2000

10.4              Lease Agreement                                    Incorporated by reference to Exhibit 99.3 to
                                                                     the Company's 8-K filed with the Securities
                                                                     and Exchange Commission on August 22, 2000

10.5              Asset Purchase and Investment agreement            Incorporated by reference to Exhibit 10.11
                  dated June 13, 2003 between Nexicon, Inc.          to the Company's Quarterly Report on Form
                  and American Indian Cigco, LLC.                    10QSB as filed with the Securities and
                                                                     Exchange Commission on August 19, 2003.

10.6              One Year Installment Note dated June 13,           Incorporated by reference to Exhibit 10.12
                  2003, between Cyco.net, Inc. and American          to the Company's Quarterly Report on Form
                  Indian Cigco, LLC.                                 10QSB as filed with the Securities and
                                                                     Exchange Commission on August 19,2003

10.7              Five Year Capital Note dated June 13, 2003,        Incorporated by reference to Exhibit 10.13
                  among Nexicon, Inc., American Indian Cigco,        to the Company's Quarterly Report on Form
                  LLC and CigCo-Epic Venture.                        10QSB as filed with the Securities and
                                                                     Exchange Commission on August 19, 2003

Exhibit No.       Description                                        Location
---------------   ------------------------------------------------   ------------------------------------------------
10.8              Purchase Agreement dated November 19, 2003         Incorporated by reference to Exhibit 10.14
                  between Cyco.net, Inc. and Orion Security          to the Company's Current Report on Form 8K
                  Services, Inc.                                     dated November 19, 2003 filed with the
                                                                     Securities and Exchange Commission on
                                                                     December 4, 2003.

                  Employment Agreement dated as of January 1,        Incorporated by reference to Exhibit 10.18
10.9              2004 between Cyco.net and Richard Urrea            to the Company's Annual Report on Form 10KSB
                                                                     as filed with the Securities and Exchange
                                                                     Commission on April 13,2004

10.10             Employment Agreement dated as of January 1,        Incorporated by reference to Exhibit 10.19
                  2004 between Cyco.net and Daniel Urrea             to the Company's Annual Report on Form 10KSB
                                                                     as filed with the Securities and Exchange
                                                                     Commission on April 13, 2004

10.11             Share Exchange Agreement dated as of June          Incorporated by reference to Exhibit 99.1 to
                  16, 2004 between the Company and Pluto             the Company's Current Report on Form 8K as
                  Communications International A.S.                  filed on March 2, 2004

10.12             Amendment to Share Exchange Agreement              Incorporated by reference to Exhibit 99.2 to
                  between the Company and Pluto                      the Company's Current Report on Form 8K as
                  Communications International A.S. dated as         filed on March 2, 2005
                  of November 15, 2004

10.13             Repurchase Agreement dated as of March 17,         Incorporated by reference to Exhibit 99.1 to
                  2005 between Nexicon and Robert V. Demson          the Company's Current Report on Form 8K as
                                                                     filed on March 19, 2005

10.14             Standby Equity Distribution Agreement,             Incorporated by reference to Exhibit 99.1 to
                  dated June 24, 2005, by and between Cornell        the Company's Current Report on Form 8-K as
                  Capital Partners, LP and Nexicon, Inc.             filed with the Securities and Exchange
                                                                     Commission on July 14, 2005

10.15             Registration Rights Agreement (SEDA), dated        Incorporated by reference to Exhibit 99.2 to
                  June 24, 2005, by and between Cornell              the Company's Current Report on Form 8-K as
                  Capital Partners, LP and Nexicon, Inc.             filed with the Securities and Exchange
                                                                     Commission on July 14, 2005

10.16             Escrow Agreement (SEDA), dated June 24,            Incorporated by reference to Exhibit 99.8 to
                  2005, by and among Nexicon, Inc., Cornell          the Company's Current Report on Form 8-K as
                  Capital Partners, LP and David Gonzalez,           filed with the Securities and Exchange
                  Esq.                                               Commission on July 14, 2005

10.17             Securities Purchase Agreement, dated June          Incorporated by reference to Exhibit 99.5 to
                  24, 2005, by and between Nexicon, Inc. and         the Company's Current Report on Form 8-K as
                  Cornell Capital Partners, LP                       filed with the Securities and Exchange
                                                                     Commission on July 14, 2005

10.18             Secured Convertible Debentures, dated June         Incorporated by reference to Exhibit 99.6 to
                  24, 2005, issued by Nexicon, Inc. to               the Company's Current Report on Form 8-K as
                  Cornell Capital Partners, LP                       filed with the Securities and Exchange
                                                                     Commission on July 14, 2005

Exhibit No.       Description                                        Location
---------------   ------------------------------------------------   ------------------------------------------------
10.19             Escrow Agreement (CD), dated June 24, 2005,        Incorporated by reference to Exhibit 99.7 to
                  by and among Nexicon, Inc., Cornell Capital        the Company's Current Report on Form 8-K as
                  Partners, LP and David Gonzalez, Esq.              filed with the Securities and Exchange
                                                                     Commission on July 14, 2005

10.20             Warrant dated as of June 24, 2005, issued          Incorporated by reference to Exhibit 99.9 to
                  to Cornell Capital Partners, LP                    the Company's Current Report on Form 8-K as
                                                                     filed with the Securities and Exchange
                                                                     Commission on September 15, 2005

10.21             Termination Agreement dated June 23, 2005,         Incorporated by reference to Exhibit 99.10
                  by and between Nexicon, Inc. and Cornell           to the Company's Current Report on Form 8-K
                  Capital Partners, LP                               as filed with the Securities and Exchange
                                                                     Commission on September 15, 2005

10.22             Form of Service Agreement, dated as of July        Incorporated by reference to Exhibit 99.11
                  8, 2005 by and between Nexicon, Inc. and           to the Company's Current Report on Form 8-K
                  the Motion Picture Association of America          as filed with the Securities and Exchange
                                                                     Commission on July 13, 2005

10.23             Amended and Restated Escrow Agreement              Provided herewith
                  (SEDA), dated September 15, 2005, by and
                  among Nexicon, Inc., Cornell Capital
                  Partners, LP and David Gonzalez, Esq.

10.24             Amended and Restated Escrow Agreement (CD),        Provided herewith
                  dated September 15, 2005, by and among
                  Nexicon, Inc., Cornell Capital Partners, LP
                  and David Gonzalez, Esq.

14.01             Code of Ethics                                     Incorporated by reference to Exhibit 14.1 to
                                                                     the Company's 10-KSB for the year ended
                                                                     December 31, 2003 filed with the Securities
                                                                     and Exchange Commission on April 8, 2004

23.1              Consent of Stark Winter Schenkein & Co., LLP       Provided herewith

ITEM 28. UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

            (i) Include any Prospectus required by Sections 10(a)(3) of the Securities Act of 1933, as amended;

            (ii) Reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) Include any additional or changed material information on the plan of distribution;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof; and

      (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on our behalf by the undersigned, in Albuquerque, New Mexico, on September 27, 2005.

                                      NEXICON, INC.

                                      By: /s/ Richard A. Urrea
                                          --------------------------------------
                                          September 27, 2005
                                          Richard A. Urrea
                                          President, Chief Executive Officer and
                                          Principal Executive Officer

                                      By: /s/ Daniel Urrea
                                          --------------------------------------
                                          September 27, 2005
                                          Daniel Urrea
                                          Chief Financial Officer and
                                          Principal Accounting Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                   TITLE                                 DATE

/s/  Richard Urrea          Chief Executive Officer, President    September 27, 2005
------------------------    and Director
Richard Urrea